Exhibit 10.10

eXECUTION COPY

COnfidential

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark [***].

COLLABORATION AND LICENSE AGREEMENT

between

GENENTECH, INC. and F. HOFFMANN-LA ROCHE LTD

and

RELAY THERAPEUTICS, INC.

Dated as of December 11, 2020

Table of contents

Article 1. DEFINITIONS1

Article 2. COLLABORATION overview33

Article 3. Development33

Article 4.Opt-In Right; OPT-OUT RIGHT50

Article 5. Commercialization.52

Article 6. Regulatory Responsibilities55

Article 7. Manufacturing.59

Article 8. Compliance Provisions60

Article 9. Exclusivity.61

Article 10. GOVERNANCE; REPORTING64

Article 11. FINANCIAL TERMS71

Article 12.LICENSES; INTELLECTUAL PROPERTY91

Article 13. confidentiality103

Article 14. REPRESENTATIONS AND WARRANTIES108

Article 15. INDEMNIFICATION; INSURANCE113

Article 16. TERM AND TERMINATION117

Article 17. EFFECTIVE DATE; ANTITRUST AND COMPETITION LAW COMPLIANCE125

Article 18. MISCELLANEOUS127

-ii-

LIST OF SCHEDULES

Schedule 1.102 Global Development Plan

Schedule 1.262Technology Transfer Plan

Schedule 3.2.3Transfer of Sponsor Obligations

Schedule 3.3 Relay Phase Ia Plan

Schedule 3.4.1Delegation of Authority

Schedule 11.4.1Example Net Profits and Net Losses Calculations

Schedule 13.5Press Release

Schedule 14.2Exceptions to Representations and Warranties of Relay

-iii-

COLLABORATION AND LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into as of December 11, 2020 (the “Execution Date”) by and between Genentech, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 1 DNA Way, South San Francisco, CA 94080  (“Genentech”) and F. Hoffmann-La Roche Ltd, having a principal place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“Roche”) (Genentech and Roche, together, “Licensee”), on the one hand, and Relay Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 399 Binney Street, 2nd Floor, Cambridge, Massachusetts 02139 (“Relay”), on the other hand.  Licensee and Relay are each referred to herein by name or as a “Party”, or, collectively, as the “Parties”.

RECITALS

WHEREAS, Relay is a clinical-stage precision medicines company transforming the drug discovery process with a focus on enhancing small molecule therapeutic discovery in targeted oncology;

WHEREAS, Licensee possesses expertise in the development and commercialization of pharmaceutical products; and

WHEREAS, Licensee desires to obtain an exclusive license and other rights from Relay for the Research, Development, Manufacture and Commercialization of Licensed Candidates and Licensed Products, and Relay agrees to grant Licensee such an exclusive license, on the terms and conditions set forth herein;

WHEREAS, Licensee and Relay desire to conduct certain Development activities, to provide Relay with the option to share the costs of Development and profits and losses collaborate with respect to Lead Products, and to permit Relay to Develop and Commercialize certain compounds for Combination Use with Licensed Products in the Field in the Territory, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1.
DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below.

1.1“1971 Patent” means any Relay Patent that claims a Lead Candidate or Lead Product.

1.2“Accounting Standards” means, with respect to either Party, generally accepted accounting principles as applicable in the United States or International Financial Reporting

Standards of the International Accounting Standards Board (“IFRS”), in each case, as generally and consistently applied throughout such Party’s organization.  Each Party will promptly notify the other Party in writing if such Party changes the Accounting Standards pursuant to which its records are maintained.

1.3“Acquired Program” has the meaning set forth in Section 9.2.1.

1.4“Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates (as of the Change of Control or thereafter), other than the applicable Party in the definition of Change of Control and such Party’s Affiliates, determined as of immediately prior to the closing of such Change of Control.

1.5“Acquirer Program” has the meaning set forth in Section 9.3.

1.6“Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before, or otherwise involving, any Governmental Authority.

1.7“Affiliate” means, with respect to any Person, any other Person, as of the Execution Date or at any time during the Term, directly or indirectly controlling or controlled by, or under direct or indirect common control with, such first Person.  For purposes of this definition, a Person will be deemed, in any event, to control another Person if it (a) owns or controls, directly or indirectly, or has the ability to direct or cause the direction or control of, more than fifty percent (50%) of the voting equity of such other Person, or (b) has the ability to direct, cause the direction of or control the management or policies of such other Person, whether through direct or indirect ownership of voting equity, by contract or otherwise.  For purposes of this definition, the term “control”, “controlled” or “controlling” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) when used with respect to any security, the possession, directly or indirectly, of the power to vote, or to direct the voting of, such security or the power to dispose of, or to direct the disposition of, such security.  The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage of ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.  Notwithstanding anything in the foregoing of this Section 1.7, for purposes of this Agreement, [***].

1.8“Agreement” has the meaning set forth in the preamble hereto.

1.9“Alliance Manager” has the meaning set forth in Section 10.13.

1.10“Allowable Expenses” [***].

1.11“ANDA” means an Abbreviated New Drug Application and all amendments and supplements thereto filed with the FDA under Section 505(j) of the FDCA (21 U.S.C. 355(j)), or the equivalent application filed with any equivalent Regulatory Authority outside the United States (including any supra national agency).

1.12“Antitrust Counsel Only Material” has the meaning set forth in Section 17.2.4.

1.13“Antitrust Law” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Applicable Law of the United States, a state or territory thereof, or any foreign government or supranational body (including the European Commission) that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, or lessening of competition through merger or acquisition.

1.14“Applicable Law” means any applicable federal, state, local or foreign constitution, treaty, law, statute, ordinance, rule, regulation, standard, interpretation, guidance document, directive, policy, order, writ, award, decree, injunction, judgment, stay or restraining order of any Governmental Authority, the terms of any permit, certificate, or authorization, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority having proper jurisdiction over the matter, including, to the extent applicable, the Federal Food, Drug, and Cosmetic Act (“FDCA”), as amended, the Public Health Service Act (“PHSA”), as amended, United States Department of Health and Human Services (“HHS”) privacy rules under the Health Insurance Portability and Accountability Act, as amended, and the General Data Protection Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC.

1.15“Back-Up Compound” means any compound that is Directed to the Collaboration Target, other than the Lead Candidate, that is disclosed in a Relay Patent or a Joint Collaboration Patent.

1.16“Back-Up Development/Commercial Milestone” has the meaning set forth in Section 11.5.3.

1.17“Back-Up Development/Commercial Milestone Payment” has the meaning set forth in Section 11.5.3.

1.18“Back-Up Product” means any Licensed Product that constitutes, comprises or contains any Back-Up Compound, regardless of its finished form, formulation or dosage. For clarity, a Back-Up Product cannot be a Lead Product or a Shared Product.

1.19“Back-Up Sales Milestone” has the meaning set forth in Section 11.5.6.

1.20“Back-Up Sales Milestone Payment” has the meaning set forth in Section 11.5.6.

1.21“Bankruptcy Code” has the meaning set forth in Section 12.5.

1.22“Bulk Drug Product” means formulated Bulk Drug Substance in bulk form prior to filling and finishing.

1.23“Bulk Drug Substance” means a Licensed Candidate bulk form manufactured for use as an active pharmaceutical ingredient in a Licensed Product.

1.24“Business Day” means any day excluding (a) Saturdays and Sundays; and (b) any day that is a legal holiday under the Applicable Law of the United States or Switzerland, or that is a day on which banking institutions located in San Francisco, California, Basel, Switzerland, or Boston, Massachusetts, are authorized or required by Applicable Law or other governmental action to close.

1.25“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term will commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter will end on the last day of the Term.

1.26“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term will commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.27“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets that relate to this Agreement; provided, however, that any public offering or any other bona fide capital raising event, public or private, a reorganization, spin-out, merger, consolidation or recapitalization, in each case, undertaken solely for tax planning purposes or solely to change a Party’s domicile will not constitute a “Change of Control”.

1.28“[***].

1.29“Clinical Transfer” has the meaning set forth in Section 3.2.4.

1.30“Clinical Trial” means a human clinical trial and any such other tests and studies in human subjects that are required by Applicable Law, recommended by the Governmental Authorities, or are otherwise necessary to obtain or maintain Regulatory Approvals for a product.

1.31“CMO” means any Third Party contract manufacturer.

1.32“Collaboration In-License” has the meaning set forth in Section 11.6.4(d).

1.33“Collaboration Target” [***] Src homology region 2 domain-containing phosphatase-2 (SHP2), [***].

1.34“Combination Product” has the meaning set forth in Section 5.5.2(a).

1.35“Combination Use” of a compound or product with one or more compounds or products means use of the first compound or product to be administered or dosed together, sequentially or concurrently, with one or more other compounds or products for the prevention or treatment of an Indication in patients.

1.36“Commercialization” means any and all activities directed to the commercial manufacturing (including Manufacturing) or commercial supply of a product, marketing, detailing, promoting, advertising and seeking of pricing and reimbursement of such products (if applicable), whether before or after Regulatory Approval has been obtained (including making, having made, using, importing, selling and offering for sale such product), and will include marketing, promoting, advertising, detailing, market research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering and commercially selling such products, importing, exporting or transporting such products for commercial sale, and all regulatory compliance with respect to the foregoing.  When used as a verb, “Commercialize” means to engage in Commercialization.

1.37“Commercially Reasonable Efforts” [***].

1.38“Competing Program” has the meaning set forth in Section 13.8.

1.39“Competitive Infringement” [***].

1.40“Competitive Product” means any pharmaceutical product, other than a Relay Pipeline Combination, that is Directed to the Collaboration Target.

1.41“Composition of Matter Claim” [***].

1.42“Compulsory Sublicense” means, with respect to a Licensed Product, in a country, a license or rights granted to a Third Party (a “Compulsory Sublicensee”) to sell or offer for sale such Licensed Product in such country under any Patent Controlled by Licensee (including any Patent licensed or sublicensed to Licensee under this Agreement)

(a)by a Governmental Authority within such country, without direct or indirect authorization from Licensee or any of its Affiliates, for example a right granted pursuant to requests under 30 August 2003 WTO decision, or

(b)by Licensee or any of its Affiliates if such grant is required by a Governmental Authority within such country for the purpose of enabling the Compulsory Sublicensee to sell Licensed Product for free or for a significantly reduced price.

1.43“Compulsory Sublicensee” has the meaning set forth in Section 1.42.

1.44“Confidential Information” means, with respect to a Party, all confidential information and materials, including Know-How, marketing plans, strategies, and customer lists, in each case, that are disclosed by or on behalf of such Party to the other Party, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the Disclosing Party in oral, written, visual, graphic or electronic form.  The Joint Collaboration Know-How is the Confidential Information of each Party, with each

Party treated as the Receiving Party. The [***] are the Confidential Information of each Party, with each Party treated as the Receiving Party.

1.45“Control”, “Controls” or “Controlled” means when used with respect to any item of Know-How, Regulatory Materials, Materials, Patent, or other intellectual property right, the possession (whether by ownership, license or sublicense, other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) by a Party of the ability (or the option to obtain the ability) to assign or grant to the other Party the licenses, sublicenses or rights to access and use such Know-How, Regulatory Materials, Materials, Patent, or other intellectual property right as provided for in this Agreement, without, other than with respect to any Existing Third Party Agreements and Collaboration In-Licenses, paying any consideration to any Third Party (now or in the future) or violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense or rights of access and use.  Notwithstanding anything in this Agreement to the contrary, unless and until a Party (or its Affiliate) breaches Section 9.2.4, a Party will be deemed not to Control any Know-How, Regulatory Materials, Materials, Patent, or other intellectual property right that are owned or in-licensed by an Acquirer except (a) with respect to any such Know-How, Regulatory Materials, Materials, Patent, or other intellectual property right arising from active participation by employees or consultants of the Acquirer in connection with this Agreement after such Change of Control, (b) to the extent that any such Know-How, Regulatory Materials, Materials, Patent, or other intellectual property right is included in or used in furtherance of this Agreement by the Acquirer after such Change of Control, or (c) for Know-How, Regulatory Materials, Materials, Patent, or other intellectual property right constituting improvements (or direct improvements to such improvements) to the Relay IP or the Licensee IP (as applicable) in existence prior to such Change of Control created, conceived or generated by any employees or consultants of the Acquirer.

1.46“Coordinated Promotion Agreement” has the meaning set forth in Section 5.6.2.

1.47“Coordinated Promotion Right” has the meaning set forth in Section 5.6.1.

1.48“Core Countries” [***].

1.49“Covered by” or “Cover” or the like, means, with respect to a given Licensed Candidate or Licensed Product (as the case may be), that the sale, offer for sale or importation of such Licensed Candidate or Licensed Product, but for ownership of, or a license granted in this Agreement under, the relevant Patent would infringe a Valid Claim of such Patent (a) in the country of sale on the date of sale, in the case of royalty payments and (b) on the date a Development/Commercial Milestone, Opt-In Term Development/Commercial Milestone, or Back-Up Development/Commercial Milestone is achieved, in the case of a corresponding payments.

1.50“CRO” means any Third Party contract research organization.

1.51“Cure Period” has the meaning set forth in Section 16.3.

1.52“Deductible Third Party IP Payments” has the meaning set forth in Section 11.6.4(g).

1.53“Deferred Combination Agent Election” has the meaning set forth in 10.7.3(c).

1.54“Delegation of Authority” has the meaning set forth in Section 3.4.1.

1.55  “DESRES Agreement” shall mean the Amended and Restated Collaboration and License Agreement by and between D.E. Shaw Research, LLC (“DESRES”) and Relay Therapeutics, Inc., dated June 15, 2020.

1.56“Development” means, for a compound or product, all activities, other than Research, necessary or reasonably useful or otherwise requested or required by a Governmental Authority as a condition or in support of obtaining or maintaining a Regulatory Approval, including pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Trials, Manufacturing in support of Clinical Trials and other development activities, statistical analysis and report writing, the preparation and submission of applications for Regulatory Approvals, development activities conducted after receipt of Regulatory Approval pursuant to a request or requirement of Regulatory Authorities, pharmacoeconomic studies relating to the Indication for which the compound or product is being developed, and regulatory affairs with respect to the foregoing.  When used as a verb, “Develop” means to engage in Development.

1.57“Development Costs” [***].

1.58“Development/Commercial Milestone” has the meaning set forth in Section 11.5.1.

1.59“Development/Commercial Milestone Payment” has the meaning set forth in Section 11.5.1.

1.60“Development Know-How and Materials” has the meaning set forth in Section 3.2.1

1.61“Development Milestone Composition of Matter Claim” [***].

1.62“Development Transfer” has the meaning set forth in Section 3.2.1(a).

1.63“Directed” means, with respect to a pharmaceutical product and a protein, that such pharmaceutical product directly binds to, or is designed to directly bind to, such protein, and directly inhibits, or is designed to directly inhibit, the function of such protein.

1.64“Disclosing Party” has the meaning set forth in Section 13.1.

1.65“Discontinued Relay Pipeline Combination Eligible Licensed Product” has the meaning set forth in Section 16.9.1

1.66“Dispute” has the meaning set forth in Section 18.9.1.

1.67“Distributor” means any Person appointed by Licensee or any of its Affiliates or any Licensee Sublicensee to distribute, market and sell the Licensed Products in one or more countries in the Territory, in circumstances where the Person purchases its requirements of the Licensed Products from Licensee or its Affiliates or any Licensee Sublicensee but does not otherwise make any royalty or other payment to Licensee or its Affiliates or any Licensee Sublicensee with respect to its rights under the Relay IP or Licensee Collaboration IP.

1.68“Dollars” or “$” means the legal tender of the United States.

1.69“Early Payment Election” has the meaning set forth in Section 3.8.3(b).

1.70“Effective Date” has the meaning set forth in Section 17.1.

1.71“EMA” has the meaning set forth in Section 1.211.

1.72“Enforcing Party” has the meaning set forth in Section 12.9.4(a).

1.73“EU” means the European Union and all its then-current member countries, but including in any case France, Germany, Italy, Spain and the United Kingdom regardless of whether they are then-current member countries.

1.74“Exchange” has the meaning set forth in Section 13.3.1(a).

1.75“Execution Date” has the meaning set forth in the preamble hereto.

1.76“Executive Officers” means (a) with respect to Relay, Relay’s Chief Executive Officer or his or her designee with appropriate decision-making authority and (b) with respect to Licensee, a Vice President of Genentech or his or her designee with appropriate decision-making authority.

1.77“Existing Sponsored Research Agreements” [***].

1.78“Existing Third Party Agreement” means any agreement with a Third Party in effect as of the Effective Date pursuant to which Relay Controls any Relay Patents or Relay Know-How.

1.79“Expert” means a Person with no less than ten (10) years of experience in the pharmaceutical and life sciences industries, but excluding any current or former employee or consultant of either Party. Such Person will be fluent in the English language.

1.80“FDA” has the meaning set forth in Section 1.211.

1.81“FDCA” has the meaning set forth in Section 1.14.

1.82“FGFR2” [***].

1.83“Field” [***].

1.84“Financial Committee” has the meaning set forth in Section 18.9.4(a).

1.85“Financial Dispute” means any Dispute related to determining the Relative Commercial Value pursuant to Section 5.5.2(e) in connection with a Combination Product.

1.86“Financial Expert” means a Person with no less than ten (10) years of experience in the pharmaceutical and life sciences industries, with expertise in the valuation of pharmaceutical products, but excluding any current or former employee or consultant of either Party. Such Person will be fluent in the English language.

1.87“Financial Liaison” has the meaning set forth in Section 10.12.

1.88“Financial Report” has the meaning set forth in Section 18.9.4(b).

1.89“Finished Product” means the finished product formulation of a Licensed Product, containing Bulk Drug Product, filled into unit packages for final labeling and packaging.

1.90“First Commercial Sale” [***].

1.91“First Tier GDP Overrun” has the meaning set forth in Section 3.8.5.

1.92“Fixed SG&A” means the amount calculated by multiplying the Fixed SG&A Percentage by the Net Sales amount.

1.93“Fixed SG&A Percentage” [***].

1.94“Force Majeure Event” has the meaning set forth in Section 18.1.

1.95“FTE” means a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed by a Party (or any of its Affiliates) and assigned to perform specific work, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof will be [***] per year.

1.96“FTE Costs” [***].

1.97“GCP” means the applicable then-current ethical and scientific quality standards for designing, conducting, overseeing, monitoring, recording, and reporting trials that involve the participation of human subjects as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the United States the regulations at 21 C.F.R. Parts 50, 54, 56, and 312 and FDA guidance documents (including Guideline for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6)), and, outside the United States, Guidelines for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6).

1.98“Genentech” has the meaning set forth in the preamble hereto.

1.99“Generic Product” [***].

1.100“Generic Relay Combination Patent” [***].

1.101“Global Development Budget” means a budget for the Development Costs for the Lead Products covered by the GDP in the Field in the Territory.

1.102“Global Development Plan” or “GDP” means a written development plan that includes (a) a Global Development Budget, and (b) a description of Development activities (other than the Relay Phase Ia Trial) for Development of the Lead Products other than those [***] Combination Agents for which Relay issued a Deferred Combination Agent Election pursuant to Section 10.7.3(c), in the Field in the Territory designed, to the extent supported by scientific evidence, to obtain Regulatory Approval for the Lead Products to the extent such activities can be reasonably determined at the time.  An initial draft of the Global Development Plan is attached as 1.102.

1.103“Global Trial” has the meaning set forth in Section 3.8.2.

1.104“GLP” means the applicable then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in the United States in 21 C.F.R. Part 58 and relevant guidance documents, or such other comparable regulatory standards in jurisdictions outside the United States as promulgated or endorsed by the applicable Regulatory Authorities.

1.105“GMP” means all applicable standards relating to current good manufacturing practices for fine chemicals, intermediates, bulk products, biologic components, raw materials or finished biological or pharmaceutical products, including (a) all applicable requirements under 21 U.S.C. § 351(a)(2)(B) and in the FDA’s current Good Manufacturing Practices regulations at 21 C.F.R. Parts 210, 211, 600, and 610 and relevant guidance documents, (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products”, and (c) all analogous Applicable Law promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable biological or pharmaceutical compound or product.

1.106 “Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government, (b) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, licensing body, officer, official, representative, organization, unit, body or entity and any court or other tribunal of competent jurisdiction (including any arbitration or other alternative dispute forum)), (c) supra-national or multinational governmental organization or body or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.  The term “Governmental Authority” includes any Regulatory Authority.

1.107“gRED” means the Research and Early Development organization of Genentech (or its equivalent, if reorganized).

1.108“HHS” has the meaning set forth in Section 1.14.

1.109“HSR Act” has the meaning set forth in Section 1.13.

1.110“HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act with respect to the transactions contemplated by this Agreement have expired or have been terminated.

1.111“Immediate Tech Transfer Activities” has the meaning set forth in Section 11.1.1.

1.112“In-License Payments” [***].

1.113“IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312.  References herein to IND will include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application in the EU).

1.114“IND Transfer Milestone” has the meaning set forth in Section 11.1.2.

1.115“Indemnification Claim Notice” has the meaning set forth in Section 15.3.1.

1.116“Indemnified Party” has the meaning set forth in Section 15.3.1.

1.117“Indemnifying Party” has the meaning set forth in Section 15.3.1.

1.118“Indication” [***].

1.119“Initiation” means, with respect to a given Clinical Trial, the administration of the first dose of a Licensed Product to the first subject in such Clinical Trial in accordance with the protocol for such Clinical Trial.  Cognates of the word “Initiation” will have correlative meanings.

1.120“Inventory” means the materials to be transferred by Relay or on its behalf to Licensee or its CMO as set forth on the Technology Transfer Plan, [***].

1.121“JDT” has the meaning set forth in Section 10.1.

1.122 “Joint Collaboration IP” means collectively the Joint Collaboration Know-How and Joint Collaboration Patents.

1.123“Joint Collaboration Know-How” means any Know-How that is first created, conceived or generated jointly by or on behalf of Licensee or its Affiliates (or their respective Third Party Subcontractors), on the one hand, and Relay or its Affiliates (or their respective Third Party Subcontractors), on the other hand, as determined pursuant to Section 12.7.1 in the course of activities performed under this Agreement.

1.124“Joint Collaboration Patents” means any Patents that claim any Joint Collaboration Know-How.

1.125“Joint Team” means each of the (a) JDT and (b) JPT.

1.126“Joint Third Party Action” has the meaning set forth in Section 12.11.2.

1.127 “JPT” has the meaning set forth in Section 10.1.

1.128“Know-How” [***].

1.129“Knowledge” means, with respect to a Party, the actual knowledge of any employees of such Party (including in such Party’s internal legal department and intellectual property group) who were directly involved in the negotiation of this Agreement with the other Party, without any duty to conduct any investigation.

1.130“[***].

1.131“Launch Costs” [***].

1.132“Lead Candidate” [***] Relay’s proprietary compound RLY-1971 [***].

1.133“Lead Product” [***]

1.134“Lead Royalty Product” means, (a) during the Opt-In Term, each Lead Product but solely with respect to the Royalty Territory and (b) before or after the Opt-In Term, each Lead Product in the Territory.

1.135“Licensed Candidate” means the Lead Candidate and any Back-Up Compound.

1.136“Licensed Product” [***].

1.137“Licensee Collaboration IP” means any (a) Know-How first created, conceived or generated by or on behalf of Licensee or its Affiliates (whether solely or jointly with any Third Party(ies)), in the course of activities performed under this Agreement, as determined pursuant to Section 12.7.1, and (b) Patents that claim such Know-How, but excluding, in each case of (a) and (b), Joint Collaboration IP.

1.138“[***] Combination” means any Combination Use of a Licensed Candidate or Licensed Product with one or more other compounds or products, [***].

1.139“[***].

1.140“Licensee IP” means Licensee Collaboration IP and Licensee’s interest in Joint Collaboration IP.

1.141 “[***] Agent” [***].

1.142“[***] Agent Product” [***].

1.143“[***] Back-Up Combination” [***].

1.144“[***] Combination” means the Combination Use of (a) one or more [***] Agents or [***] Agent Products with (b) the Lead Candidate or a Lead Product (and which may include Combination Use with one or more other compounds or products in addition).  [***].

1.145“[***].

1.146“[***].

1.147“[***].

1.148“[***] Other Back-Up Combination” means the Combination Use of (a) one or more compounds or products [***] other than a [***] Agent or [***] Agent Product with (b) a Back-Up Compound or a Back-Up Product.  For clarity, [***] Other Back-Up Combinations exclude use of the compounds or products described in clause (a) above as a monotherapy or in combination with one or more compounds or products without a Back-Up Compound or a Back-Up Product and further exclude [***] Back-Up Combinations.

1.149“[***] Other Combination” means the Combination Use of (a) one or more compounds or products [***], other than a [***] Agent or [***] Agent Product, with (b) the Lead Candidate or a Lead Product.  For clarity, [***] Other Combinations exclude use of the compounds or products described in clause (a) above as a monotherapy or in combination with one or more compounds or products without the Lead Candidate or a Lead Product and further exclude [***] Combinations.

1.150“[***] Pipeline Compound” has the meaning set forth in Section 11.6.4(b).

1.151“Licensee Selection Data Package” has the meaning set forth in Section 3.8.3(a).

1.152“Licensee Selection Data Package Review Period” has the meaning set forth in Section 3.8.3(b).

1.153“Licensee Sublicensee” means a Third Party to which Licensee (or its Affiliate) has, pursuant to Section 12.2, granted sublicense rights under any of the license rights granted under Section 12.1.1 or to any Licensed Candidate or Licensed Product, but excluding Distributors and Compulsory Sublicensees.

1.154“Losses” means all losses, costs, claims, damages, liabilities and expense (including reasonable attorneys’ fees and other reasonable Out-of-Pocket Costs of litigation).

1.155“Major Market Countries” [***].

1.156“Major Market Country in the EU” [***].

1.157“Manufacture” means all activities related to the manufacturing of a product or, in either case, any raw material, component or ingredient thereof, including test method development and stability testing, formulation, cell line development, process development and validation, manufacturing scale-up whether before or after Regulatory Approval, manufacturing any product in bulk or finished form for Development or Commercialization (as applicable), including filling and finishing, packaging, labeling, shipping and holding, in-process and Finished Product testing, release of a product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a product and regulatory activities related to any of the foregoing. Cognates of the word “Manufacture” will have correlative meanings.

1.158“Manufacturing Costs” [***].

1.159“Manufacturing Know-How and Materials” has the meaning set forth in Section 3.2.2

1.160“Manufacturing Transfer” has the meaning set forth in Section 3.2.2.

1.161“Marketing Studies” mean human clinical trials of a Licensed Candidate or Licensed Product conducted following Initiation of a Pivotal Trial for such Licensed Candidate or Licensed Product that is not required for receipt of Regulatory Approval (whether such human clinical trial is conducted prior to or after receipt of such Regulatory Approval) and is not a Post-Approval Study, but that may be useful in support of the post-Regulatory Approval exploitation of such Licensed Candidate or Licensed Product.

1.162 “Material Communications” means any material written, electronic, telephonic, or in person communications from or with any Regulatory Authority, including but not limited to any of the following:  potential labeling changes, key product quality attributes (e.g., purity), product manufacturing, safety findings (e.g., serious adverse events, emerging safety signals, imposition of a clinical hold), clinical or non-clinical findings that may affect patient safety, lack of efficacy, receipt or denial of Regulatory Approval, the conduct or design of Clinical Trials, or the need for additional non clinical studies (e.g., additional toxicology or carcinogenicity studies) or Clinical Trials.

1.163“Materials” all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical, or physical materials, and other similar materials.

1.164“Medical Affairs” means the coordination of medical information requests and field based medical scientific liaisons with respect to a Shared Product (including any [***] Combinations), including activities of medical scientific liaisons, activities involving key opinion leaders, and the provision of medical information services with respect to such Shared Product.

1.165“Merger Control Filing” means any filing by Relay or Licensee with (a) the U.S. Federal Trade Commission  and the Antitrust Division of the U.S. Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, or (b) with any other Governmental Authority of any merger control filing required under applicable Antitrust Law, in each case, together with all required documentary attachments thereto.

1.166 “NDA” means any (a) New Drug Application pursuant to the FDCA submitted to the FDA, or (b) a substantially similar application or submission submitted to a Regulatory Authority in a country or group of countries within the Territory to obtain Regulatory Approval (but not Pricing Approval) to Commercialize a Licensed Candidate or Licensed Product in that country or in that group of countries, including, with respect to the EU, a Marketing Authorization Application submitted to the EMA pursuant to the centralized approval procedure or to the applicable Regulatory Authority of a country in the EU with respect to the mutual recognition or any other national approval.

1.167 “Net Profits and Net Losses”, [***].

1.168“Net Sales” [***].

1.169“Non-Publishing Party” has the meaning set forth in Section 13.5.

1.170“Opt-In Data Package” has the meaning set forth in Section 4.1.2.

1.171“Opt-In Deadline” has the meaning set forth in Section 4.1.2.

1.172“Opt-In Effective Date” has the meaning set forth in Section 4.1.6.

1.173“Opt-In Exercise Notice” has the meaning set forth in Section 4.1.6.

1.174“Opt-In Right” has the meaning set forth in Section 4.1.1.

1.175“Opt-In Sales Milestone” has the meaning set forth in Section 11.5.5.

1.176“Opt-In Sales Milestone Payment” has the meaning set forth in Section 11.5.5.

1.177“Opt-In Term” means the period of time from the Opt-In Effective Date until the Opt-Out Date.

1.178“Opt-In Term Development/Commercial Milestone” has the meaning set forth in Section 11.5.2.

1.179“Opt-In Term Development/Commercial Milestone Payment” has the meaning set forth in Section 11.5.2.

1.180“Opt-Out Date” has the meaning set forth in Section 4.2.1.

1.181“Opt-Out Right” has the meaning set forth in Section 4.2.1.

1.182"Optional Additional Phase Ia Study” has the meaning set forth in Section 3.3.2.

1.183 “Other Shared Expenses” [***].

1.184“Out-of-Pocket Costs” [***].

1.185“Party” or “Parties” has the meaning set forth in the preamble hereto.

1.186“Patent Challenge” has the meaning set forth in Section 16.5.

1.187“Patents” [***].

1.188“Pending Claim” [***].

1.189“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Authority.

1.190“Pharmacovigilance Agreement” has the meaning set forth in Section 6.6.

1.191“Phase I Clinical Trial” means a Clinical Trial conducted in healthy volunteers or patients to obtain initial information on a drug’s safety, tolerability, pharmacological activity or pharmacokinetics, as more fully defined in 21 C.F.R. § 312.21(a) or its foreign equivalents.

1.192“Phase Ia Clinical Trial” means a Clinical Trial, the principal purpose of which is a preliminary determination of safety, pharmacokinetic, and pharmacodynamic parameters in healthy individuals or patients, or a similar Clinical Trial.

1.193“Phase Ia Product” means the pharmaceutical product that contains the Lead Candidate that is the subject of the Relay Phase Ia Trial and was manufactured for Relay for use in such trial.

1.194“Phase Ib Clinical Trial” means a Clinical Trial: (a) the principal purpose of which is to evaluate safety and tolerability following repeat dosing in patients and (b) the secondary purpose of which may be to evaluate biomarker-based or clinical endpoint-based trends of efficacy, conducted after the initiation of an initial Phase I Clinical Trial or Phase Ia Clinical Trial.  A Phase Ib Clinical Trial may be prospectively designed to generate sufficient data (if successful) to commence a Phase II Clinical Trial or a Phase III Clinical Trial or, in some instances, to submit an application for Regulatory Approval, which may include accelerated approval under section 506(c) of the FDCA or conditional approval under analogous Applicable Law in other countries.

1.195“Phase II Clinical Trial” means a controlled Clinical Trial conducted to evaluate the safety, dosing, and effectiveness of a drug for a particular Indication or Indications in patients with the disease or condition of interest as more fully defined in 21 C.F.R. §312.21(b) or its foreign equivalents.  A Phase II Clinical Trial may be prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial or, in some instances, to submit an application for Regulatory Approval, which may include accelerated approval under section 506(c) of the FDCA or conditional approval under analogous Applicable Law in other countries.

1.196“Phase III Clinical Trial” means a controlled Clinical Trial with a patient population randomized to receive experimental or standard therapy to demonstrate the effects of the experimental therapy compared to standard therapy, performed after preliminary evidence suggesting effectiveness of a drug has been obtained, and is designed to gather additional information about the effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug, provide an adequate basis for physician labeling, and generate sufficient data to file for Regulatory Approval, as more fully defined in 21 C.F.R. §312.21(c) or its foreign equivalents.

1.197“PHSA” has the meaning set forth in Section 1.14.

1.198“PIK3CA” [***].

1.199“Pivotal Trial” means, with respect to any compound or product, a Clinical Trial that at the time of Initiation (or any later point, if applicable), is expected, based on guidance from the FDA or other applicable Regulatory Authority or otherwise, to provide the basis for submitting an application for Regulatory Approval for such compound or product.  For avoidance of doubt, a Clinical Trial or portion thereof may be a Pivotal Trial regardless of whether the protocol for such Clinical Trial describes it as a Phase II Clinical Trial, Phase III Clinical Trial or any variation thereof, including but not limited to a Phase II/III Clinical Trial or Phase IIb Clinical Trial.

1.200“Post-Approval Study” means a Clinical Trial or other nonclinical studies, whether required by a Regulatory Authority or not, of a Licensed Candidate or a Licensed Product initiated in a country after receipt of Regulatory Approval for such Licensed Candidate or Licensed Product in such country.

1.201“Pricing Approval” means any governmental approval, agreement, determination, or decision establishing the prices for a product that can be charged or reimbursed in regulatory jurisdictions where the applicable Governmental Authorities negotiate, approve, or determine the price or reimbursement of biological or pharmaceutical products.

1.202“Prior Agreement Third Party IP” has the meaning set forth in Section 11.6.4(e).

1.203 “Profit Share Territory” means the United States.

1.204“Proposed Relay Pipeline Combination Development Plan” has the meaning set forth in Section 3.7.2.

1.205“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as reissues and appeals with respect to such Patent, together with the initiation or defense of interferences, derivation proceedings, post-grant proceedings, oppositions and other similar proceedings with respect to the particular Patent, and any appeals therefrom.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement or defense actions taken with respect to a Patent.

1.206“Publications” has the meaning set forth in Section 13.6.

1.207“Publishing Party” has the meaning set forth in Section 13.5.

1.208“Quality Agreement” has the meaning set forth in Section 3.3.9.

1.209“Receiving Party” has the meaning set forth in Section 13.1.

1.210“Regulatory Approval” means all approvals, licenses, permits, certifications, and authorizations of the applicable Regulatory Authority necessary for the development, manufacture, marketing and sale of a biological or pharmaceutical product in a country in the world, including Pricing Approvals.  For avoidance of doubt, “Regulatory Approval” includes accelerated approval under section 506(c) of the FDCA or conditional approval under analogous Applicable Law in other countries.

1.211“Regulatory Authority” means any national or supranational Governmental Authority, including the UK Medicines and Healthcare products Regulatory Agency (and any successor entity thereto) in the UK, the U.S. Food and Drug Administration (and any successor entity thereto) (the “FDA”) in the U.S., the European Medicines Agency (and any successor entity thereto) (the “EMA”) in EU and the Ministry of Health, Labour and Welfare of Japan, or the Pharmaceuticals and Medical Devices Agency of Japan (or any successor to either of them) as the case may be in Japan, or any health regulatory authority in any country or region in the Territory that is a counterpart to the foregoing agencies, in each case, that grants of Regulatory Approval for a biological, or pharmaceutical product, as applicable, in such country or region.

1.212“Regulatory Expenses” [***].

1.213“Regulatory Lead” means [***].

1.214“Regulatory Materials” means the regulatory registrations, listings, applications, licenses, certifications, authorizations, approvals and other submissions or filings made to or received from any Regulatory Authority for research, development (including the conduct of Clinical Trials), manufacture, distribution, or commercialization of a biological or pharmaceutical product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each Regulatory Approval, including all drug master files (if any), INDs, supplements and amendments thereto, and foreign equivalents of any of the foregoing.

1.215“Regulatory Transfer” has the meaning set forth in Section 3.2.3.

1.216“Relative Commercial Value” has the meaning set forth in Section 5.5.2(e).

1.217 “Relay” has the meaning set forth in the preamble hereto.

1.218“Relay Collaboration Know-How” means any Know-How first created, conceived or generated by or on behalf of Relay or its Affiliates (whether solely or jointly with any Third Party(ies)) in the course of activities performed under this Agreement, as determined pursuant to Section 12.7.1, but excluding Joint Collaboration Know-How.

1.219“Relay Collaboration Patents” means any Patents that claim Relay Collaboration Know-How.

1.220“Relay Combination Collaborator” has the meaning set forth in Section 12.2.

1.221“Relay Combination Patent” [***].

1.222“Relay IND Transfer” has the meaning set forth in Section 3.2.3.

1.223“Relay IND Transfer Date” means the date on which the Relay IND Transfer is complete.

1.224“Relay IP” means all Relay Patents, Relay Know-How, and Relay’s interest in Joint Collaboration IP.

1.225“Relay Know-How” [***].

1.226“Relay Patents” [***].

1.227“Relay Phase Ia Plan” has the meaning set forth in Section 3.3.

1.228“Relay Phase Ia Trial” [***].

1.229“Relay Phase Ia Trial CRO” [***].

1.230“Relay Phase Ia Trial CRO Costs” [***].

1.231“Relay Phase Ia Trial Data” has the meaning set forth in Section 3.2.4(c).

1.232“Relay Phase Ia Trial Milestone” has the meaning set forth in Section 11.1.3.

1.233“Relay Pipeline Combination” means the Combination Use of a Relay Pipeline Compound or Relay Pipeline Product with a Relay Pipeline Combination Eligible Licensed Product.  [***].

1.234“Relay Pipeline Combination Eligible Licensed Product” means, in connection with a Relay Pipeline Combination, a Licensed Candidate or Licensed Product [***].

1.235“Relay Pipeline Combination Eligible Licensed Product Cessation” has the meaning set forth in Section 16.9.1.

1.236“Relay Pipeline Combination Eligible Licensed Product Discontinuation Notice” has the meaning set forth in Section 16.9.1.

1.237“Relay Pipeline Compound” [***] RLY-4008 or RLY-PI3K1047, [***].

1.238“Relay Pipeline Product” means a product that constitutes, comprises or contains a Relay Pipeline Compound.  [***].

1.239“Relay Royalty Patent” [***].

1.240 “Relay Sublicensee” means a Third Party to which Relay (or its Affiliate) has (a) pursuant to Section 12.2, granted sublicense rights under any of the license rights granted under Section 12.1.2 or (b) granted a license under any of the rights retained by Relay pursuant to Section 12.1.1. in each case ((a) and (b)), with respect to a Relay Pipeline Combination, but excluding Distributors.

1.241“Required Additional Phase Ia Study” has the meaning set forth in Section 3.3.2.

1.242“Research” means with respect to a compound or product, any research activities with respect to such compound or product.

1.243“Right of Reference” has the meaning set forth in Section 6.4.

1.244 “Royalty Products” means, (a) the Lead Royalty Products and (b) all Back-Up Products.

1.245“Royalty Term” [***].

1.246“Royalty Territory” means the Territory, other than the Profit Share Territory.

1.247“Rules” has the meaning set forth in Section 18.10.1.

1.248“SAE Management Plan” has the meaning set forth in Section 3.3.8.

1.249“Sales” [***].

1.250“Sales Milestone” has the meaning set forth in Section 11.5.4.

1.251“Sales Milestone Payment” has the meaning set forth in Section 11.5.4.

1.252“Second Tier GDP Overrun” has the meaning set forth in Section 3.8.5.

1.253“Shared Collaboration In-License Payments” has the meaning set forth in Section 11.6.4(f).

1.254“Shared Products” means the Lead Products solely during the Opt-In Term.  For clarity, if Relay exercises its Opt-In Right and later exercises its Opt-Out Right, all Shared Products will automatically become Royalty Products.

1.255 “Sharing Percentages” [***] Net Profits and Net Losses, fifty percent (50%) for Relay and fifty percent (50%) for Licensee for the Profit Share Territory. [***].

1.256“Sponsor” is defined in 21 CFR § 312.3(b) and, with respect to a Clinical Trial under this Agreement, means the entity that takes responsibility for the Clinical Trial in any jurisdiction.

1.257“Subcontracting Party” has the meaning set forth in Section 8.1.4.

1.258“Sublicensee” means a Licensee Sublicensee or Relay Sublicensee.

1.259“Subsequent Clinical Trial-Related Contracts” has the meaning set forth in Section 3.2.4(a).

1.260“Supply Agreement” has the meaning set forth in Section 7.2.4.

1.261 “Technology Transfer” means the Development Transfer, the Manufacturing Transfer, the Regulatory Transfer and the Clinical Transfer.

1.262“Technology Transfer Plan” means the technology transfer plan attached as Schedule 1.262.

1.263“Term” has the meaning set forth in Section 16.1.

1.264“Terminated Other Licensed Product” has the meaning set forth in Section 16.8.2(c).

1.265“Terminated Relay Pipeline Combination Eligible Licensed Product” has the meaning set forth in Section 16.8.2(b).

1.266“Terminated Relay Pipeline Combination Eligible Licensed Product Terms” has the meaning set forth in Section 16.8.2(b).

1.267“Termination Date” has the meaning set forth in Section 16.8.1(a).

1.268 “Territory” means worldwide.

1.269“Third Party” means any Person other than Relay or Licensee that is not an Affiliate of Relay or of Licensee. Notwithstanding anything in the foregoing of this Section 1.269, for purposes of this Agreement, [***].

1.270“Third Party Action” has the meaning set forth in Section 12.11.1.

1.271“Third Party Claim” means any suits, claims, actions, proceedings or demands brought by a Third Party.

1.272“Third Party Lead Product Action” has the meaning set forth in Section 12.11.3.

1.273“Third Party Subcontractor” means any Third Party service provider, consultant, CRO, CMO or subcontractor used by or on behalf of a Party or its Affiliates in the performance of activities under this Agreement.

1.274“Third Party Subcontractor Agreement” means an agreement entered into by a Party with a Third Party Subcontractor.

1.275“TLF” has the meaning set forth in Section 4.1.2.

1.276“Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

1.277“Transfer of Sponsor Obligations” has the meaning set forth in Section 3.2.3(b).

1.278“Transition Period” has the meaning set forth in Section 16.9.3.

1.279“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.280“Valid Claim” [***].

1.281“Violation” with respect to a Person means that such Person is:  (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of

Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or otherwise excluded from contracting with the federal government (see the System for Award Management (formerly known as the Excluded Parties Listing System) at http://sam.gov/portal/public/SAM/); or (c) listed by any U.S. federal agency as being suspended, debarred, disqualified, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. 335a.

Article 2.
COLLABORATION overview

2.1Collaboration Overview.  Prior to the Effective Date, Relay has been engaged in the Development of the Lead Candidate and Lead Products in the Field in the Territory.  Under this Agreement, Relay and Licensee will collaborate in the further Development and Commercialization of the Lead Candidate and Lead Products in the Field in the Territory, and, subject to certain retained rights, to the extent set forth in Section 12.1, Relay grants Licensee an exclusive license for the Research, Development, Manufacture and Commercialization of Licensed Candidates and Licensed Products in the Field in the Territory.  As part of the collaboration, (a) Relay will complete the Relay Phase Ia Trial in accordance with the Relay Phase Ia Plan and the applicable provisions of this Agreement, (b) Relay may share in the Development Costs and Net Profits and Net Losses for Shared Products with respect to the Profit Share Territory, and (c) Relay may Develop Relay Pipeline Combination Eligible Licensed Products solely in connection with the Development of Relay Pipeline Combinations and may co-promote the Relay Pipeline Combination Eligible Licensed Products solely for Combination Use in Relay Pipeline Combinations in coordination with Licensee and in accordance with this Agreement any applicable Coordinated Promotion Agreement.  Except for the limited rights reserved to Relay hereunder, Licensee will have the sole right and responsibility to conduct Research and Development for the Licensed Candidates and Licensed Products and to Manufacture and Commercialize the Licensed Candidates and Licensed Products.

Article 3.
Development

3.1Generally.  Except as otherwise expressly provided in this Article 3, Licensee shall have the sole right and responsibility to Develop the Licensed Candidates and Licensed Products in the Field in the Territory in its sole discretion.

3.2Technology Transfer.

3.2.1Development Transfer.

(a)Subject to clauses (b) and (c) of this Section 3.2.1, as promptly as possible and in any event in accordance with the timing set forth in the Technology Transfer Plan, Relay will, at its own cost and expense, initiate and complete a technology transfer to Licensee of the Relay Know-How, documentation and other Materials that relate to the Research, Development or Commercialization of the Lead Candidate or Lead Product (such Know-How, documentation and Materials, the “Development Know-How and Materials”) and that are listed on the Technology Transfer Plan (such transfer, the “Development Transfer”). To the extent any copies of documents or materials within the Development Know-How and Materials are in possession of a Third Party, Relay is solely responsible, at its own cost and expense, to procure and provide to Licensee all such Development Know-How and Materials, together with all rights to access and use any such Development Know-How and Materials in accordance with this Agreement (which may be procured or provided by letters of authorization or comparable instruments where approved by Licensee). Relay will make available its personnel (and use Commercially Reasonable Efforts to cause its Third Party Subcontractors with relevant subject matter expertise to be available) on a reasonable basis to consult with Licensee with respect to the Development Know-How and Materials and Development Transfer.

(b)It is understood and agreed that there may be additional Development Know-How and Materials that are not identified at the time of the Development Transfer but that are thereafter identified.  If after the Development Transfer, either Party identifies any such additional Development Know-How and Materials that are in Relay’s Control, Relay shall transfer such additional Know-How and Materials to Licensee promptly after such identification and notification.

(c)It is also understood and agreed that there are additional Development Know-How and Materials that are not yet existing at the time of the Development Transfer but are expected to be generated by Relay after the Effective Date. Relay shall provide such additional Development Know-How and Materials as such Know-How and Materials are generated, either in accordance with the timeline as set forth in the Technology Transfer Plan or in reasonable batches, as discussed by the Parties. [***].

3.2.2Manufacturing Transfer.

(a)Subject to the remainder of this Section 3.2.2, as promptly as possible and in any event in accordance with the timing set forth in the Technology Transfer Plan, Relay will initiate and complete (and if applicable, use Commercially Reasonable Efforts to cause its CMO to initiate and complete) a technology transfer to Licensee, or to its CMO of the Phase Ia Product, such CMO to be selected by Licensee and reasonably acceptable to Relay, of Relay Know-How, documentation and other Materials that relate to the Manufacture of the Lead Candidate or Lead Product (such Know-How, documentation and Materials, the “Manufacturing Know-How and Materials”) and that are listed on the Technology Transfer Plan (such transfer, the “Manufacturing Transfer”).  To the extent any copies of documents or materials within the Manufacturing Know-How and Materials are in possession of a Third Party, Relay is solely responsible, at its own cost and expense, to procure and provide to Licensee all such Manufacturing Know-How and Materials, together with all rights to access and use any such Development Know-How and Materials in accordance with this Agreement (which may be procured or provided by letters of authorization or comparable instruments where approved by Licensee). Relay will make available its personnel and use Commercially Reasonable Efforts to cause its CMO and other Third Party Subcontractors with relevant subject matter expertise to be available on a reasonable basis to consult with Licensee or Licensee’s CMO with respect to the Manufacturing Know-How and Materials and the Manufacturing Transfer.  Relay will not be required to perform a Manufacturing Transfer to more than one CMO of Licensee.  Subject to the completion of the Manufacturing

Transfer, Licensee will be solely responsible for contracting with its CMO for the supply of the Licensed Candidates or Licensed Products, and Relay will have no obligations under such agreement between Licensee and such CMO.

(b)It is understood and agreed that there may be additional Manufacturing Know-How and Materials that are not identified at the time of the Manufacturing Transfer and are thereafter identified.  If after the Manufacturing Transfer, either Party identifies any such additional Know-How and Materials such Party shall notify the other Party, and if such Manufacturing Know-How and Materials are in Relay’s Control, Relay shall transfer such additional Know-How and Materials to Licensee promptly after such identification and notification.

(c)To the extent any additional Manufacturing Know-How and Materials are generated by Relay after the Effective Date, Relay shall identify such Know-How and Materials and shall thereafter transfer such additional Know-How and Materials in reasonable batches as discussed by the Parties.

3.2.3Regulatory Transfer.

(a)Relay shall (i) as promptly as possible and in any event in accordance with the timing set forth in the Technology Transfer Plan, provide all Regulatory Materials that relate to the Lead Candidate and Lead Product and (ii) promptly after the Effective Date use Commercially Reasonable Efforts to expeditiously transfer and assign to Licensee Relay’s entire right, title, and interest in and to the IND for the Lead Product in the Relay Phase Ia Trial (the “Relay IND” and such transfer, the “Relay IND Transfer”) ((i) and (ii) collectively, the “Regulatory Transfer”). The Regulatory Transfer will be conducted in accordance with the requirements of the Technology Transfer Plan, including the timing, method and format requirements set forth thereon.  Relay will make available its personnel (and use Commercially Reasonable Efforts to cause its Third Party Subcontractors with relevant subject matter expertise to be available) on a reasonable basis to consult with Licensee with respect to the Regulatory Transfer.

(b)As part of the Regulatory Transfer, Relay shall (i) duly execute and send to the FDA (with confirmed receipt) a letter transferring ownership of the Relay IND and designation as the sponsor for such Relay IND to Licensee, including an update to the Sponsor obligations as set forth in Schedule 3.2.3 attached hereto (the “Transfer of Sponsor Obligations”) executed by Relay, Licensee and the Relay Phase Ia Trial CRO, and deliver to Licensee copies thereof and (ii) execute or agree upon any necessary agreements (pursuant to Section 3.3.8 or 3.3.9) or amend any existing agreements (pursuant to Section 3.3.7), as necessary as part of such Relay IND Transfer. All such activities are a condition to completion of the Relay IND Transfer.

(c)It is understood and agreed that there may be additional Regulatory Materials that are not identified at the time of the Regulatory Transfer but which are thereafter identified and are necessary or reasonably useful for the Regulatory Transfer.  If, after the Regulatory Transfer, either Party identifies any additional Regulatory Materials with respect to the Lead Candidate or Lead Products in the Field in the Territory, such Party shall notify the other Party, and if such additional Regulatory Materials are in Relay’s Control and possession, then

Relay shall transfer such additional Regulatory Materials to Licensee promptly after such identification and notification.

(d)To the extent any additional Regulatory Materials are generated by Relay after the Effective Date, and to the extent providing such Regulatory Materials are not covered under the SAE Management Plan or elsewhere in this Agreement, Relay shall identify such Regulatory Materials and shall thereafter transfer such Regulatory Materials in reasonable batches as discussed by the Parties.

3.2.4Clinical Transfer.  Promptly after the Effective Date and in accordance with the timing set forth in the Technology Transfer Plan, Relay shall conduct the following activities (the transfer pursuant to this Section 3.2.4, the “Clinical Transfer”):

(a)Relay shall cooperate with and assist Licensee by identifying key Third Party Subcontractors and any agreements entered into by Relay with such key Third Party Subcontractors to prepare for a subsequent Clinical Trial by Licensee for the Lead Candidate or Lead Products, including CRO agreements, clinical trial agreements, institutional review board agreements, manufacturing agreements, supply agreements, laboratory services agreements, and other service provider agreements (“Subsequent Clinical Trial-Related Contracts”). At Licensee's reasonable request, Relay shall use Commercially Reasonable Efforts to assign and transfer its rights and obligations under any Subsequent Clinical Trial-Related Contract with respect to the Lead Candidate or Lead Products to Licensee; provided, however, that Licensee shall inform Relay which Subsequent Clinical Trial-Related Contracts are to be assigned.  To the extent such assignment and transfer is either not practicable, or not requested, Relay shall cooperate with and assist Licensee, at Licensee's reasonable request, in coordinating the transition of such rights and obligations (or proposed rights and obligations) from Relay to Licensee with such Third Parties (including providing relevant contact information and making introductions to key personnel of such Third Parties);

(b)Upon receipt of the Inventory at the location designated by Licensee, Relay hereby sells, conveys assigns and transfers to Licensee all right, title and interest in and to the Inventory.  Relay shall enter into customary documents, including an appropriate bill of sale, if required, for shipment of Inventory to Licensee.  [***].  Relay shall deliver, or authorize Licensee to direct the relevant Third Party Subcontractor to deliver, to Licensee Inventory required to be shipped to Licensee pursuant to this Section 3.2.4(b) to the location designated by Licensee using a carrier selected by and paid for by Licensee, DAP(Incoterms 2020); and

(c)Relay shall coordinate and cooperate with Licensee to transfer to Licensee the data and information relating to the Relay Phase Ia Trial  (the “Relay Phase Ia Trial Data”). To the extent any Relay Phase Ia Trial Data is in the possession of a Third Party, Relay shall deliver any necessary instruments, including any letters of authorization and transfer of ownership, to such Third Party to grant Licensee the right to have transferred such Relay Phase Ia Trial Data from such Third Party and to document and to transfer any such Relay Phase Ia Trial Data from Relay to Licensee.

(d)For ongoing ancillary studies (chronic tox, stability, etc.) supporting the Relay Phase Ia Trial or necessary to maintain the IND for the Lead Product, upon Licensee’s request Relay will transfer any such study to Licensee (or, as requested by Licensee, enter into an arrangement that delegates the roles, rights, and responsibilities for such study between Licensee, Relay and the Third Party Subcontractor supporting such study, including without limitation taking actions substantially similar to those described in Section 3.3.7 for such study) and all data and information relating to such studies.

(e)Relay will make available its personnel (and use Commercially Reasonable Efforts to cause its Third Party Subcontractors with relevant subject matter expertise to be available) on a reasonable basis to consult with Licensee with respect to the Clinical Transfer.  It is understood and agreed that there may be additional data and information relevant to the Clinical Transfer that are not identified at the time of the Clinical Transfer but are necessary or reasonably useful for the Development of the Lead Candidate or Lead Product and are thereafter identified.  If after the Clinical Transfer, either Party identifies any such additional data and information such Party shall notify the other Party, and if such data and information are in Relay’s Control, then Relay shall transfer such additional data and information to Licensee promptly after such identification and notification.

3.2.5Technology Transfer Plan.  The Technology Transfer will be conducted in accordance with the Technology Transfer Plan, including the timing, method and format requirements set forth therein.

3.3Relay Phase Ia Trial Prior to the Relay IND Transfer Date.  This Section 3.3 will apply from the Effective Date until the Relay IND Transfer Date and thereafter Section 3.4 shall apply.

3.3.1Generally.  Until completion of the Relay IND Transfer, Relay will remain responsible as Sponsor for the Relay Phase Ia Trial and will conduct the Relay Phase Ia Trial in accordance with a written development plan that includes a description of Relay’s activities for the Relay Phase Ia Trial, which may be amended in accordance with this Section 3.3 or Section 3.4, as applicable (the “Relay Phase Ia Plan”) and in compliance with Applicable Laws, including maintaining a global safety database for safety and risk management activities as required by Applicable Laws.  A copy of the initial Relay Phase Ia Plan is attached hereto as Schedule 3.3.  In the event of any inconsistency between the Relay Phase Ia Plan and this Agreement, the terms of this Agreement will prevail.

3.3.2Amendments, Changes and Approvals.  Either Party (through its representatives on the JDT after the JDT is formed), may propose amendments to the Relay Phase Ia Plan at any time until such time as no further Development activities are occurring or expected to occur under such Relay Phase Ia Plan.  No amendment or material change to the Relay Phase Ia Plan, including any change to the protocol or investigator’s brochure, will be effective unless and until approved by the JDT. Notwithstanding the foregoing, in the event Licensee desires to amend the Relay Phase Ia Plan to add an additional clinical or non-clinical study to the Relay Phase Ia Plan that is not required nor requested by a Regulatory Authority (each, an “Optional Additional Phase Ia Study”), then Licensee will submit the Optional Additional Phase Ia Study to Relay (through the JDT after the JDT is formed) for consideration.  If Relay agrees to the addition of the Optional Additional Phase Ia Study to the Relay Phase Ia Plan, then the Relay Phase Ia Plan will be amended to add such Optional Additional Phase Ia Study at Licensee’s cost.  If Relay does not agree to the addition of the Optional Additional Phase Ia Study to the Relay Phase Ia Plan, then Licensee may conduct such Optional Additional Phase Ia Study at its own expense outside of the Relay Phase Ia Plan.  If during the conduct of the Relay Phase Ia Trial a Regulatory Authority requires that an additional clinical or non-clinical study be conducted or otherwise requires an amendment to the protocol for the Relay Phase Ia Trial (a “Required Additional Phase Ia Study”), then the Parties will amend the Relay Phase Ia Plan to add such Required Additional Phase Ia Study [***].  If during the conduct of the Relay Phase Ia Trial a Regulatory Authority requests but does not require an additional clinical or non-clinical study be conducted or otherwise requests but does not require an amendment to the protocol for the Relay Phase Ia Trial (a “Requested Additional Phase Ia Study”), the Parties will, through the JDT, discuss in good faith whether the Requested Additional Phase Ia Study can and should be conducted as part of and with the same patient population as the existing or planned Relay Phase Ia Trial, or whether it should be conducted as a separate study by Licensee, taking into consideration strategic factors and timing and resource considerations. [***].  It is understood that time is of the essence in Relay’s ability to conduct the Relay Phase Ia Plan, and that no decisions of the JDT shall be unreasonably withheld or delayed.

3.3.3Conflicting Activities.  Licensee shall have the right (through the JDT after the JDT is formed), to review and provide comments on Development activities with respect to the Relay Phase Ia Trial and to withhold approval of any Development activities that may, in Licensee’s good faith belief, conflict with, or have a negative impact on, Licensee’s Development activities with respect to Licensed Candidates or Licensed Products (including Licensee’s activities under the Global Development Plan during an Opt-In Term). Development activities that are conducted in accordance with the Relay Phase Ia Plan are hereby deemed by the Parties to not be in conflict with, and to not have a negative impact on, Licensee’s Development activities with respect to Licensed Candidates or Licensed Products. Notwithstanding the foregoing, if (a) prior to the transfer to Licensee of the safety database for the Relay Phase Ia Trial a (i) DLT or (ii) SAE, in each case ((i) and (ii)) that is related or could potentially be related to the Licensed Candidate or Licensed Product, or (b) following the transfer to Licensee of the safety database for the Relay Phase Ia Trial any DLT or SAE, is observed in the conduct of Development activities under this Agreement, then the Parties shall meet immediately to discuss next steps and, if Licensee then in good faith determines that any Development activities contemplated in the then-current Relay Phase Ia Plan would conflict with, or have a negative impact on, the safety of the Licensed Candidates or Licensed Product, Licensee shall have the right to prohibit Relay from conducting such activities and the Parties will modify the Relay Phase Ia Plan and such activities as reasonably directed by Licensee to address such safety concerns.  To the extent Relay’s conduct then conforms to such modified activities in accordance with the modified Relay Phase Ia Plan, then such conduct will be deemed to not be in conflict with, and to not have a negative impact on, Licensee’s Development activities with respect to Licensed Candidates or Licensed Products.  Further, notwithstanding anything herein to the contrary, nothing in this Section 3.3.3, shall limit Relay’s ability to comply with Applicable Laws or to act in the interest of the safety of subjects participating in any Clinical Trials.

3.3.4Information Sharing; Decision Making.  Until completion of the Relay IND Transfer Date, Relay will provide updates regarding its Development activities with respect to the Relay Phase Ia Trial and comply with Section 3.9.1, and will provide such other information with respect to the Relay Phase Ia Trial as is reasonably requested by Licensee and is in Relay’s Control.

Relay will also provide notice to Licensee and the opportunity to review and approve any decision for which Licensee has final decision making rights with respect to the Relay Phase Ia Trial under Section 10.7.3(b).

3.3.5Regulatory Rights and Responsibilities.  The Parties will have the rights and responsibilities set forth in Section 6.3.1.

3.3.6Subcontractor Meetings. Relay will provide Licensee with reasonable advance notice of all meetings with the Relay Phase Ia Trial CRO, Relay’s CMO and Relay’s other Third Party Subcontractors (including investigators) pertaining to the Relay Phase Ia Trial, and use Commercially Reasonable Efforts to coordinate scheduling of such meetings to enable Licensee to participate in all such meetings, including any meetings relating to dose or safety, and Licensee shall have final say on any decisions as provided in Section 10.7.3(b), regardless of whether the JDT has yet been formed.

3.3.7Amendments to CRO and CMO Agreements.  As soon as practicable after the Effective Date, Relay will, as may be necessary or desirable, negotiate in good faith and enter into amendments to its existing agreements, letters of authorization, side letters, written confirmation or any other binding and written agreements with the Relay Phase Ia Trial CRO and its CMO and other Third Party Subcontractors for the Relay Phase Ia Trial to ensure that (a) Licensee will have the right to carry out the responsibilities assigned to it under the Delegation of Authority, SAE Management Plan and Quality Agreement and (b) such agreements are consistent with and enable Licensee to exercise its rights under such documents and this Agreement.  Licensee will reasonably cooperate with such negotiations, including negotiating in good faith and entering into an acceptable three-party agreement with Relay and the Relay Phase Ia Trial CRO, CMO or other Third Party Subcontractor, as applicable, to the extent necessary or reasonably requested by Relay. Relay agrees to use Commercially Reasonable Efforts to complete the foregoing actions prior to the anticipated Relay IND Transfer Date, and acknowledges that they are conditions to completion of the Relay IND Transfer.

3.3.8Safety and Serious Adverse Event Management Plan.  Prior to the Relay IND Transfer Date, the Parties will, and will use Commercially Reasonable Efforts to cause the Relay Phase Ia Trial CRO and other Third Party Subcontractors, as applicable, to, negotiate in good faith and enter into a pharmacovigilance agreement or SAE management plan (the “SAE Management Plan”), that will govern the transfer of the safety database (which shall occur simultaneously or promptly upon execution of the SAE Management Plan), exchange of safety data information, adverse events reporting and Licensed Product complaints with respect to the Relay Phase Ia Trial to ensure timely communication to Regulatory Authorities and compliance with Applicable Law and to designate rights and responsibilities as between such parties to support the Relay IND after the Relay IND Transfer Date. Relay acknowledges that the transfer of the safety database and execution of the SAE Management Plan are conditions to completion of the Relay IND Transfer.  Prior to the transfer of any activities by Relay to a Relay Combination Collaborator, the Parties will enter into a three (3) party pharmacovigilance agreement with such Relay Combination Collaborator.

3.3.9Quality Agreement. Prior to the Relay IND Transfer Date, the Parties will, and will use Commercially Reasonable Efforts to cause Relay’s CMO for the Relay Phase Ia Trial to, negotiate in good faith and enter into a quality agreement (the “Quality Agreement”) with respect to the supply of Phase Ia Product for the Relay Phase Ia Trial and to designate rights and responsibilities as between such parties to support the IND for the Relay Phase Ia Trial after the Relay IND Transfer Date. Relay acknowledges that the foregoing is a condition to completion of the Relay IND Transfer.

3.4Relay Phase Ia Trial after the Relay IND Transfer Date.  This Section 3.4 will apply after the Relay IND Transfer Date.

3.4.1Generally.  Relay will continue to conduct the Relay Phase Ia Trial in accordance with the Relay Phase Ia Plan and in compliance with all Applicable Laws, provided that Licensee will be responsible as Sponsor for the Relay Phase Ia Trial and Relay will provide reasonable assistance and support to Licensee as Sponsor of the Relay Phase Ia Trial to maintain the Relay IND as described further in this Section 3.4.  Without limiting any other provision herein, Licensee, Relay, the Relay Phase Ia Trial CRO and Relay’s CMO and other Third Party Subcontractors for the Relay Phase Ia Trial, as applicable, will have the respective rights and responsibilities with respect to the Relay Phase Ia Trial assigned to them in the Delegation of Authority attached as Schedule 3.4.1(“Delegation of Authority”), the SAE Management Plan and the Quality Agreement. The Parties agree to update the Delegation of Authority upon finalization of the SAE Management Plan if necessary in order to conform such Delegation of Authority to the SAE Management Plan.

3.4.2Amendments, Changes and Approvals.  Either Party (through its representatives on the JDT after the JDT is formed) may propose amendments to the Relay Phase Ia Plan at any time until such time as no further Development activities are occurring or expected to occur under such Relay Phase Ia Plan.  No amendment or material change to the Relay Phase Ia Plan, including any change to the protocol or investigator’s brochure, will be effective unless and until approved by Licensee. Notwithstanding the foregoing, in the event Licensee desires to amend the Relay Phase Ia Plan to add an Optional Additional Phase Ia Study, then Licensee will submit the Optional Additional Phase Ia Study to Relay (through the JDT after the JDT is formed) for consideration before making such amendment.  If Relay agrees to the addition of the Optional Additional Phase Ia Study to the Relay Phase Ia Plan, then the Relay Phase Ia Plan will be amended to add such Optional Additional Phase Ia Study.  If Relay does not agree to the addition of the Optional Additional Phase Ia Study to the Relay Phase Ia Plan, then Licensee may conduct such Optional Additional Phase Ia Study at its own expense outside of the Relay Phase Ia Plan.  [***].  With respect to a Requested Additional Phase Ia Study the Parties will, through the JDT, discuss in good faith whether the Requested Additional Phase Ia Study can and should be conducted as part of and with the same patient population as the existing or planned Relay Phase Ia Trial, or whether it should be conducted as a separate study by Licensee, taking into consideration strategic factors and timing and resource considerations.  [***].  It is understood that time is of the essence in Relay’s ability to conduct the Relay Phase Ia Plan, and that no decisions of the JDT shall be unreasonably withheld or delayed.

3.4.3Conflicting Activities.  Licensee shall have the right (through the JDT after the JDT is formed), to review and provide comments on Development activities with respect to the Relay Phase Ia Trial and to withhold approval of any Development activities that may, in Licensee’s good faith belief, conflict with, or have a negative impact on, Licensee’s Development activities with respect to Licensed Candidates or Licensed Products (including Licensee’s activities under the Global Development Plan during an Opt-In Term). Development activities that are conducted in accordance with the Relay Phase Ia Plan are hereby deemed by the Parties to not be in conflict with, and to not have a negative impact on, Licensee’s Development activities with respect to Licensed Candidates or Licensed Products. Notwithstanding the foregoing, if a (a) DLT or (b) SAE is observed in the performance of Development activities hereunder, the Parties shall meet immediately to discuss next steps and, if Licensee then in good faith determines that any Development activities contemplated in the then-current Relay Phase Ia Plan would conflict with, or have a negative impact on, the safety of the Licensed Candidates or Licensed Product, Licensee shall have the right to prohibit Relay from such activities and the Parties will modify the Relay Phase Ia Plan and such activities as directed by Licensee to address such safety concerns.  To the extent Relay’s conduct then conforms to such modified activities in accordance with the modified Relay Phase Ia Plan, then such conduct will be deemed to not be in conflict with, and to not have a negative impact on, Licensee’s Development activities with respect to Licensed Candidates or Licensed Products.  The approval rights set forth in this Section 3.4.2 shall not limit Licensee’s approval rights pursuant to the Delegation of Authority, SAE Management Plan or Quality Agreement.  Further, notwithstanding anything herein to the contrary, nothing in this Section 3.4.2, shall limit Relay’s ability to comply with Applicable Laws or to act in the interest of the safety of subjects participating in any Clinical Trials.

3.4.4Information Sharing; Decision Making.  After the Relay IND Transfer Date, Relay will provide updates regarding its Development activities with respect to the Relay Phase Ia Trial and comply with Section 3.9.1, and will provide such other information with respect to the Relay Phase Ia Trial as is reasonably requested by Licensee and is in Relay’s Control. If Licensee is conducting Clinical Trials of the Lead Product during the time period that Relay is conducting the Relay Phase Ia Trial, Licensee will provide material updates to Relay regarding Licensee’s Development activities, and will provide such other material information as is reasonably requested by Relay, and notice of DLT and SAEs, as provided in Section 3.9.1, mutatis mutandis.  Relay will also provide notice to Licensee and the opportunity to review and approve any decision for which Licensee has final decision making rights with respect to the Relay Phase Ia Trial under Section 10.7.3(b).

3.4.5Regulatory Rights and Responsibilities.  The Parties will have the rights and responsibilities set forth in Section 6.3.2.

3.4.6Subcontractor Meetings. Relay will provide Licensee with reasonable advance notice of all meetings with the Relay Phase Ia Trial CRO, Relay’s CMO and Relay’s other Third Party Subcontractors (including investigators) pertaining to the Relay Phase Ia Trial, and use Commercially Reasonable Efforts to coordinate the schedules of the Parties to enable Licensee to participate in all such meetings, and Licensee shall have final say on any decisions as provided in Section 10.7.3(b).

3.4.7Transfer of Phase Ia Trial.  Anytime after the Relay IND Transfer Date, notwithstanding anything in the foregoing, if Licensee may request by written notice to Relay that the conduct of the Relay Phase Ia Trial be transferred to Licensee, in whole or in part, such that Licensee has the sole right and responsibility for the conduct of such transferred Relay Phase Ia Trial. If Licensee request to transfer the Relay Phase Ia Trial in whole based upon a breach by

Relay of any of its obligations in Sections 3.2, 3.3, 3.4,  3.9.1, 6.3 and 6.4 that remains uncured [***] after written notice thereof from Licensee to Relay or multiple [***] breaches of such provisions which were previously notified by Licensee to Relay, whether or not cured or curable, then such notice will describe such uncured breach or multiple prior breaches in reasonable detail, including identifying the provisions breached, and will state Licensee’s intention to transfer the Relay Phase Ia Trial pursuant to this Section 3.4.7.   Upon receipt of written notice pursuant to this Section 3.4.7, Relay shall transfer the conduct of the Relay Phase Ia Trial (or the applicable part thereof) to Licensee as reasonably directed in an expeditious manner. For avoidance of any doubt, the cost sharing provisions set forth in this Section 3.4 shall not be changed as a result of such transfer.

3.5Global Development Plan.  In the event Relay exercises its Opt-In Right, then this Section 3.5 will apply during the Opt-In Term.

3.5.1Global Development Plan.  Except with respect to Relay’s obligations under Section 3.3 and 3.4, Licensee will use Commercially Reasonable Efforts to Develop the Lead Products in the Field in the Territory in accordance with the Global Development Plan, subject to any amendments to the Global Development Plan, which will be subject to JDT approval in accordance with Section 10.2.2(g).  For clarity, Licensee may at its option Develop any such [***] Combination outside of the Global Development Plan, provided that the foregoing shall not limit the Parties rights and obligations with respect to sharing of Net Profits and Net Losses during the Opt-In Term as provided hereunder. In the event of any inconsistency between the Global Development Plan and this Agreement, the terms of this Agreement will prevail.

3.5.2Global Development Budget.  The Global Development Plan will contain the Global Development Budget.  The first full Calendar Year of the then-current Global Development Budget, will be binding for purposes of calculating First Tier GDP Overruns and Second Tier GDP Overruns as provided in Section 3.8.5, and will be non-binding for all other purposes.  The Global Development Budget, and each update thereto, will be prepared by Licensee based on Licensee’s good faith estimation, consistent with its standard internal practices, of the probable Development activities to be conducted during the relevant Global Development Budget period, and based on and consistent with the documents and information related to the Licensed Products prepared by Licensee for its internal use and reference in the budgeting process.  Upon request by Relay, the JDT will discuss the appropriate level of detail to include in the Global Development Budget for the applicable Development activities to be performed during the period covered by such Global Development Budget.

3.5.3Reviews.  Beginning with the first [***] of the Opt-In Term and for each year thereafter during the Opt-In Term until such time as no further Development activities are occurring or expected to occur under such Global Development Plan, Licensee will provide to the JDT, [***], any updates to the Global Development Plan proposed for the following Calendar Year and thereafter, and thereupon, the JDT will review and discuss such updated GDP and endeavor to approve such updated GDP within [***] after receipt of such updated GDP.

3.5.4Updates.  The Global Development Budget included in the updated GDP provided in accordance with Section 3.5.3 will contain  [***], in accordance with the requirements set forth in Section 3.5.2.

3.5.5Amendments.  In addition to the annual updates, either Party, through its representatives on the JDT, may propose amendments to the Global Development Plan at any time until such time as no further Development activities are occurring or expected to occur under such Global Development Plan, including amendments to add Development activities to such Global Development Plan.

3.5.6Approvals.  No annual update or amendment to the Global Development Plan will be effective unless and until approved by the JDT.

3.6Diligence.  Relay will use Commercially Reasonable Efforts to perform the Development activities set forth in the Relay Phase Ia Trial in accordance with the Relay Phase Ia Plan and in accordance with the estimated timetables set forth therein and to perform its obligations under Sections 6.3 and 6.4, including dedicating the appropriate amount of time and personnel in terms of knowledge and expertise to support the conduct of the Relay Phase Ia Trial and the Relay IND hereunder in the following functional areas: [***].  Licensee will use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for and launch at least [***] Licensed Product in the Field in [***]. The GDP as of the Effective Date prioritizes a [***] Combination with the Lead Product [***], and for avoidance of any doubt, Licensee reserves the right to reprioritize based on the factors that are contemplated while using Commercially Reasonable Efforts. For the avoidance of doubt, (a) [***] and (b) the exercise of diligence by Licensee with respect to a Licensed Product is to be determined by judging Licensee’s Commercially Reasonable Efforts with respect to such Licensed Product taken as a whole.

3.7Relay Pipeline Combinations.

3.7.1Notwithstanding anything herein to the contrary, Relay and its Affiliates retain the right to Develop all Relay Pipeline Combination Eligible Licensed Products solely for Combination Use in Relay Pipeline Combinations.  The Development of Relay Pipeline Combinations will occur separate from Licensee’s Development activities with respect to the Licensed Products and Licensed Candidates, subject to Section 3.7.2.

3.7.2Prior to conducting any Development activities with respect to a Relay Pipeline Combination, Relay will submit a proposed plan for such activities to the JDT, including if applicable a summary development plan for Regulatory Approval of such Relay Pipeline Combination (the “Proposed Relay Pipeline Combination Development Plan”).  Within [***] days following the submission of such proposed plan to the JDT, Licensee will respond to Relay in writing indicating whether Licensee reasonably expects that the proposed Development activities with respect to a Relay Pipeline Combination in the Proposed Relay Pipeline Combination Development Plan will materially conflict with or negatively impact Licensee’s Development activities with respect to Licensed Products and Licensed Candidates (including Licensee’s activities under the Global Development Plan during an Opt-In Term), including a list of any expected conflicts or negative impacts (such as safety) and the reasons therefor.  The Parties will discuss and attempt to resolve in good faith such issues, including considering whether Relay’s Development activities can be modified to avoid any conflicts or negative impacts.  If the Parties do not agree on modifications to address Licensee’s concerns, Relay may proceed with such activities, subject to Licensee’s final say to stop such activities as provided in Section 10.7.3(b), Licensee’s approval rights in the Delegation of Authority, SAE Management Plan, and Quality

Agreement; provided that Licensee’s approval shall be required for Relay to proceed with respect to such activities that would conflict with, or have a negative impact on, Licensee’s Development activities under the GDP.  In no event shall a delay in response by Licensee be taken to be deemed as an indication that there is no such conflict or negative impact.  If after submission of the Proposed Relay Pipeline Combination Development Plan to the JDT, Relay proposes to make any changes to the Proposed Relay Pipeline Combination Development Plan that could reasonably be expected to materially conflict with or negatively impact Licensee’s Development activities with respect to Licensed Products and Licensed Candidates, Relay will submit such changes to the JDT and this Section 3.7.2 will apply to such proposed changes (mutatis mutandis).

3.8Development Costs and Launch Costs.

3.8.1Relay Phase Ia Trial. Except as set forth in Sections 3.3.2 and 3.4.2, (a) Relay will be responsible for [***] up to the Relay IND Transfer Date, (b) after the Relay IND Transfer Date, [***], and (c) otherwise each Party shall bear its own costs and expenses in performing its responsibilities and activities with respect to the Relay Phase Ia Trial.

3.8.2Relay Pipeline Combinations.  Relay will be responsible for [***] for each Relay Pipeline Combination except that Licensee will provide the Relay Pipeline Combination Eligible Licensed Product therefor to Relay [***], Licensee will [***] for such Relay Pipeline Combinations in accordance with either (a) or (b) below (with such [***] being determined in the same manner as [***] pursuant to Section [***], mutatis mutandis: [***].

For avoidance of any doubt, if Licensee does not elect the [***] with respect to a Relay Pipeline Combination and such Relay Pipeline Combination does not receive Regulatory Approval in the Profit Share Territory, Licensee will not be required to [***] with respect to such Relay Pipeline Combination. As used in this Section 3.8.2, “Global Trial” shall mean, with respect to any Relay Pipeline Combination, [***]

3.8.3Payment Elections.

(a)Promptly following preparation and compilation of the final approved tables, listings and figures for the Clinical Trial for a Relay Pipeline Combination immediately preceding [***] Pivotal Trial for such Relay Pipeline Combination, Relay will provide Licensee the same, together with the total development cost incurred or accrued for Global Trials of such Relay Pipeline Combination through such date, and a proposed clinical development plan and budget for the Pivotal Trial, including trial design, protocol, patient and site selection (the “Licensee Selection Data Package”) to Licensee.  If the Licensee Selection Data Package provided by Relay is incomplete, then Licensee may notify Relay of the incomplete status of such Licensee Selection Data Package in writing including any items that, in Licensee’s reasonable determination made in good faith, should have been included therein but were not included therein within [***] after receipt thereof.  Following receipt of such notice, to the extent such missing data is available, Relay will promptly deliver to Licensee the additional information to complete the Licensee Selection Data Package.

(b)Licensee will have the right to [***] of the Relay Pipeline Combination in accordance with Section 3.8.2(a) by providing with written notice thereof within

[***] after receipt of the complete Licensee Selection Data Package (such time period, the “Licensee Selection Data Package Review Period”, and election of such funding, the “Early Payment Election”).  For the avoidance of doubt, the Licensee Selection Data Package Review Period will not commence until Licensee has been provided a complete Licensee Selection Data Package.

(c)If Licensee does not elect the [***] and the Relay Pipeline Combination receives Regulatory Approval in the Profit Share Territory, Relay will thereafter [***] pursuant to Section [***] in accordance with Section[***]  If Licensee elects the [***], Relay will thereafter [***] pursuant to sub-clause (i) of Section [***] in accordance with Section [***] and will Relay will [***] Licensee [***] pursuant to sub-clause [***] of Section [***] in the same manner as Licensee [***] to Relay for [***] pursuant to Section [***] mutatis mutandis.

3.8.4Shared Products; Royalty Products.

(a)During the Opt-In Term, the Parties will share all Development Costs for Development activities conducted under the Global Development Plan for the Shared Products and all Launch Costs for the Shared Products, in each case in accordance with the applicable Sharing Percentages and in accordance with Section 11.3.1.

(b)Licensee will be responsible for all development costs for all Royalty Products (for the avoidance of doubt, however, excluding Relay’s development costs relating to Licensed Products or Licensed Candidates in connection with Development of Relay Pipeline Combinations).

3.8.5[***].

3.9Reports; Records.

3.9.1Commencing with the first meeting of the JDT and continuing until delivery of the TLF to Licensee pursuant to Section 4.1.2, Relay will prepare and deliver to the JDT, written reports summarizing its Development activities performed to date by Relay (or updating such report for activities performed since the last such report submitted hereunder, as applicable) with respect to the Relay Phase Ia Trial (including if (a) prior to the transfer to Licensee of the safety database for the Relay Phase Ia Trial, a (i) dose-limiting toxicity (“DLT”) or (ii) serious adverse event (“SAE”), in each case ((i) and (ii)) that is related to or could reasonably be related to the Licensed Candidate or Licensed Product, is observed or (b) following the transfer to Licensee of the safety database for the Relay Phase Ia Trial any DLT or SAE is observed in the Relay Phase Ia Trial) at least [***] prior to each scheduled JDT meeting.  Relay will further report to the JDT (and for the period prior to the formation of the JDT, directly to Licensee) (A) prior to implementation, any contemplated amendments or material changes to the Relay Phase Ia Plan and any contemplated Development activities with respect to a Relay Pipeline Combination that could reasonably be expected to materially conflict with or negatively impact the design or conduct of any Development activities contemplated by Licensee, including pursuant to the GDP, (B) if a (1) DLT or (2) SAE is observed in accordance with the SAE Management Plan, or prior to execution of the SAE Management Plan, is observed and is related to or could reasonably be related to the Licensed Candidate or Licensed Product, then immediately, and in any event within

[***] after observation of or becoming aware of such DLT or SAE event, (C) immediately (and in any event within [***]) whenever Relay receives an inquiry/request for information or other Material Communication from a Regulatory Authority with respect to the Relay Phase Ia Trial, (D) any contemplated dose or cohort decision with respect to the Relay Phase Ia Trial prior to any such decision, and (E) such other data and information and summaries thereof as are agreed by the JDT in the data and information sharing plan contemplated in Section 10.2.2(k).

3.9.2For such period during which Relay is conducting Development activities for Relay Pipeline Combinations, at least [***] prior to each Calendar Quarter JDT meeting, Relay will prepare and deliver to the JDT, written reports summarizing Development activities for Relay Pipeline Combinations performed to date by Relay (or updating such report for activities performed since the last such report submitted hereunder, as applicable), including copies of study designs, protocols and results for Clinical Trials for each Relay Pipeline Combination. Relay will further promptly report to the JDT any regulatory communications related to the Licensed Candidates or Licensed Products, including the Clinical Trials conducted by Licensee in the Global Development Plan. Relay will report to Licensee (a) the observation of a (i) DLT or (ii) SAE in accordance with the Pharmacovigilance Agreement, or prior to execution of such Pharmacovigilance Agreement, immediately, and in any event within [***] after becoming aware of any (A) DLT or (B) SAE in each case ((A) and (B)) that is observed and is related to or could reasonably be related to the Licensed Candidate or Licensed Product, and (b) such other data and information and summaries thereof as are agreed by the JDT in the data and information sharing plan contemplated in Section 10.2.2(k).

3.9.3 For such period during the Opt-In Term as Licensee is conducting Development activities for Shared Products under the Global Development Plan, at least [***] prior to each Calendar Quarter JDT meeting, Licensee will prepare and deliver to the JDT, written reports summarizing Development activities for Shared Products performed to date by Licensee (or updating such report for activities performed since the last such report submitted hereunder, as applicable), including copies of study designs, protocols and results for Clinical Trials for each Shared Product.

3.9.4For such period as Licensee is conducting Development activities for any Back-Up Compound or any Back-Up Product (or outside of the Opt-In Term, the Lead Candidate or any Lead Product) and any Back-Up Development/Commercial Milestones pursuant to Section 11.5.3 (or Development/Commercial Milestones pursuant to Section 11.5.1 outside of the Opt-In Term), in each case that are tied to Development activities, remain to be achieved, on or about [***] of each Calendar Year, Licensee will provide Relay with an annual written report summarizing the material Development activities undertaken by Licensee with respect to  the Back-Up Compounds and Back-Up Products (and outside of the Opt-In Term, the Lead Candidate and Lead Products) in the immediately preceding Calendar Year.  Such reporting with respect to any Back-Up Compound or Back-Up Product (and outside of the Opt-In Term, the Lead Candidate and any Lead Product), shall commence following the initiation of the first IND-enabling study of such Back-Up Compound or Back-Up Product (or the Lead Candidate or Lead Product, as applicable), until Development activities are no longer being conducted with respect to such Back-Up Compound or Back-Up Product (or the Lead Candidate or Lead Product, as applicable).

3.9.5Each Party will provide the members of the JDT with written copies of all materials it intends to present at a JDT meeting.  The JDT may also request at any time specific material data or information related to relevant Development activities or that a written report be prepared in advance of any meeting summarizing certain material data and information arising out of the conduct of relevant Development activities, and the Party or appropriate committee to whom such request is made will promptly provide to the other Party or JDT such report, data or information that was reasonably requested.

3.9.6If during the Opt-In Term Licensee or its Affiliates makes a decision, including through a governance committee ([***] or their respective equivalent if such committees do not exist in the future), to permanently cease all Development and Commercialization activities with respect to a given Licensed Product, then Licensee will report such cessation and the date of such decision in the first report provided to Relay pursuant to Section 3.9.3 after such date.

3.9.7If Relay or its Affiliates makes a decision to cease all Development and Commercialization activities with respect to a given Relay Pipeline Combination, then Relay will report such cessation and the date of such decision in the first report provided to Licensee pursuant to Section 3.9.2 after such date.

3.9.8Each Party will maintain records with respect to the Lead Candidate, Back-Up Compounds, Lead Products and Back-Up Products (including Combination Use thereof), in sufficient detail and in sound scientific manner appropriate for Patent and regulatory purposes and in compliance with GLP, GMP and GCP, as applicable, with respect to activities intended to be submitted in regulatory filings (including INDs).  All such records, and the information disclosed therein, are the Confidential Information of the Party maintaining such records and will be protected as Confidential Information by the recipient Party in accordance with Article 13.

Opt-In Right; OPT-OUT RIGHT

4.1Opt-In Right.

4.1.1Subject to the remainder of this Section 4.1, Licensee hereby grants to Relay an exclusive option, exercisable in Relay’s sole discretion one (1) time, to fund Development Costs for Lead Products in the Field and share in the Net Profits and Net Losses of Commercializing Lead Products in the Field in the Profit Share Territory, such funding and sharing of Net Profits and Net Losses to be in accordance with the Sharing Percentages (collectively, the “Opt-In Right”).

4.1.2Promptly following preparation and compilation of the final tables, listings and figures from the Relay Phase Ia Trial (the “TLF”), Relay will provide the same to Licensee.  Within [***] after Licensee’s receipt of the TLF, Licensee will provide to Relay (a) a proposed, updated Global Development Plan, with the proposed updates thereto based in part on the TLF, other data and information created, conceived or generated in the conduct of the Relay Phase Ia Trial and on Licensee’s then good-faith plans with respect to Development of Lead Products (which Relay acknowledges may not be complete, with respect to all Licensee Combination Agents included in the initial Global Development Plan), (b) a good faith estimate of Development

Costs incurred through such date for any Clinical Trials commenced by Licensee for Lead Products prior to such date (the “Opt-In Data Package”).  Relay may exercise its Opt-In Right [***] following receipt of the Opt-In Data Package in accordance with this Section 4.1.2 (the “Opt-In Deadline”).  For clarity, if Relay elects to exercise its Opt-In Right prior to receipt of the Opt-In Data Package (including the amended Global Development Plan contained therein), Relay shall have no right to revisit its election to exercise its Opt-In Right or object to the amended Global Development Plan, provided that [***] and (b) Relay shall have the right to exercise its Opt-Out Right as provided in Section 4.2.

4.1.3If the TLF provided by Relay in accordance with Section 4.1.2 is incomplete, Licensee may notify Relay in writing of the incomplete status of such TLF in writing including any items that, in Licensee’s reasonable determination made in good faith, should have been included therein but were not included therein within [***] after receipt thereof.  Following receipt of such notice, Relay will promptly deliver to Licensee the additional information requested by Licensee to complete the TLF. For clarity, delivery of such incomplete TLF will not trigger the [***] period for Licensee to provide to Relay the Opt-In Data Package, but such [***] period will thereafter be triggered on the date of Licensee’s receipt of the additional information requested by Licensee to complete the TLF.

4.1.4If the Opt-In Data Package provided in accordance with Section 4.1.2 is incomplete, Relay may notify Licensee in writing of the incomplete status of such Opt-In Data Package in writing including any items that, in Relay’s reasonable determination made in good faith, should have been included therein but were not included therein within [***] after receipt thereof.  Following receipt of such notice, Licensee will promptly deliver to Relay the additional information requested by Relay to complete the Opt-In Data Package. For clarity, delivery of such incomplete Opt-In Data Package will not trigger the [***] period after which the Opt-In Deadline would occur pursuant to Section 4.1.2, but such [***] period after which the Opt-In Deadline would occur pursuant to Section 4.1.2 will thereafter be triggered on the date of Relay’s receipt of the additional information requested by Relay to complete such Opt-In Data Package (such date of receipt in no event to exceed the [***] period described above).

4.1.5Following delivery of the complete Opt-In Data Package, and prior to the Opt-In Deadline, Licensee will make its representatives reasonably available to Relay to discuss future Development of the Lead Products.

4.1.6Relay will have the right, in its sole discretion, to exercise the Opt-In Right by delivering to Licensee by the Opt-In Deadline written notice of exercise (each such notice, the “Opt-In Exercise Notice”).  If Relay provides an Opt-In Exercise Notice prior to the Opt-In Deadline, then (a) Relay will have exercised the Opt-In Right, and (b) the date of receipt of such Opt-In Exercise Notice will be the “Opt-In Effective Date”.  If Relay fails to provide an Opt-In Exercise Notice prior to the Opt-In Deadline, the Opt-In Right will expire and be of no further force or effect.

4.1.7As of the Opt-In Effective Date, (a) Section 11.2 will apply with respect to the Shared Products and (b) notwithstanding anything to the contrary in Section 3.4, the proposed, updated Global Development Plan will be binding with respect to Shared Products in the Profit Share Territory until such plan is thereafter updated or amended in accordance with Section 3.4.

If prior to the Opt-In Effective Date, Licensee has paid to Relay any Development/Commercial Milestone, and Relay later exercises its Opt-In Right, then Relay will repay the corresponding Development/Commercial Milestone Payment to Licensee either (i) [***] following the Opt-In Effective Date or (ii) in equal installments due on or prior to the beginning of each of the next four (4) Calendar Quarters.

4.1.8As of the Opt-In Effective Date and prior to the Opt-Out Date, the Sections of this Agreement that apply to the Shared Products during the Opt-In Term shall apply.

4.2Opt-Out Right.

4.2.1At any time prior to the third (3rd) anniversary of the First Commercial Sale of the first Shared Product in the Profit Share Territory, Relay has the right, at its sole discretion, to opt-out of further participation in co-funding Development and Commercialization activities for the Shared Products with respect to the Profit Share Territory by providing Licensee with written notice thereof, which election will become effective on the first day of the first Calendar Quarter that begins on or after the [***] anniversary of the date of such election (the “Opt-Out Date”) for the remainder of the Term (the “Opt-Out Right”).  As of the Opt-Out Date and continuing for the remainder of the Term, (a) all Shared Products will automatically become Lead Royalty Products, (b) Licensee will be solely responsible for all Development Costs, Launch Costs and Commercialization costs for all Licensed Products in the Territory incurred thereafter, (c) Licensee will continue to comply with its diligence obligations in Section 3.6 and (d) Licensee will provide the reports in accordance with Sections 3.9.

4.2.2In the event that Relay materially breaches its obligations to share Development Costs and Launch Costs with respect to the Shared Products in accordance with Section 11.3.1, and fails to cure such breach within [***] after written notice thereof is given by Licensee to Relay specifying the nature of the alleged breach, or Relay materially breaches its obligations under Article 9 (Exclusivity), 12.1 (Licenses), or 12.6 (Third Party Licenses), or its obligations under the SAE Management Plan, Quality Agreement, or the Pharmacovigilance Agreement, and fails to cure such breach within the applicable Cure Period set forth in Section 16.3 or such other agreement after written notice thereof is given by Licensee to Relay specifying the nature of the alleged breach, in lieu of exercising its termination right for such breach pursuant to Section 16.3. Licensee will have the right to force the exercise by Relay of its Opt-Out Right upon written notice to Relay.  In such case, (a) the consequences set forth in Section 4.2.1 will apply and (b) the date of such final written notice will be deemed to be the “Opt-Out Date.”  Notwithstanding any such forced exercise of Relay’s Opt-Out Right, Relay shall remain responsible for its share of all Development Costs and Launch Costs for Shared Products incurred during the Opt-In Term, and shall not be entitled to any reimbursement for any such Development Costs or Launch Costs.  Licensee may offset any amounts due from Relay pursuant to Section 11.3.2 and not paid as of the Opt-Out Date against any subsequent payments due from Licensee to Relay hereunder.

Article 5.
Commercialization.

5.1General.  Subject to the terms and conditions set forth in this Agreement, Licensee will conduct Commercialization activities for the Licensed Products in the Field in the Territory as further set forth in this Article 5.  Licensee shall have the sole right and responsibility for all Commercialization activities relating to the Licensed Products in the Field in the Territory, subject to Relay’s Coordinated Promotion Right, including its retained rights in Section 12.1.1 and its rights in Section 16.9.

5.2Commercialization Costs with Respect to Licensed Products.

5.2.1Profit Share Territory. In the Profit Share Territory:

(a)If Relay exercises its Opt-In Right, then during the Opt-In Term the Parties will share Net Profits and Net Losses in accordance with the Sharing Percentages pursuant to Section 11.3.1.

(b)If Relay exercises its Opt-Out Right, then Licensee will be responsible for all costs and expenses incurred during the period from the Opt-Out Date for the remainder of the Term.

5.2.2Royalty Territory.  As between the Parties, Licensee will be responsible for [***] costs and expenses incurred for [***] Commercialization activities for the Licensed Products in the Royalty Territory.

5.3Sales and Distribution.  Notwithstanding anything to the contrary contained in this Agreement, Licensee and its Affiliates and Sublicensees will, as between the Parties, have the sole right to book sales, warehouse and distribute Licensed Products in the Field in the Territory, subject to Relay’s rights in Section 16.9.

5.4Recalls, Market Withdrawals or Corrective Actions.  In the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with a Licensed Product in the Field in the Territory, Licensee will, as between the Parties, have the sole right to decide whether to conduct a recall, market withdrawal, or corrective action and the manner in which any such recall, market withdrawal, or corrective action will be conducted.  Without limiting any indemnification obligation Relay may have under this Agreement, (a) if such recall, market withdrawal or corrective action occurs during the Opt-In Term, all such costs and expenses in the Profit Share Territory will be treated as Allowable Expenses (as applicable), (b) if such recall, market withdrawal or corrective action occurs outside the Opt-In Term, Licensee will bear the costs and expenses of any such recall, market withdrawal or corrective action in the former Profit Share Territory, and (c) Licensee will bear the costs and expenses of any such recall, market withdrawal or corrective action in the Royalty Territory.

5.5Pricing; Combination Products.

5.5.1Pricing.  Licensee shall have the sole right and responsibility to set the price of Licensed Products, including in Combination Use.  [***].  Relay acknowledges that pricing takes into consideration multiple factors as mentioned above that in the totality may result in pricing the Licensed Candidate or Licensed Product higher or lower than other such pharmaceutical products Commercialized by or on behalf of a Third Party.

5.5.2Combination Products.

(a)“Combination Product” [***].

(b)If Licensee or its Affiliates or Sublicensees sell a Licensed Product in a Combination Product, then the Sales for such Licensed Product shall be calculated by [***].

(c)In the event that such other active ingredient(s) are not sold separately (but such Licensed Product is), the Sales for such Licensed Product shall be calculated by [***].

(d)In the event that such Licensed Product is not sold separately (but such other active ingredient(s) is), the Sales for such Licensed Product shall be calculated by [***].

(e)In the event that Licensee or its Affiliates intend to sell a Combination Product, and do not intend to sell either the Licensed Product or the other active ingredient(s) included in the Combination Product separately, then [***]. In such event, or  otherwise in the event that neither the Licensed Product nor the other active ingredient(s) include in a Combination Product are sold separately, the Parties will engage in good faith negotiations for up to [***] to determine the Relative Commercial Value, such negotiations to take into consideration: [***].  If during such time Licensee and Relay cannot agree on the Relative Commercial Value, the Dispute will be referred to the Executive Officers in accordance with Section 18.9.2.

5.6Coordinated Promotion Right in Connection with Relay Pipeline Combinations.

5.6.1During the Term, Relay will have the right to co-promote the Relay Pipeline Combination Eligible Licensed Products solely for Combination Use in Relay Pipeline Combinations, throughout the Territory in coordination with Licensee and in compliance with this Agreement and the applicable Coordinated Promotion Agreement (the “Coordinated Promotion Right”).  At least [***] prior to the date of the anticipated submission of the first NDA for a Relay Pipeline Product that will be marketed as a Relay Pipeline Combination anywhere in the Territory (or such other time as may be mutually agreed by the Parties), the JDT will form a JPT pursuant to Section 10.3.  Through the JPT, Licensee will have the right to review and provide comments on Relay’s Commercialization activities for such Relay Pipeline Combination (including choice of any contract sales organization, if any are proposed to be used by Relay), which comments Relay will consider in good faith, and if necessary or desirable by Relay, will modify Relay’s Commercialization activities in a manner to avoid negative impact on Licensee’s Commercialization activities for the relevant Licensed Product.  Relay shall not co-package or co-formulate the Relay Pipeline Compound in a Relay Pipeline Combination with the Licensed Candidate without Licensee’s prior approval, such approval to be in Licensee’s discretion.

5.6.2At least [***] prior to the date of the anticipated submission of the first NDA for a Relay Pipeline Combination, the Parties will negotiate in good faith and enter into a written agreement that sets forth the terms of the Parties’ activities with respect to the promotion of the Relay Pipeline Combination throughout the Territory, such terms to be consistent with the high-level terms and principles set forth in this Section 5.6 (each such agreement, a “Coordinated Promotion Agreement”).  The Parties will coordinate the promotion of the Relay Pipeline Combinations in the Territory pursuant to the terms and conditions of this Agreement and the Coordinated Promotion Agreement, [***], subject to Section 16.9.  Subject to Section 8.1.4, Relay will be entitled to employ a contract sales organization to perform any of its obligations under a Coordinated Promotion Agreement.  Costs and expenses incurred by or on behalf of a Party under any Coordinated Promotion Agreement will be borne as set forth in the Coordinated Promotion Agreement. In the event that the Parties cannot reach resolution on a definitive Coordinated Promotion Agreement within [***] prior to the date of the anticipated submission of the first NDA for a Relay Pipeline Combination, then such Dispute in accordance with Section 16.10 mutatis mutandis.

Article 6.
Regulatory Responsibilities

.

6.1Regulatory Lead Responsibilities.  Subject to Section 5.4, the Regulatory Lead will be solely responsible for all regulatory matters in the Field in the applicable Territory relating to the Licensed Candidates, Licensed Products, [***] Combinations, and Relay Pipeline Combinations for which such Party is the Regulatory Lead.  The Regulatory Lead will own all INDs, NDAs, Regulatory Approvals, Regulatory Materials, and related regulatory documents in the Field in the Territory with respect to such Licensed Candidates, Licensed Products, [***] Pipeline Compounds, [***] Combinations, Relay Pipeline Products and Relay Pipeline Combinations including any drug master files maintained by such Regulatory Lead solely with respect thereto in the Territory.  Notwithstanding anything herein to the contrary, the Regulatory Lead responsibilities with respect to Relay and Relay Pipeline Combinations apply only to the Relay Pipeline Products contained in a Relay Pipeline Combinations and the Relay Pipeline Combination taken as a whole but not with respect to the Relay Pipeline Combination Eligible Licensed Product contained therein on its own.

6.2Drug Master Files.  If Licensee does not have access to or rights to cross reference any drug master files maintained by any Third Party (including any contract manufacturer) pursuant to Section 6.4 reasonably sufficient to permit Licensee to exercise its rights and comply with its regulatory obligations, in each case, in connection with the Development, Manufacture and Commercialization of Licensed Candidates or Licensed Products in the Field in the Territory under this Agreement, then, (a) with respect to any agreement between Relay and any such Third Party that exists as of the Effective Date, Relay will use Commercially Reasonable Efforts to secure for Licensee such reasonably sufficient access to or rights to cross reference any such drug master files maintained by such Third Party, and (b) with respect to any agreement between Relay and any such Third Party that is entered into on or after the Effective Date, Relay shall use Commercially Reasonable Efforts to secure for Licensee such reasonably sufficient access to or rights to cross reference any such drug master files maintained by such Third Party solely with respect to Licensed Candidates or Licensed Products.

6.3Relay Phase Ia Trial.  This Section 6.3 will apply to the conduct of the Relay Phase Ia Trial.

6.3.1Prior to Relay IND Transfer Date.  While Relay is acting as Sponsor of the Relay Phase Ia Trial, the following shall apply:

(a)Relay will immediately provide Licensee (through the JDT after it is formed) each Material Communication from or with Regulatory Authorities with respect to the Relay Phase Ia Trial.  Relay will further provide descriptions of and copies of such Material Communications as part of the updates to the JDT regarding Development activities described in Section 3.9 after the JDT is formed.  With respect to any Material Communication with a Regulatory Authority, Relay will allow Licensee a reasonable opportunity to review and comment on such proposed Material Communication or response thereto in advance of submission to the Regulatory Authority, and will reasonably consider all comments timely provided by Licensee in connection therewith.

(b)Relay will provide Licensee with reasonable advance notice of all meetings with the Governmental Authorities pertaining to the Relay Phase Ia Trial, or with as much advance notice as practicable under the circumstances.  If permitted by the relevant Governmental Authority, Licensee may have up to [***] representatives attend all such meetings; provided that Licensee will not select representatives to attend such meetings whose availability would unreasonably delay any such meeting. Relay will also provide Licensee, in advance of such meetings, with any briefing documents or other materials associated with these meetings, will participate with Licensee in a pre-meeting to prepare for such meeting, and will reasonably consider all comments timely provided by Licensee in connection therewith.  If a Governmental Authority contacts Licensee with respect to the Relay Phase Ia Trial, Licensee shall immediately inform Relay of the same and the Parties will coordinate on a response.

(c)Relay will provide Licensee with a copy of all proposed material regulatory submissions with respect to the Relay Phase Ia Trial for the other Party’s review and comment sufficiently in advance of Relay’s filing or submission thereof, and Relay will reasonably consider all comments timely provided by Licensee in connection therewith (and Licensee’s approval will be required to the extent Licensee has final say on such submission or the matter to which such submission relates as provided in 10.7.3(b)).

6.3.2After Relay IND Transfer Date.  While Licensee is acting as Sponsor of the Relay Phase Ia Trial, the following shall apply:

(a)Licensee will immediately provide Relay any communication received by Licensee from Governmental Authorities with respect to the Relay Phase Ia Trial. Relay will reasonably assist in responding to queries of Governmental Authorities as requested by Licensee, including providing to Licensee immediately (within [***]) after request any data and information in Relay’s Control that was not previously transferred to Licensee and that Licensee reasonably determines is necessary or desirable to respond to any such query.

(b)Relay will reasonably assist in preparing regulatory submissions and responding to queries from Governmental Authorities with respect to the Relay Phase Ia Trial as requested by Licensee, including the portions of any regulatory filing documentation relating to the Manufacture and supply of Phase Ia Product for the Relay Phase Ia Trial or other activities and responsibilities conducted by Relay in connection with the Relay Phase Ia Trial.

(c)If reasonably requested by Licensee, Relay will make appropriate Relay representatives available to participate in meetings with Governmental Authorities pertaining to the Relay Phase Ia Trial or in pre-meetings with Licensee to prepare for such meetings.  Licensee will make such request reasonably in advance of the meeting, or with as much advance notice as practicable under the circumstances.

(d)Relay shall reasonably cooperate with Licensee and provide any other assistance reasonably requested by Licensee with respect to any such regulatory activities conducted by Licensee with respect to the Relay Phase Ia Trial.

6.4Ongoing Support for Development.  Relay will also use Commercially Reasonable Efforts to support Licensee as reasonably requested in support of preparation, submission and prosecution of  regulatory submissions to, and responding to queries from, Governmental Authorities for Licensee Combinations, including preparation (data cleaning, tables and listings) of data to support dose decisions, Phase Ib Clinical Trial study design and preparation and summaries of data sets to support global filings and assistance with requests from Governmental Authorities related to new and existing data, dose justification and safety, preclinical experiments and assays conducted by Relay.

6.5Right of Reference.  Each Party hereby grants to the other Party, and at the request of the other Party will grant to the other Party’s Affiliates and Sublicensees, a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any successor rule or analogous Applicable Law recognized outside of the United States), to, and a right to copy, access, and otherwise use, all information and data (including all CMC information as well as data made, collected, or otherwise generated in the conduct of any Clinical Trials, or early access/named patient programs for any Licensed Candidates or Licensed Products included in or used in support of any regulatory filing, Regulatory Approval, drug master file) or other regulatory documentation (including orphan drug applications and designations) Controlled by such Party or its Affiliates or Sublicensees that relates to any Licensed Candidates or Licensed Products solely for the purpose of (a) in the case of Licensee, obtaining or maintaining any IND or Regulatory Approval of any Licensed Candidates or Licensed Products (including any Licensee Combination) or (b) in the case of Relay, obtaining or maintaining any IND or Regulatory Approval for any Relay Pipeline Combination or Relay Pipeline Product.  Licensee will provide Relay with copies of Regulatory Materials related to any Relay Pipeline Combination Eligible Licensed Products that are reasonably requested by Relay for use by or on behalf of Relay, its Affiliates or Relay Sublicensees in connection with Developing, Manufacturing or Commercializing any Relay Pipeline Combination as permitted hereunder.  In addition, upon the reasonable request of the other Party (on behalf of itself or a Sublicensee), each Party will provide a signed statement to this effect, if requested by the other Party, in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor or analogous Applicable Law outside of the United States) that the other Party may rely on, and the Regulatory Authority may access, in support of the other Party’s application for Regulatory Approval in its Territory, any underlying raw data or information submitted by such Party to the Regulatory Authority with respect to any regulatory submission, Regulatory Approval, drug master file, or other regulatory documentation (including orphan drug applications and designations) Controlled by such Party or its Affiliates or Sublicensees that relates to any Licensed Candidates or Licensed Products or Licensee Combinations or Relay Pipeline Combinations, as applicable.  In addition, upon reasonable request of either Party (on behalf of itself or a

Sublicensee), the other Party will obtain and provide to the requesting Party certificates or other formal or official attestations concerning the regulatory status of any Licensed Candidates or Licensed Products or Licensee Combinations or Relay Pipeline Combinations, as applicable, in the Territory (e.g., Certificates of Free Sale, Certificates for Export, Certificates to Foreign Governments), in each case, as is reasonably necessary for the requesting Party to exercise its rights under this Agreement.  Other than for safety concerns, notwithstanding anything in this Agreement to the contrary, neither Party will withdraw or inactivate any regulatory filing that the other Party references or otherwise uses pursuant to this Section 6.5 unless otherwise mutually agreed by the Parties.

6.6Pharmacovigilance.  Upon the request of a Party, the Parties will negotiate in good faith and enter into a separate pharmacovigilance agreement at least [***] prior to filing the IND for the first Relay Pipeline Compound in a Relay Pipeline Combination (the “Pharmacovigilance Agreement”), which will govern the exchange of safety data information, adverse events reporting and Licensed Product complaints to ensure timely communication to Regulatory Authorities and compliance with Applicable Law.

6.7Costs of Regulatory Affairs.

6.7.1During the Opt-In Term, [***].

6.7.2Outside the Opt-In Term, [***].

6.7.3During the Opt-In Term, [***].

6.7.4Relay will be responsible for [***].

6.8NDA [***]. It is understood and acknowledged that, for each Relay Pipeline Combination, Relay [***]. If, after using Commercially Reasonable Efforts [***], Relay anticipates, based upon reasonable inquiry with the applicable Regulatory Authority, that [***] may be required, then at least [***] prior to filing [***] for such Relay Pipeline Combination, Relay will provide written notice to Licensee of such potential requirement, and the Parties will cooperate to review and discuss potential alternatives [***], including [***].

Article 7.
Manufacturing.

7.1Generally.  Except as otherwise expressly provided in Section 7.2, Licensee shall have the sole right and responsibility for the Manufacturing and supplying of Licensed Candidates and Licensed Products for clinical supply or commercial supply, except for the supplying of the Phase Ia Product as described below.

7.2Responsibilities for Supply.

7.2.1Relay will be responsible (itself or via a CMO), at its expense, for supplying the Phase Ia Product required for the Relay Phase Ia Trial conducted under the Relay Phase Ia Plan as such plan exists as of the Execution Date or as may be modified in accordance with Section 3.3.2 or 3.4.2, as applicable, except that if Relay runs out of such Phase Ia Product in its inventory and is unable to supply thereafter, Licensee will supply, at its expense, by itself or via a CMO, the Phase Ia Product for the remainder of the Phase Ia Clinical Trial.

7.2.2During the  Term, Licensee will be responsible (itself or via a CMO), at its expense, for Manufacturing and supplying any Licensed Candidate or Licensed Product required for the Development or Commercialization of such Licensed Candidate or Licensed Product, except that for clinical supply of Shared Products under the Global Development Plan, Relay’s obligations with respect to reimbursement of its share of Development Costs for Shared Products pursuant to Section 11.2 shall apply.

7.2.3Subject to Sections 7.2.4 and 16.9, Licensee will have the sole right and responsibility (itself or via a CMO), subject to Relay’s back-up rights in accordance with the Supply Agreement, for Manufacturing and supplying Finished Products that Licensee is then-currently Manufacturing for the Development of Licensee Combinations  for clinical supply for the Development activities for Relay Pipeline Combinations.  If Licensee supplies such Finished Products under this Section 7.2.3, then Licensee will provide such clinical supply at Licensee’s expense.

7.2.4Promptly after the Effective Date, and in any event within [***] following the Effective Date, the Parties will negotiate in good faith, and execute, a definitive supply agreement pursuant to which Licensee will supply such clinical supply of Finished Product to Relay (“Supply Agreement”).  [***]. Notwithstanding anything in the foregoing, whether or not the Supply Agreement has been executed, Relay shall provide an initial forecast to Licensee at least [***] prior to anticipated commencement of its Clinical Trial for which such supply is requested for Licensee’s planning purposes.

Article 8.
Compliance Provisions

.

8.1General.

8.1.1Compliance with Laws.  Each Party shall use Commercially Reasonable Efforts to conduct, and to ensure its Affiliates and Third Party Subcontractors conduct, all activities hereunder in compliance with all Applicable Law.

8.1.2Debarment.  Each Party hereby certifies that it is not, and that to its Knowledge it has not employed or otherwise used, and will not knowingly employ or otherwise use, the services of any Person (including any employee, officer, director, Affiliate or Third Party contractor)  that is (a) debarred under United States law (including 21 USC §335a), disqualified under 21 C.F.R. Parts 56, 58 or 312, or any foreign equivalent thereof or (b) the subject of an HHS or FDA debarment or disqualification investigation or proceeding (or similar proceeding by any Regulatory Authority outside the United States), in each case, in the performance of Development or Commercialization activities under this Agreement.  Each Party will notify the other Party in writing promptly if any such debarment or disqualification comes to its attention, and will, with respect to any Person or entity so debarred promptly remove such Person or entity from performing any such activities.

8.1.3Violations.  Each Party hereby certifies that it is not in Violation, and that to its Knowledge it has not employed or used, and will not employ or otherwise use, the services of any Person (including any employee, officer, director, Affiliate or Third Party contractor) who is in Violation in the performance of Development or Commercialization activities under this Agreement.  Each Party will notify the other Party in writing promptly if any such Violation comes to its attention.

8.1.4Subcontractors.  Each Party will be entitled to utilize the services of Third Party Subcontractors to perform activities under this Agreement, provided that (a) the Party engaging a Third Party Subcontractor (the “Subcontracting Party”) will require that such Third Party Subcontractor satisfies its obligations in a manner consistent with the terms of this Agreement and (b) the Subcontracting Party will remain at all times fully liable for such Party’s responsibilities and for any actions or omissions by such Third Party Subcontractor that may be a breach of this Agreement, subject to the last sentence of Section 16.3.  Each Third Party Subcontractor Agreement entered into by a Party after the Effective Date will (i) include confidentiality and non-use provisions that are substantially similar to those set forth in Article 13 (but of duration customary in confidentiality agreements entered into for a similar purpose); and (ii) assign ownership of, or grant a fully sublicensable license under and to, any Know-How and Patents that are created, conceived or generated by such Third Party Subcontractor in the performance of such agreement and are necessary or reasonably useful to Research, Develop, Manufacture or Commercialize Licensed Candidates or Licensed Products.  For clarity, the foregoing requirement to obtain ownership of, or a fully sublicensable license will not apply to any improvements to the proprietary core or platform technology owned or in-licensed by any such Third Party Subcontractor or its Affiliates unless such improvements are necessary or reasonably useful to Research, Develop, Manufacture or Commercialize those Licensed Candidates or Licensed Products with respect to which a Party or its Affiliate conducted its activities under such Third Party Subcontractor Agreement.

Article 9.
Exclusivity.

9.1General.

9.1.1Commencing on the Effective Date and continuing until the third (3rd) anniversary of the First Commercial Sale of the first Licensed Product (whether a Shared Product or a Royalty Product) in the Territory (or Profit Share Territory, as applicable), except for the performance of activities in accordance with this Agreement and the Supply Agreement, neither Relay nor its Affiliates will directly or indirectly, Research, Develop, Manufacture or Commercialize any molecule Directed to the Collaboration Target; provided that Relay and its Affiliates may directly or indirectly Develop the Relay Pipeline Combination Eligible Licensed Products and co-promote, in coordination with Licensee and in accordance with this Agreement and any applicable Coordinated Promotion Agreement, the Relay Pipeline Combination Eligible Licensed Products, in each case solely for Combination Use in Relay Pipeline Combinations.

9.1.2Commencing on the Effective Date and continuing until the third (3rd) anniversary thereof, Genentech will cause gRED not to conduct a Pivotal Trial for a molecule

Directed to the Collaboration Target other than a Licensed Candidate or Licensed Product pursuant to this Agreement [***].

9.1.3Notwithstanding anything herein to the contrary, Relay and its Affiliates will have the right to [***], (ii) as between Licensee and Relay, Relay will remain at all times fully liable for any actions or omissions by such Third Party that may be a breach of this Agreement, subject to the last sentence of Section 16.3, and (iii) Relay or its Affiliate obtain exclusive ownership in the Field of, or a fully sublicensable exclusive license in the Field (or, solely with respect to an academic institution, university or non-commercial Third Party, an option to obtain or negotiate such license limited to Patents) under and to, any Know-How and Patents specifically related to such Licensed Candidates that are created, conceived or generated by such Third Party in the exercise of such rights under such agreement and (iv) and the right to share data and reports with Licensee and for Licensee to use such data and reports in accordance with the rights granted hereunder; provided, further, that in each case of (a) and (b) above, [***].  For the avoidance of doubt, notwithstanding anything to the contrary in Section 13.6, Relay and its Affiliates may not make any Publication with respect to activities conducted pursuant to this Section 9.1.3 without the prior written approval of Licensee in its sole and absolute discretion.

9.2Acquired Programs.

9.2.1Acquired Programs Generally.  Notwithstanding Section 9.1, in the event Relay or its Affiliate acquires a Third Party (by merger, sale, consolidation, reorganization, or other Change of Control) so that such Third Party becomes an Affiliate of Relay, or Relay or its Affiliate acquires all or substantially all of the assets of a Third Party (including any subsidiaries or divisions thereof), and as of the date of such acquisition, such Third Party has, or the acquired assets contain a program or product that existed prior to such acquisition that would otherwise violate Section 9.1 (an “Acquired Program”), then Relay will not be deemed to be in violation of Section 9.1 provided that Relay either (a) divests its rights to such Acquired Program in accordance with Section 9.2.2, or (b) terminates such Acquired Program in accordance with Section 9.2.3, and, in each case ((a) or (b)), provides prompt written notice to Licensee within [***] after the closing of the acquisition of such Acquired Program and whether the acquiring Party is electing (i) or (ii).

9.2.2Divestment of Acquired Program.  If Relay elects to divest its rights to an Acquired Program, then Relay (and its Affiliates, if applicable) will divest such Acquired Program within [***] following the closing of the applicable acquisition under Section 9.2.1 (provided that such period may be extended for up to an additional [***] after closing if Relay and its Affiliates are using diligent efforts to divest such Acquired Program); provided that for so long as Relay or its Affiliates retain such Acquired Program the Acquired Program is segregated in accordance with Section 9.2.4.

9.2.3Termination of Acquired Program.  If Relay elects to terminate an Acquired Program, then Relay (and its Affiliates, if applicable) will cease any activities under such Acquired Program as soon as reasonably practicable and in any event within [***] of the closing of the applicable acquisition under Section 9.2.1, giving due consideration to ethical concerns and requirements under Applicable Law; provided that for so long as Relay or its Affiliates retain such Acquired Program, the Acquired Program is segregated in accordance with Section 9.2.4.

9.2.4Segregation of Programs.  During any period prior to divestment or termination of an Acquired Program pursuant to Section 9.2.2 or 9.2.3, as applicable, Relay may conduct such Acquired Program to the extent permitted by this Section 9.2.4; provided that, (a) none of the Relay Patents and Relay Know-How or Licensee IP will be used in the Acquired Program, and (b) the activities required under this Agreement will be conducted separately from any research, development, manufacturing, and commercialization activities (as applicable) directed to such Acquired Program, including establishing reasonable protections and safeguards, [***].

9.3Acquirer Programs. Notwithstanding Section 9.1, in the event Relay is acquired by a Third Party (by merger, sale, consolidation, reorganization or other Change of Control) so that such Third Party becomes an Affiliate of Relay or is merged into Relay or Relay is merged into such Third Party, and, as of the date of such acquisition or later, such Third Party has a program or product that would otherwise violate Section 9.1 (an “Acquirer Program”), then such Party will not be deemed to be in violation of Section 9.1 and may continue such Acquirer Program subject to Section 18.3.  In addition to the requirements of Section 18.3: [***].

Article 10.
GOVERNANCE; REPORTING

10.1Joint Teams. The Parties will establish a joint development team (“JDT”) to oversee the Development of Licensed Candidates and Licensed Products in the Field in the Territory and, a joint promotion team (“JPT”) to oversee the activities of the Parties with respect to the promotion of the Relay Pipeline Combination Eligible Licensed Product included  in a Relay Pipeline Combination.  Each Joint Team has the authority (a) for matters specifically delegated to it or expressly specified in this Agreement, (b) to resolve disputes within the jurisdiction of such Joint Team, and (c) with respect to any other matter agreed to by the Parties in writing.  For clarity, neither Joint Team will have any power to amend, modify, or waive compliance with this Agreement.  The Joint Teams have no other authority under this Agreement.

10.2Joint Development Team

.

10.2.1Establishment.  Within [***] after the Effective Date, the Parties will establish a JDT as more fully described in this Section 10.2.  The JDT will oversee the Development of Licensed Candidates and Licensed Products in the Field in the Territory, to the extent expressly and as more specifically provided in Section 10.2.2.  Each Party agrees to keep the JDT informed of its progress and activities under this Agreement.

10.2.2Responsibilities.  The JDT will have the following responsibilities with respect to the Development of Licensed Candidates and Licensed Products under this Agreement: [***].

10.3Joint Promotion Team

10.3.1Establishment.  In accordance with Sections 5.6.1, the Parties will establish a JPT with respect to Relay Pipeline Combinations at least [***] prior to the date of the anticipated submission of the first NDA for a Relay Pipeline Combination.  The JPT will coordinate the activities of the Parties with respect to the promotion of the Relay Pipeline Combination Eligible Licensed Products that are contained in Relay Pipeline Combinations and will serve as a forum for the coordination of such promotion activities to the extent expressly and as more specifically provided in Section 10.3.2.  Each Party agrees to keep the JPT informed of its progress and activities with respect to coordinated promotion of such Relay Pipeline Combinations.

10.3.2Specific Responsibilities.  The JPT will have the following responsibilities with respect to the coordinated promotion of the Relay Pipeline Combinations under this Agreement: [***].

10.4Membership.  Each Joint Team will be comprised of [***] representatives (or such other number of representatives as the Parties may mutually agree; provided that such Joint Team will consist at all times of an equal number of representatives of each Party, unless otherwise agreed by the Parties in writing) from each of Licensee and Relay.  Unless otherwise agreed by Licensee, Relay’s representatives will include its [***].  Each representative of a Party will have sufficient seniority and expertise to participate on the applicable Joint Team as determined in such Party’s reasonable judgment.  Licensee will designate a chairperson for each Joint Team, which chairperson will be responsible for developing, in consultation with the representatives of Relay, and circulating the agenda for the applicable Joint Team meeting reasonably in advance thereof.  No chairperson will have additional powers or rights beyond those held by the other representative for the applicable Joint Team.  Each Party may replace any or all of its representatives on a Joint Team at any time upon written notice to the other Party in accordance with Section 18.10.

10.5Meetings.

10.5.1The first scheduled meeting of the JDT will be held no later than [***] after establishment of the JDT unless otherwise agreed by the Parties.  After the first scheduled meeting of the JDT and until delivery of the TLF to Licensee pursuant to Section 4.1.2, the JDT will meet at least [***], or more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties otherwise agree.  After delivery of the TLF to Licensee pursuant to Section 4.1.2 and until the JDT is disbanded in accordance with Section 10.8, the JDT will meet at least once [***], or more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties otherwise agree.

10.5.2The first scheduled meeting of the JPT will be held no later than [***] after establishment thereof unless otherwise agreed by the Parties.  After the first scheduled meeting of the JPT and until the JPT is disbanded in accordance with Section 10.8, the JPT will meet at least once [***], or more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties otherwise agree.

10.5.3The members of each Joint Team may meet by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Notwithstanding the foregoing, at least [***] meeting of each Joint Team per Calendar Year will be in-person, unless the Parties agree otherwise.  The location of the in-person meetings will be mutually agreed by the Parties.

10.5.4Each Party may invite a reasonable number of non-member representatives of such Party and any Third Party to attend meetings of any Joint Team as observers; provided, that any such representative or Third Party is bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth in Article 13 prior to attending such meeting.

10.5.5[***].  Meetings of each Joint Team are only effective if at least [***] representative from each Party is present or participating in such meeting.

10.6Procedural Rules.  Each Joint Team will have the right to adopt such standing rules as will be necessary for its work, to the extent that such rules are not inconsistent with this Agreement.  A quorum of the Joint Team will exist whenever there is present at a meeting at least [***] representative appointed by each Party.  Each Joint Team will take action or make decisions at a meeting at which a quorum exists, or by a written resolution signed by at least [***] appointed by each Party.

10.7Decision Making. Subject to the remainder of this Section 10.7, each Joint Team will make decisions by unanimous agreement.  The representatives from each Party on any Joint Team will have, collectively, [***] vote on behalf of that Party.  Except as otherwise expressly set forth in this Agreement, the phrase “determine,” “designate,” “approve” or “determine whether to approve” by a Joint Team and similar phrases used in this Agreement will mean approval in accordance with this Section 10.7, including the tie breaking provisions herein.

10.7.1Decisions of the JPT.  The JPT will use good faith efforts to promptly resolve any matter for which it has authority.  Notwithstanding the foregoing, for any matter over which Party has final decision-making authority pursuant to Section 10.7.3, such Party may make the decision on such matter at any time, without waiting for the JPT to reach agreement on such matter.

10.7.2Decisions of the JDT.  The JDT will use good faith efforts to promptly resolve any matter for which it has authority. Notwithstanding the foregoing, for any matter over which Party has final decision-making authority pursuant to Section 10.7.3, such Party may make the decision on such matter at any time, without waiting for the JDT to reach agreement on such matter.

10.7.3Final Decision Making Authority.  If the Joint Team is unable to reach unanimous agreement on any matter for which the Joint Team is responsible, then,

(a)Relay Decisions.  [***]

(b)Licensee Decisions. [***]

(c)[***].

(d)Notwithstanding clause (ii) of Section 10.7.3(b), in the event Licensee requests to amend or change the Relay Phase Ia Plan to add an Optional Additional Phase Ia Study or a Required Additional Phase Ia Study, such request will be subject to Relay’s rights in Section 3.3.2 or Section 3.4.2, as applicable.

In any case, Licensee may move forward without delay on any activities for which it believes in good faith that it has final decision making authority regardless of any dispute, which would be escalated independently of the applicable Joint Team.

10.8Minutes.  The Parties will alternate responsibility (with Licensee having such responsibility first) for preparing and circulating minutes of each meeting of each Joint Team, setting forth, inter alia, an overview of the discussions at the meeting.  Such minutes will be effective only after such minutes have been approved by both Parties in writing or by e-mail, with any differences in the Parties’ recollections noted in such finalized minutes.  Definitive minutes of all Joint Team meetings will be finalized no later than [***] after the meeting to which the minutes pertain.

10.9Disbandment.  The JDT will disband upon the earlier of [***].  The JPT will disband upon the earlier of [***].  Following the disbandment of all Joint Teams, all notices required to be delivered by a Party to the Joint Teams will thereafter be provided to the other Party in accordance with Section 18.12.

10.10Sub-Committees and Working Groups.  Each Joint Team may establish sub-committees or working groups to interact on a more frequent basis on specific projects and tasks assigned to them by such Joint Team; provided, that the authority of such sub-committees or working groups will not expand beyond the authority of the applicable Joint Team.  Any such sub-committees or working groups will have no decision-making authority but will make recommendations to the applicable Joint Team for its review and approval.

10.11Limitations on Authority.  Each Party will retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion will be delegated to or vested in a Joint Team unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  No Joint Team will have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 18.15 or compliance with which may only be waived as provided in Section 18.15.

10.12Financial Liaisons.  [***].

10.13Alliance Managers

.  Promptly after the Effective Date, each Party will appoint an individual to act as alliance manager for such Party who possesses a general understanding of this Agreement and the conduct of activities hereunder and who will oversee contact between the Parties for all matters between meetings of each Joint Team and will have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”).  The Alliance Managers may attend all meetings of the JDT as non-voting participants and will be responsible for assisting the JDT in performing its informational and review responsibilities.  The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, will be promptly provided to the other Party in accordance with Section 18.10. Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

Article 11.
FINANCIAL TERMS

11.1Upfront Payment and IND Transfer and Phase Ia Completion Payments.

11.1.1Upfront Payment.  As partial consideration for the licenses and other rights granted by Relay to Licensee under this Agreement, Licensee will pay Relay, in accordance with Section 11.1.4, a non-refundable, non-creditable initial payment of Seventy Five Million Dollars ($75,000,000) upon completion of all activities under the Technology Transfer Plan that are scheduled to be completed as of the Effective Date, including providing Licensee with complete access (including the ability to download) to all information and data in the data room to which Licensee was provided “read only” access as part of its due diligence activities conducted prior to the Execution Date (the “Immediate Tech Transfer Activities”).

11.1.2IND Transfer Payment.  As partial consideration for the licenses and other rights granted to Licensee hereunder, Licensee will pay to Relay, in accordance with Section 11.1.4, [***] upon completion of the Relay IND Transfer, including completion of all activities that are conditions to the Relay IND Transfer as described in Section 3.2.3(b), and completion of all activities under the Technology Transfer Plan that are scheduled to be completed within [***] after the Effective Date (the “IND Transfer Milestone”).

11.1.3Relay Phase Ia Trial Payment.  As partial consideration for the licenses and other rights granted to Licensee hereunder, Licensee will pay to Relay, in accordance with Section 11.1.4, the non-refundable, [***] (the “Relay Phase Ia Trial Milestone”). Notwithstanding the foregoing, if the Relay Phase Ia Trial is transferred to Licensee pursuant to Section 3.4.7, then Licensee will pay Relay the Relay Phase Ia Trial Milestone upon the later of (i) Licensee’s confirmation of complete transfer of the Relay Phase Ia Trial as directed pursuant to Section 3.4.7 and (ii) Licensee’s receipt of the complete TLF, whichever occurs later; provided that if Licensee requested such transfer of the Relay Phase Ia Trial based upon breach by Relay as set forth in such Section 3.4.7, then no Relay Phase Ia Trial Milestone will be due or paid.

11.1.4Payment of Upfront, IND Transfer and Relay Phase Ia Trial Payments.  Licensee will provide Relay with written notice of completion of the Immediate Tech Transfer Activities or achievement of the IND Transfer Milestone or the Relay Phase Ia Trial Milestone, as applicable, promptly after Licensee’s confirmation of the achievement thereof and confirmation that Relay is in material compliance with all of its obligations with respect to the Technology Transfer and relevant obligations under Sections 3.2, 3.3, 3.4,  3.9.1, 6.3 and 6.4 through such date.  Relay shall invoice Licensee upon receipt of such notice from Licensee, and Licensee will make the corresponding payment within [***] after receipt of Relay’s invoice from Relay thereafter for the corresponding payment (or [***] in the case of the initial payment pursuant to Section 11.1.1).  If Licensee is unable to confirm the foregoing, Licensee will promptly notify Relay in writing and the reasons Licensee is unable to confirm, including identifying any items that, in Licensee’s reasonable determination made in good faith, are still needed for achievement of the milestone or compliance with Relay’s obligations under Sections 3.2, 3.3, 3.4,  3.9.1, 6.3 and 6.4.

11.2Relay Phase Ia Trial CRO Costs. Relay Phase Ia Trial CRO Costs will be shared in accordance with Section 3.8.1.  Relay will report to Licensee, within [***] after the end of each Calendar Quarter, the Relay Phase Ia Trial CRO Costs incurred by Relay during such Calendar Quarter.  Such report will specify in reasonable detail (including supporting documentation, as appropriate) all amounts included in such Relay Phase Ia Trial CRO Costs during such Calendar Quarter. Concurrently with or after delivery of such report, Relay will deliver an invoice to Licensee for Licensee’s share of such Relay Phase Ia Trial CRO Costs.  Payment by Licensee will be due [***] after receiving such an invoice from Relay pursuant to this Section 11.2.

11.3Development Costs During the Opt-In Term; Launch Costs.  During the Opt-In Term:

11.3.1Development Costs relating to the GDP; Launch Costs.

(a)Development Costs incurred by Licensee for Shared Products pursuant to the GDP (including for the avoidance of doubt Development Costs incurred prior to the Opt-In Effective Date) and Launch Costs incurred by Licensee for Shared Products will be shared in accordance with the Sharing Percentages.  [***]. Any Development for any such Licensee Combination after Regulatory Approval for the [***] Indication in the Profit Share Territory will be made under the GDP, and the GDP will be updated accordingly and Development Costs and Launch Costs will be shared in accordance with the applicable Sharing Percentages.

(b)In addition, Relay will have the right, in its sole discretion, upon written notice to Licensee [***].  If Relay exercises such right, the Second Tier GDP Overrun for such Calendar Year [***]  Notwithstanding the foregoing, at its option [***] or any portion thereof against subsequent payments owed by Licensee to Relay under Section 11.5.1, 11.5.2, 11.5.4, 11.5.5, 11.6.1 or 11.6.2 until paid.  For the avoidance of doubt, [***].

11.3.2Costs incurred by Licensee during such Calendar Quarter in accordance with the GDP with respect to Shared Products.  Licensee will provide Relay with a written report within [***] after the end of each Calendar Quarter indicating the Development Costs and Launch Costs incurred by Licensee, in each case, in accordance with the GDP in the just-ended Calendar Quarter.  Each such report will specify in reasonable [***]. If Relay has not reported and issued an invoice to Licensee for reimbursement of Licensee’s share of development costs for a Relay Pipeline Combination during such just-ended Calendar Quarter calculated in accordance with Section 3.8.2, Licensee will thereafter deliver an invoice to Relay for any amounts due to Licensee.  If Relay has also reported and issued an invoice to Licensee for reimbursement of Licensee’s share of development costs for a Relay Pipeline Combination during such just-ended Calendar Quarter as provided in Section 3.8.2, Licensee will prepare a reconciliation report for such Calendar Quarter and will deliver an invoice to Relay for any amounts due to Licensee after such reconciliation (or request an invoice from Relay for any amounts due to Relay after such reconciliation). If Relay has any questions related to the foregoing reports, Relay may raise such questions with Licensee (through the applicable financial sub-committee or working group under the JDT if one has been formed or otherwise through the JDT) and the Parties will seek to promptly resolve any such questions.  Payment by a Party will be due [***] after receiving an invoice from the other Party pursuant to this Section 11.3.2.

11.3.3FTE Records and Calculations.  Licensee will record and account for its FTE effort to the extent that such FTE efforts are included in Development Costs or Launch Costs in accordance with the GDP with respect to Shared Products for the Profit Share Territory.  Licensee will allocate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by Licensee.

11.4Net Profits and Net Losses Share.  For so long as there is a sale of a Shared Product in the Profit Share Territory, the terms and conditions of this Section 11.4 will govern each Party’s rights and obligations with respect to Net Profits and Net Losses relating to Shared Products in the Profit Share Territory during the Opt-In Term.  Subject to this Section 11.4, Net Profits and Net Losses with respect to each Shared Product will be shared equally by the Parties.

11.4.1Net Profits and Net Losses Reports and Payments.  In the event that this Section 11.4 applies:

(a)Licensee will report to Relay within [***] after the end of each Calendar Quarter, a good faith, non-binding estimate of Net Profits and Net Losses that will be due for such Calendar Quarter;

(b)each Party will report to the other Party within [***] after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale in the Profit Share Territory of a Shared Product occurs, the elements of the Net Profits and Net Losses calculation, including Net Sales (and the calculation thereof showing deductions taken with respect thereto) and Allowable Expenses incurred by such Party during such Calendar Quarter.  [***]. Within [***] after receipt of such reports, Licensee will provide to Relay a consolidated financial statement setting forth the Net Profits and Net Losses for the Calendar Quarter. The following remittances will be paid as set forth below after Licensee has provided the consolidated financial statement:

(c)if there is a Net Profit for a Shared Product in such Calendar Quarter, then Licensee will pay to Relay a reconciling payment amount equal to Relay’s portion of the Net Profit for such Calendar Quarter within [***] after providing the consolidated financial statement to Relay. An example of a Net Profit and corresponding reconciling payment calculation is set forth on Schedule 11.4.1; or

(d)if there is a Net Loss for a Shared Product in such Calendar Quarter, then Licensee will invoice Relay for the amounts due to Licensee as a result of reconciliation.  Payment by Relay will be due [***] after receiving such an invoice from Licensee.  An example of a Net Loss and corresponding reconciling payment calculation is set forth on Schedule 11.4.1.

11.4.2FTE Records and Calculations.  Licensee will record and account for its FTE effort to the extent that such FTE efforts are included in Allowable Expenses.  Licensee will allocate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by Licensee.

11.5Additional Milestone Payments

11.5.1Development/Commercial Milestones for Lead Royalty Products Outside the Opt-In Term.  Subject to Section 11.5.2, in partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, Licensee will pay to Relay the non-refundable, non-creditable one-time milestone payments set forth in Table 11.5.1 (each, a “Development/Commercial Milestone Payment”) following the first achievement by or on behalf of Licensee (including by any of its Affiliates or any Licensee Sublicensee) of each of the milestone events by a Lead Royalty Product in the Territory (each, a “Development/Commercial Milestone”) which Lead Royalty Product is (a) Covered by a Development Milestone Composition of Matter Claim in the case of Development/Commercial Milestones 1 and 2 or (b) Covered by a Composition of Matter Claim in the case of Development/Commercial Milestones 3, 4 and 5.  [***].  Each of the Development/Commercial Milestone Payments set forth in this Section 11.5.1 is payable only upon the first achievement of the corresponding Development/Commercial Milestone [***] to achieve such Development/Commercial Milestone, and none of the Development/Commercial Milestone Payments will be payable more than once regardless of how many times the Development/Commercial Milestone is achieved.  [***].

Table 11.5.1:

Number	Development/ Commercial Milestone	[***]			[***]	[***]
		[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***].

11.5.2Development/Commercial Milestones for Lead Royalty Products During the Opt-In Term.  During the Opt-In Term, the Development/Commercial Milestones and Development/Commercial Milestone Payments will not apply and in lieu thereof, in partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, Licensee will pay to Relay the non-refundable, non-creditable one-time milestone payments set forth in Table 11.5.2 (each, an “Opt-In Term Development/Commercial Milestone Payment”) following the first achievement by or on behalf of Licensee (including by any of its Affiliates or any Licensee Sublicensee) of each of the milestone events by a Lead Royalty Product in the Royalty Territory (each, an “Opt-In Term Development/Commercial Milestone”) which Lead Royalty Product is Covered by a Composition of Matter Claim.  [***].

Table 11.5.2:

Number	Opt-In Term Development/ Commercial Milestone	[***]			[***]	[***]
		[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***].

11.5.3Development/Commercial Milestones for Back-Up Products at Anytime.  In partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, Licensee will pay to Relay the non-refundable, non-creditable one-time milestone payments set forth in Table 11.5.3 (each, a “Back-Up Development/Commercial Milestone Payment”) following the first achievement by or on behalf of Licensee (including any of its Affiliates or any Licensee Sublicensee) of each of the milestone events by a Back-Up Product in the Territory (each, a “Back-Up Development/Commercial Milestone”) which Back-Up Product is (a) Covered by a Development Milestone Composition of Matter Claim in the case of Back-Up Development/Commercial Milestones 1 and 2 or (b) Covered by a Composition of Matter Claim in the case of Back-Up Development/Commercial Milestones 3, 4 and 5, but solely in the event that a Back-Up Product achieves the corresponding Back-Up Development/Commercial Milestone prior to achievement of the corresponding Development/Commercial Milestone by a Lead Royalty Product (for purposes of this Section 11.5.3 the Development/Commercial Milestone will be deemed to have been achieved by a Shared Product if the Development/Commercial Milestone would have been achieved and paid to Relay for the applicable Lead Product pursuant to Section 11.5.1 had the Lead Product been a Lead Royalty Product and not a Shared Product at the time of achievement) or achievement of the corresponding Opt-In Development/Commercial Milestone by a Lead Royalty Product. [***]. Each of the Back-Up Development/Commercial Milestone Payments set forth in this Section 11.5.3 are payable only upon the first achievement of the corresponding Back-Up Development/Commercial Milestone [***], to achieve such Back-Up Development/Commercial Milestone, and none of the Back-Up Development/Commercial Milestone Payments will be payable more than once regardless of how many times the Back-Up Development/Commercial Milestone is achieved. [***]

Table 11.5.3:

Number	Back-Up Development/ Commercial Milestone	[***]			[***]	[***]
		[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***].

11.5.4  Sales Milestones for Lead Royalty Products Outside the Opt-In Term.  Subject to Section 11.5.5, in partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, Licensee will pay to Relay the non-refundable, non-creditable one-time milestone payments set forth in Table 11.5.4 (each, a “Sales Milestone Payment”) upon the first achievement of the aggregated annual Net Sales thresholds set forth in Table 11.5.4 by a Lead Royalty Product (each, a “Sales Milestone”) which Lead Royalty Product is Covered by a Composition of Matter Claim.  Multiple Sales Milestone Payments may be payable by Licensee within a given Calendar Year in the event that more than one Sales Milestone is achieved during such Calendar Year.  By way of example, if in the first Calendar Year in which Net Sales for a given Lead Royalty Product first exceed the Net Sales threshold set forth as Sales Milestone 1, and the Net Sales for the same or another Lead Royalty Product also exceed the Net Sales threshold set forth as Sales Milestone 2, then Licensee will pay Sales Milestone 1 and Sales Milestone 2 simultaneously. Notwithstanding the foregoing, any Sales Milestone Payments pursuant to this Section 11.5.4 will be reduced by the amount of Opt-In Sales Milestone Payments made pursuant to Section 11.5.5, and Relay will not be eligible for any Sales Milestone for which the equivalent amount of Opt-In Sales Milestone Payments have already been paid.  [***].

Table 11.5.4

Number	Sales Milestone	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

11.5.5Sales Milestones for Lead Royalty Products during the Opt-In Term.  During the Opt-In Term, the Sales Milestones and Sales Milestones Payments set forth in Section 11.5.4 will not apply and in lieu thereof, in partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, Licensee will pay to Relay the non-refundable, non-creditable one-time milestone payments set forth in Table 11.5.5 (each, an “Opt-In Sales Milestone Payment”) upon the first achievement of the aggregated annual Net Sales thresholds set forth in Table 11.5.5 by a Lead Royalty Product in the Royalty Territory (each, an “Opt-In Sales Milestone”) which Lead Royalty Product is Covered by a Composition of Matter Claim.  Multiple Opt-In Sales Milestone Payments may be payable by Licensee within a given Calendar Year in the event that more than one Opt-In Sales Milestone is achieved during such Calendar Year.  By way of example, if in the first Calendar Year in which Net Sales for a given Lead Royalty Product first exceed the Net Sales threshold set forth as Opt-In Sales Milestone 1, and the Opt-In Net Sales for the same or another Lead Royalty Product also exceed the Net Sales threshold set forth as Opt-In Sales Milestone 2, then Licensee will pay Opt-In Sales Milestone 1 and Opt-In Sales Milestone 2 simultaneously. Each of the Opt-In Sales Milestone Payments set forth in this Section 11.5.5 is payable only upon the first achievement of the corresponding Opt-In Sales Milestone by the first Lead Royalty Product to achieve such Opt-In Sales Milestone, and none of the Opt-In Sales Milestone Payments will be payable more than once regardless of how many times the Opt-In Sales Milestone is achieved.  [***].

Table 11.5.5:

Number	Opt-In Sales Milestone	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

11.5.6Sales Milestones for Back-Up Products at Anytime.  In partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, Licensee will pay to Relay the non-refundable, non-

creditable one-time milestone payments set forth in Table 11.5.6 (each, a “Back-Up Sales Milestone Payment”) upon the first achievement of the aggregated annual Net Sales thresholds set forth in Table 11.5.6 by a Back-Up Product (each, a “Back-Up Sales Milestone”), which Back-Up Product is Covered by a Composition of Matter Claim but solely in the event that a Back-Up Product achieves the corresponding Back-Up Sales Milestone prior to achievement or deemed achievement of the corresponding Sales Milestone by a Lead Royalty Product (for purposes of this Section 11.5.6 the Sales Milestone will be deemed to have been achieved by a Shared Product if the Sales Milestone would have been achieved and paid to Relay for the applicable Lead Royalty Product pursuant to Section 11.5.4 had the Lead Product been a Lead Royalty Product and not a Shared Product at the time of achievement) or achievement of the corresponding Opt-In Sales Milestone by a Lead Royalty Product.  [***]  [***]

Table 11.5.6

Number	Back-Up Sales Milestone	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

11.5.7Payment Terms for Milestone Payments.

(a)Licensee will provide Relay with written notice of achievement of any Development/Commercial Milestone, Opt-In Development/Commercial Milestone or Back-Up Development/Commercial Milestone within [***] after Licensee’s confirmation of the achievement thereof and will make the corresponding payment of the Development/Commercial Milestone Payment, Opt-In Development/Commercial Milestone Payment or Back-Up Development/Commercial Milestone Payment, as applicable, within [***] after receipt of an invoice from Relay for the corresponding payment.

(b)As part of the Calendar Quarter royalty reports delivered pursuant to Section 11.7, Licensee will provide Relay with written notice of achievement of any Sales Milestone, Opt-In Sales Milestone or Back-Up Sales Milestone and Licensee will pay to Relay the applicable Sales Milestone Payment(s), Opt-In Sales Milestone Payment(s) or Back-Up Sales Milestone Payment(s) within [***] after receipt of an invoice from Relay regarding the achievement of such Sales Milestone, Opt-In Sales Milestone or Back-Up Sales Milestone.

11.6Royalties

.

11.6.1Royalties for Lead Royalty Products Outside the Opt-In Term. Subject to Section 11.6.2, in partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, during the applicable Royalty Term, on a Lead Royalty Product-by-Lead Royalty Product and country-by-country basis throughout the Territory, Licensee will pay to Relay royalties on the Net Sales in a given Calendar Year of each Lead Royalty Product that is Covered by a Valid Claim under a Relay Royalty Patent at the rates set forth in Table 11.6.1.  Following the expiration of a particular Royalty Term with respect to a given country and Lead Royalty Product, the licenses to Licensee set forth in Article 12 will be perpetual, fully paid-up and royalty-free with respect to such Lead Royalty Product in such country.  The obligation to pay royalties will be imposed only once with respect to the same unit of Lead Royalty Product sold by Licensee, its Affiliate or Licensee Sublicensees.

Table 11.6.1

Portion of Aggregate Net Sales	[***]
[***]	[***]
[***]	[***]
[***]	[***]

11.6.2Royalties for Lead Royalty Products During the Opt-In Term.  During the Opt-In Term, the royalties set forth in Section 11.6.1 will not apply and in lieu thereof, in partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, during the applicable Royalty Term, on a Lead Royalty Product-by-Lead Royalty Product and country-by-country basis throughout the Royalty Territory, Licensee will pay to Relay royalties on the Net Sales  in a given Calendar Year in the Royalty Territory of each Lead Royalty Product that is Covered by a Valid Claim under a Relay Royalty Patent at the rates set forth in Table 11.6.2.  Following the expiration of a particular Royalty Term with respect to a given country and Lead Royalty Product, the licenses to Licensee set forth in Article 12 will be perpetual, fully paid-up and royalty-free with respect to such Lead Royalty Product in such country.  The obligation to pay royalties will be imposed only once with respect to the same unit of Lead Royalty Product sold by Licensee, its Affiliate or Licensee Sublicensees.

Table 11.6.2

Portion of Aggregate Net Sales in the Royalty Territory	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For the avoidance of doubt, (a) during the Opt-In Term, aggregate Net Sales and royalties will be calculated and payable solely with respect to Net Sales of Lead Royalty Products in the Royalty Territory pursuant to this Section 11.6.2; and (b) outside of the Opt-In Term, aggregate Net Sales and royalties will calculated and payable with respect to Net Sales and Lead Royalty Products throughout the Territory pursuant to Section 11.6.1.

11.6.3Royalties for Back-Up Products at Anytime. In partial consideration of the licenses and other rights granted to Licensee hereunder and subject to the terms and conditions set forth in this Agreement, during the applicable Royalty Term, on a Back-Up Product-by-Back-Up Product and country-by-country basis throughout the Territory, Licensee will pay to Relay royalties on the Net Sales in a given Calendar Year of each Back-Up Product that is Covered by a Valid Claim under a Relay Royalty Patent  at the rates set forth in Table 11.6.3.  Following the expiration of a particular Royalty Term with respect to a given country and Back-Up Product, the licenses to Licensee set forth in Article 12 will be perpetual, fully paid-up and royalty-free with respect to such Back-Up Product in such country.  The obligation to pay royalties will be imposed only once with respect to the same unit of Back-Up Product sold by Licensee, its Affiliate or Licensee Sublicensees.

Table 11.6.3

Portion of Aggregate Net Sales	[***]
[***]	[***]
[***]	[***]
[***]	[***]

11.6.4Third Party Agreements; Anti-Stacking.

(a)Relay will have the exclusive right to negotiate and enter into any agreement to obtain a license or otherwise acquire any intellectual property rights from a Third Party for Patents or Know-How [***].  Relay will be responsible for all consideration due to a Third Party in connection with Relay or its Affiliates in-licensing or otherwise acquiring any intellectual property rights under this Section 11.6.4(a).

(b)Licensee will have the exclusive right to negotiate and enter into any agreement to obtain a license or otherwise acquire any intellectual property rights from a Third Party for Patents or Know-How [***] (such other compounds or products, “Licensee Pipeline Compounds”) [***].  Licensee will be responsible for all consideration due to a Third Party in connection with Licensee or its Affiliates in-licensing or otherwise acquiring any intellectual property rights under this Section 11.6.4(b).

(c)After the Effective Date, if either Party identifies any Patents or Know-How of a Third Party that is not included in the Relay IP or Licensee IP [***], such Party shall promptly notify the other Party of the existence of such Third Party Patents or Know-How.

(d)Licensee will have the exclusive right to negotiate and enter into an agreement to obtain a license or otherwise acquire any intellectual property rights from a Third Party for Patents or Know-How [***] (a “Collaboration In-License”), provided that Licensee will keep Relay reasonably informed regarding the progress of negotiating any such agreement.

(e)Relay will have the first right to negotiate and enter into an agreement to obtain a license or otherwise acquire any intellectual property rights from a Third Party for any Patents or Know-How Controlled by a Third Party arising out of any agreement between Relay and any Third Party existing as of or prior to the Effective Date and that is necessary or reasonably useful to Research, Develop, Manufacture or Commercialize any Licensed Candidate or Licensed Product, including in any Licensee Combination or any Relay Pipeline Combination (“Prior Agreement Third Party IP”), provided that [***].  If Relay notifies Licensee that it declines to negotiate and enter into an agreement to obtain a license to or otherwise acquire such Prior Agreement Third Party IP, or fails to enter into such agreement or acquisition approved by Licensee within [***] after notice of the Prior Agreement Third Party IP pursuant to Section 11.6.4(c), Licensee will have the right to negotiate and enter into any such agreement.  Regardless of the Party negotiating and entering into any such agreement to obtain a license or otherwise acquire any intellectual property rights from a Third Party for Prior Agreement Third Party IP, Relay shall be solely responsible for all payments under such agreement to obtain such license or acquire such intellectual property rights.

(f)With respect to payments under a Collaboration In-License during the Term of this Agreement for a license under any Patents [***] (“Shared Collaboration In-License Payments”) (i) such Shared Collaboration In-License Payments will be included in Development Costs or Allowable Expenses, to the extent consistent with the definitions thereof and (ii) any Shared Collaboration In-License Payments that are not Development Costs or Allowable Expenses will be [***] in accordance with Section 11.5.1, 11.5.2, 11.5.4, 11.5.5, 11.6.1 or 11.6.2, in accordance with Section 11.6.4(g).

(g)Licensee may deduct [***] (collectively “Deductible Third Party IP Payments”) from any of the milestone payments otherwise payable to Relay under Sections 11.5.1, 11.5.2, 11.5.4 and 11.5.5 in an amount equal to up to [***] of such milestone payments and from any royalty payments under Sections 11.6.1 and 11.6.2  in a given period in an amount equal to up to [***] of such royalty payments on a Lead Product-by-Lead Product basis in the applicable country, such [***] limit to be calculated after applying Sections 11.6.5 and 11.6.6.  For clarity, Licensee may carry forward to subsequent periods any Deductible Third Party IP Payments amounts that are not fully repaid to Licensee pursuant to the foregoing deductions in any period.

11.6.5No Valid Claim.  On a Licensed Product-by-Licensed Product and country-by-country basis, if during any portion of the Royalty Term for a given Licensed Product in a given country in the Royalty Territory or Territory, as applicable, no [***] Claim Covers the Licensed Product in the country of sale, then the royalty rate that would otherwise be owed and payable under Section 11.6, in each case, with respect to Net Sales of such Licensed Product in such country will be reduced by [***] for the remainder of such Royalty Term.

11.6.6Generic Entry.  On a Licensed Product-by-Licensed Product and country-by-country basis, if during any portion of the Royalty Term for a given Licensed Product in a given country in the Royalty Territory or Territory, as applicable, there is an entry of a Licensed Product sold by a Compulsory Sublicensee, a Competitive Product sold by Relay, its Affiliates or Relay Sublicensees or any Generic Product, in each case in a given country in the Territory when such Licensed Product is sold in such country by Licensee, its Affiliates or Licensee Sublicensees and (a) there has been a decline of the Sales of the applicable Licensed Product in such country greater than [***] of the average quarterly Sales of Licensed Product in such country [***] before the entry of such Licensed Product sold by a Compulsory Sublicensee, Generic Product or Competitive Product in such country, then the royalty rate that would otherwise be owed and payable under Section 11.6.1, 11.6.2 or 11.6.3 (as applicable), in each case, with respect to Net Sales of such Licensed Product in such country will be reduced [***] for [***] of the Royalty Term for such Licensed Product in such country or, if sooner, until further royalty reduction applies pursuant to clause (b) or (c) below, (b) there has been a decline of the Sales of the applicable Licensed Product in such country [***] of the average quarterly Sales of Licensed Product in such country [***] before the entry of such Licensed Product sold by a Compulsory Sublicensee, Generic Product or Competitive Product in such country, then the royalty rate that would otherwise be owed and payable under Section 11.6.1, 11.6.2 or 11.6.3 (as applicable), in each case, with respect to Net Sales of such Licensed Product in such country will be reduced by [***] for [***] of the Royalty Term for such Licensed Product in such country or, if sooner, until further royalty reduction applies pursuant to clause (c) below, or (c) there has been a decline of the Sales of the applicable Licensed Product in such country greater than [***] of the average quarterly Sales of Licensed Product in such country [***] before the entry of such Licensed Product sold by a Compulsory Sublicensee,

Generic Product or Competitive Product in such country, then the royalty rate that would otherwise be owed and payable under Section 11.6.1, 11.6.2 or 11.6.3, in each case, with respect to Net Sales of such Licensed Product in such country will be reduced to [***] after which time the license for such Licensed Product in such country shall thereafter be fully paid-up and irrevocable for such Licensed Product in such country for so long as such Licensed Product is sold in such country. The royalty reductions in this Section 11.6.6 and the royalty reductions in Section 11.6.5 taken together shall not exceed [***] reduction for a Licensed Product in a country, except where clause (c) of this Section 11.6.6 applies, in which case the royalty rate will be reduced to [***] and the license for such Licensed Product in such country shall thereafter be fully paid-up and irrevocable for such Licensed Product in such country for so long as such Licensed Product is sold in such country.  For the avoidance of doubt, royalty reductions pursuant to Section 11.6.4 will be applied to the royalty as reduced pursuant to Section 11.6.5 and 11.6.6.

11.7Royalty Payments and Reporting

.  Licensee will calculate all amounts payable to Relay pursuant to Section 11.6 at the end of each Calendar Quarter and will pay to Relay the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter.  Each payment of royalties due to Relay will be accompanied by a statement of the amount of Sales and Net Sales of each Licensed Product in each country in the Royalty Territory or Territory, as applicable, during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a detailed calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter (including all deductions and reductions).

11.8Opt-Out.

11.8.1In the event that Relay exercises its Opt-Out Right, all Shared Products will automatically become Lead Royalty Products as of the effective date of such exercise and, subject to the remainder of this Section 11.8, Section 11.5.1 will apply and Section 11.5.2 will not apply, Section 11.5.4 will apply and Section 11.5.5 will not apply, and Section 11.6.1 will apply and Section 11.6.2 will not apply.

11.8.2In addition to the foregoing in the case of an exercise by Relay of its Opt-Out Right pursuant to Section 4.2.1 (but expressly excluding any forced exercise of such Opt-Out Right by Licensee pursuant to Section 4.2.2), the royalty rates set forth in Table 11.6.1 will be increased by [***].

11.9Relay Pipeline Compounds; Relay Pipeline Products.  Except as set forth in Section 7.2.3, in no event will Relay owe Licensee any milestones, royalties or other payments with respect to the retained rights under the Relay IP or  license under Licensee IP to Develop and co-promote, in accordance with this Agreement and any applicable Coordinated Promotion Agreement, the Relay Pipeline Combination Eligible Licensed Products for Combination Use in Relay Pipeline Combinations.

11.10[***].

11.11Other Amounts Payable.  With respect to any amounts owed under this Agreement by a Party to the other Party for which no other invoicing and payment procedure is specified in this Agreement, the Party owing such payment obligation will provide to the other Party an invoice, together with reasonable supporting documentation, for such amounts owed and such other Party will pay any undisputed amounts within [***] after receipt of the invoice, and will pay any disputed amounts owed by such other Party within [***] of final resolution of the Dispute.

11.12Additional Payment Terms

.

11.12.1 Method of Payment.  All payments to a Party under this Agreement will be made by deposit of Dollars in the requisite amount to such bank account as such Party  may from time to time designate by notice to the other Party.

11.12.2 Invoices.  All invoices that are required or permitted hereunder to be sent to Licensee shall be in writing and sent by Relay to Licensee’s Alliance Manager at [***] with a copy to [***] or such other address as Licensee may later provide.

11.12.3 Currency.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), Licensee will convert any amount expressed in a foreign currency into Dollars equivalents using its, its Affiliate’s or the applicable Licensee Sublicensee’s standard conversion methodology consistent with Accounting Standards.

11.12.4 Blocked Currency.  Notwithstanding Section 11.12.1 or Section 11.12.2, in the event that Licensee (or its Affiliate or Sublicensee) is prohibited by Applicable Law from making any payment (or portion thereof) to Relay under this Agreement with respect to any given country, such payments shall continue to accrue in such country, but Licensee shall not be obligated to make such payments until such time as payment may be made through reasonable, lawful means or methods that may be available, as Licensee shall reasonably determine, and at the time of payment shall pay such accrued royalties in Dollars using the actual exchange rate which is used to remove such sales proceeds from such country.

11.12.5 Late Payments.  If any payment due to either Party under this Agreement is not paid when due, then the payor Party with respect thereto will pay simple interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) equal to [***].

11.12.6 No Double Counting.  Notwithstanding anything to the contrary contained herein, no cost or expense will be included in calculations of amounts due under this Agreement if inclusion therein would result in a duplication or double-counting of the same cost or expense hereunder.

11.13Taxes

.

11.13.1 General.  Except as expressly set out in this Agreement, a Party making payments to the other Party under this Agreement will make such payments in full without set-off or counterclaim and without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.

11.13.2 Taxes on Income.  Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

11.13.3 Withholding.  Licensee may withhold from payments due to Relay amounts for payment of any withholding tax that is required by Applicable Law to be paid to any taxing authority with respect to such payments.  Licensee will give proper evidence, as may be reasonably requested by Relay, from time to time, as to the payment of any such tax.  Notwithstanding the foregoing, if Licensee assigns its rights and obligations hereunder to an Affiliate or Third Party pursuant to Section 18.3 or sublicenses any intellectual property licensed to Licensee hereunder, and if Licensee or such Affiliate or Third Party is required by Applicable Law to withhold any additional taxes from or in respect of any amount payable under this Agreement as a result of such assignment or sublicense, then any such amount payable under this Agreement will be increased to take into account the additional taxes withheld as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), Relay receives an amount equal to the sum it would have received had no such withholding been made; provided, however, that Licensee will have no obligation to pay any additional amount to the extent that the withholding tax would not have been imposed but for (a) the failure by Relay to take advantage of an otherwise available exemption from or reduction in the rate of withholding tax under any applicable income tax convention between the United States and the jurisdiction in which such Affiliate or Third Party is domiciled, or (b) the assignment by Relay of its rights under this Agreement or any redomiciliation of Relay outside of the United States or any public offering or any other bona fide capital raising event, public or private, a reorganization, spin-out, merger, or consolidation.  Notwithstanding the foregoing, if Licensee has an obligation to pay additional amounts to account for withholding taxes, it will be entitled to a full amount of any foreign tax credit attributable to Relay if and when realized in cash by Relay as a result of such payment.

11.13.4 Cooperation.  The Parties will cooperate with respect to all documentation required by any taxing authority, the preparation of any tax returns, or reasonably requested by either Party to secure a reduction in the rate of applicable withholding taxes.

11.13.5 Indemnification for Withholding.  Subject to Section 11.13.3, if the applicable paying Party had a duty to withhold taxes in connection with any payment it made to the other Party under this Agreement but such paying Party failed to withhold, and such taxes were assessed against and paid by such paying Party, then the other Party will indemnify and hold harmless such paying Party from and against such taxes (including interest, but not including any related penalties).  If such paying Party makes a claim under this Section 11.13.5, it will comply with the obligations imposed by Section 11.13.4 as if such paying Party had withheld taxes from a payment to the other Party.

11.13.6 Tax Treatment.  Except as set forth in the following sentence, Relay and Licensee agree that, consistent with Section 18.19, this Agreement is not intended to constitute a partnership for any purpose, including U.S. federal income and other applicable tax purposes.  Relay and Licensee agree to cooperate in good faith to determine the tax treatment of the exercise of the Opt-In Right in the Profit Share Territory, including determining treatment as a partnership for U.S. federal income and other applicable tax purposes, and Relay and Licensee will negotiate in good faith to enter into any agreements advisable or necessary to implement such tax treatment.

11.14Financial Records

.  Each Party will, and will cause its Affiliates and Sublicensees to, keep complete and accurate books and records pertaining to amounts due under this Agreement in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement.  Such books and records will be retained by each Party and its Affiliates and Sublicensees for [***] after the end of the period to which such books and records pertain.

11.15Audit Rights.  At the request of Relay, Licensee will, and will cause its Affiliates and Licensee Sublicensees to, permit a certified independent public accountant designated by Relay and reasonably acceptable to Licensee, at reasonable times and upon reasonable notice, to audit the books and records maintained by Licensee (or its Affiliate or Licensee Sublicensee, as applicable) pursuant to this Agreement to ensure the accuracy of all reports and payments made hereunder.  Such books and records will be available to the auditor during regular business hours at such place or places where such books and records are customarily kept.  Such examinations may not (a) be conducted for any Calendar Quarter more than [***] after the end of such Calendar Quarter, (b) be conducted more than once in any [***] period or (c) be repeated for any Calendar Quarter.  Except as provided below, the cost of this audit will be borne by Relay, unless the audit reveals an underreporting of amounts due to, or an overreporting of amounts due from, Relay of at least [***].  If such audit concludes that (A) the amount Licensee paid to Relay for a given Calendar Quarter exceeded the amount that was payable to Relay, then at Licensee’s option, (1) Relay will reimburse Licensee for such undisputed variance within [***] after the date on which such audit is completed or (2) Licensee will have the right to credit such excess amounts paid towards future payments owed to Relay under this Agreement, or (B) the amount Licensee paid to Relay for a given Calendar Quarter was less than the amount that was payable to Relay, Licensee will pay Relay for such undisputed variance within [***] after the date on which such audit is completed.  Relay will treat all information subject to review under Section 11.14 and this Section 11.15 in accordance with the confidentiality provisions of Article 13.

Article 12.

LICENSES; INTELLECTUAL PROPERTY

12.1Licenses.

12.1.1Relay.

(a)Relay hereby grants to Licensee and its Affiliates an exclusive, sublicensable (through multiple tiers, subject to the provisions of Section 12.2), non-transferrable (except as set forth in Section 18.3) license under the Relay IP to Research, Develop, Manufacture and Commercialize the Licensed Candidates and Licensed Products, including Combination Use of such Licensed Candidate and Licensed Products with other compounds or products, in the Field in the Territory; provided that Relay and its Affiliates retain rights under the Relay IP to perform its obligations hereunder or Develop, and co-promote in accordance with this Agreement and any applicable Coordinated Promotion Agreement, the Relay Pipeline Combination Eligible Licensed Products solely for Combination Use in Relay Pipeline Combinations and subject to Section 12.2, and the right to grant licenses (and further sublicenses) with respect thereto and to conduct the activities permitted under Section 9.1.3.   For the avoidance of doubt the license granted to Licensee does not include the right to Research, Develop, Manufacture or Commercialize Relay Pipeline Compounds or Relay Pipeline Products.

(b)With respect to any Back-Up Compounds, upon determination by Licensee that it will commence Development of a Back-Up Compound, Licensee shall provide a written notice to

Relay of such determination, and shall identify the Back-Up Compound, [***], and the Relay Patent that discloses or claims such Back-Up Compound.  [***].

12.1.2Relay hereby grants to Licensee a non-exclusive, royalty-free, fully paid-up, sublicensable (through multiple tiers, subject to the provisions of Section 12.2), non-transferrable (except as set forth in Section 18.3) license, under the Relay IP for Licensee’s internal research and pre-clinical development purposes in the Field and in the Territory.  It is understood and agreed that no commercial license is granted by Relay under this Section 12.1.2.  The license granted pursuant to this Section 12.1.2 will terminate on expiration or termination of this Agreement; provided that (a) [***] and (b) Licensee and its Affiliates shall be entitled to use for any purpose thereafter in the Field and in the Territory the residual information retained by personnel of Licensee and its Affiliates that had access to Relay Know-How or other Relay Confidential Information.  As used herein, "residual information" means Know-How or other Confidential Information that are retained in the memories of individuals without the aid of any document or other recorded or stored information containing Relay Know-How or other Relay Confidential Information.

12.1.3Licensee hereby grants to Relay a non-exclusive, sublicensable (through multiple tiers, subject to the provisions of Section 12.2), non-transferable (except as set forth in Section 18.3), worldwide, royalty-free license under the Licensee IP to perform its obligations hereunder and Develop and co-promote in accordance with this Agreement any applicable Coordinated Promotion Agreement, the Relay Pipeline Combination Eligible Licensed Products solely for Combination Use in Relay Pipeline Combinations.

12.1.4Relay shall further have such rights as are granted to it in the Supply Agreement or pursuant to Section 16.9.

12.2Sublicensing

.  Each Party will have the right to grant sublicenses, or in the case of Relay, licenses under the rights retained by Relay, under the rights granted to or retained by it, as applicable, under Section 12.1, through multiple tiers, to (a) any Affiliate and (b) in the case of Licensee, any Third Party and (c) in the case of Relay, (i) any Third Party that is a strategic collaborator (but not a CRO or CMO) with respect to a Relay Pipeline Combination (a “Relay Combination Collaborator”) and (ii) any other Third Party with Licensee’s prior written consent. As between the Parties, each Party will remain at all times fully liable for any actions or omissions by its Sublicensees that may be a breach of this Agreement, subject to the last sentence of Section 16.3. Each sublicense granted under this Section 12.2 will be consistent with the terms and conditions of this Agreement, and with respect to sublicenses to Third Party Subcontractors, will be subject to Section 8.1.4. Relay will give Licensee written notice of entering into an agreement with a Relay Combination Collaborator.

12.3Rights Retained by the Parties

.  For purposes of clarity, each Party retains all rights under Know-How, Patents and other intellectual property, controlled by such Party not expressly granted to the other Party pursuant to this Agreement.

12.4No Implied Licenses

.  Except as explicitly set forth in this Agreement, neither Party will be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right to any Know-How, Patents or other intellectual property of such Party.  Neither Party nor any of its Affiliates will use or practice any Know-How or Patents licensed or provided to such

Party or any of its Affiliates outside the scope of or otherwise not in compliance with the rights and licenses granted to such Party and its Affiliates under this Agreement.

12.5Bankruptcy

.  All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of such Code.  Each Party, as licensee, may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party will be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology.  Such embodiments of the technology will be delivered to the licensee Party not later than: (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under this Agreement; or (b) if not delivered under Section 12.5(a), upon the rejection of this Agreement by or on behalf of the licensor, upon written request.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.  As used herein, “Bankruptcy Code” means the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets.

12.6Third Party Agreements.

12.6.1Relay shall not provide the Lead Candidate to any Third Party, including any Third Party with whom Relay has an existing agreement, on or after the Effective Date.   Promptly after the Effective Date, Relay will inform all Third Parties to whom Relay has previously provided the Lead Candidate pursuant to an existing agreement to discontinue use of the Lead Candidate [***].  The foregoing sentences of this Section 12.6.1 will not apply to (a) use of the Lead Candidate as permitted under Relay’s agreement(s) with the Relay Phase Ia Trial CRO, (b) the use of the Lead Candidate by Relay, a Relay Combination Collaborator or Relay Subcontractor solely in connection with Relay’s pre-clinical Development activities to support Relay Pipeline Combinations, or (c) use of the Lead Candidate as permitted under the Supply Agreement or pursuant to Section 16.9.

12.6.2Promptly after the Effective Date, to the extent Relay does not already have such right under the applicable Existing Sponsored Research Agreement, Relay will use Commercially Reasonable Efforts to obtain the right to share data and reports received by Relay under each of the Existing Sponsored Research Agreements with Licensee and for Licensee to use such data and reports for Licensee’s internal research purposes.

12.6.3Relay shall be responsible for performing all obligations under each Existing Third Party Agreement (including any payment obligations), even if such obligations arise as a result of Licensee’s (or an Affiliate’s or Sublicensee’s) activities in compliance with this Agreement.

(a)Except as could not reasonably be expected to have a materially adverse effect on the licenses or rights granted to Licensee hereunder or impose additional obligations on Licensee, during the Term, Relay shall maintain each Existing Third Party Agreement in full force and effect, in each case in accordance with its terms and conditions, and shall not (i) commit any acts or omissions that could cause a breach of or give rise to a right to terminate an Existing Third Party Agreement or (ii) amend or terminate an Existing Third Party

Agreement or exercise or waive any rights it may have under an Existing Third Party Agreement, in all cases, without the prior consent of Licensee.  [***].

(b)In the event of any notice of breach by Relay given to Relay under any Existing Third Party Agreement, Relay shall immediately notify Licensee in writing and if Relay fails to cure such breach, Licensee shall have the right, but not the obligation, to cure such breach on behalf of Relay solely if the termination of such Existing Third Party Agreement could be reasonably expected to have a materially adverse effect on the licenses or rights granted to Licensee hereunder, and to offset any amounts incurred or paid by Licensee in connection with the cure of such breach against any amounts otherwise payable by Licensee to Relay under this Agreement until fully offset.  In the event Relay receives notice of any breach by the other party of the applicable Existing Third Party Agreement in a manner that could be reasonably expected to have a material adverse effect Licensee’s rights or obligations under this Agreement, Relay shall promptly notify Licensee in writing, and Relay shall take such actions as are reasonably requested by Licensee to enforce such Existing Third Party Agreement.

12.7Intellectual Property.

12.7.1Inventorship.  Notwithstanding the provisions of Section 18.6, inventorship of any inventions (whether patentable or not), and associated Know-How created, conceived or generated by or on behalf of a Party or its Affiliates, whether solely or jointly with any Third Party (or with the other Party or its Affiliates), in the course of activities performed under this Agreement, will be determined by application of U.S. patent law pertaining to inventorship.

12.7.2Relay.  As between the Parties and subject to Section 12.7.4, Relay will retain all right, title and interest in and to all Relay IP, and no rights or licenses are granted to Licensee hereunder with respect to any Relay IP other than the licenses and rights granted to Licensee pursuant to this Article 12.

12.7.3Licensee IP.  As between the Parties and subject to Section 12.7.4, Licensee will retain all right, title and interest in and to all Licensee IP, and no rights or licenses are granted to Relay hereunder with respect to any Licensee IP other than the licenses and rights granted to Relay pursuant to this Article 12.

12.7.4Joint Collaboration IP.  As between the Parties, the Parties will each own an equal, undivided interest in all Joint Collaboration IP.  Each Party will have the right to exploit the Joint Collaboration IP without a duty of seeking consent or accounting to the other Party.

12.7.5Cooperation.  Subject to Section 8.1.4, each Party will cause all Persons who perform activities for such Party under this Agreement to be under an obligation to assign their rights in any Know-How or Patents resulting therefrom to such Party, except where Applicable Law requires otherwise, and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, will be obtained).  Without limiting (but subject to) the foregoing, each Party will cause its employees, consultants, sublicensees, agents and contractors to assign to such Party, such Person’s right, title and interest in and to all Know-How or Patents resulting from activities under this Agreement, and intellectual property rights therein.

12.7.6Disclosure of Joint IP.  Each Party will promptly disclose to the other any Joint Collaboration Know-How created, conceived or generated during the Term, but no later than [***] after Licensee’s or its Affiliate’s intellectual property department receives written notice of such creation, conception or generation.

12.7.7Trademarks. Licensee will have the sole right to determine and own the Trademarks used in connection with the Development, Manufacture and Commercialization of the Licensed Products on a worldwide basis.

12.8Prosecution and Maintenance.

12.8.1Relay Patents and Joint Collaboration Patents.

(a)Licensee will have the first right (but not the obligation), in its sole discretion and with counsel of Licensee’s choice, to Prosecute and Maintain the Relay Patents  and Joint Collaboration Patents (other than Relay Combination Patents).  [***].

(i)Licensee shall have the right to allow any Relay Patent to lapse or become abandoned in any Core Country in which such Relay Patent is pending, so long as [***] Relay Patent in the same family has been granted and remains in force in such Core Country; provided that if Licensee intends to allow to lapse or abandon in any Core Country a Relay Patent that includes [***] the Lead Candidate, Relay shall have the rights set forth in Section 12.8.1(b);

(ii)Licensee shall have the right to allow any Relay Patent to lapse or become abandoned in all other countries other than the Core Countries even if no related Relay Patent in the same family has been granted in such country; and

(b)If Licensee intends to allow a Relay Patent to lapse or become abandoned, and only in such case where such lapse or abandonment is (A) in a Core Country in which [***] other Relay Patent in the same family has been granted and remains in force, (B)  worldwide for the entire patent family to which such Relay Patent relates, or (C) such lapse or abandonment is in a Core Country and such Relay Patent includes [***] the Lead Candidate, then in any of the foregoing (A), (B) or (C), Licensee will provide reasonable prior written notice to Relay of such intention (which notice will, in any event, be given no less than [***] prior to the date for which lapse or abandonment will occur), and Relay will thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof, at Relay’s cost and expense with counsel of Relay’s choice, after prior written notice to Licensee.

(c)Relay will have the first right (but not the obligation), in its sole discretion and at its cost and expense with counsel of Relay’s choice, to Prosecute and Maintain the Relay Combination Patents.  Notwithstanding the foregoing, if Relay’s strategy with respect to the Prosecution and Maintenance of any Relay Combination Patent could reasonably be expected to materially conflict with or negatively impact Licensee’s strategy with respect to the Prosecution and Maintenance of Licensed Candidates and Licensed Products, including Licensee Combinations, Relay will notify Licensee and meet with Licensee a reasonable time prior to Relay’s filing a patent application with respect to such Relay Combination Patent to discuss such strategy and attempt to resolve in good faith any such material conflict or negative impact, including considering whether Relay’s strategy can be modified to avoid any conflicts or negative impacts. [***].

(d)Relay will keep Licensee’s outside patent counsel informed as to material developments with respect to the Prosecution and Maintenance of  Generic Relay Combination Patents and other Relay Combination Patents [***]with compounds or products Directed to the Collaboration Target, including by providing Licensee’s outside patent counsel with a copy of material communications to and from any patent authority regarding such Generic Relay Combination Patent or such other Relay Combination Patent, and by providing the drafts to Licensee’s outside patent counsel of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Licensee’s outside patent counsel to review and comment thereon.  Relay will consider in good faith the requests and suggestions of Licensee’s outside patent counsel with respect to such drafts of Relay and with respect to strategies for filing and prosecuting the applicable Generic Relay Combination Patent or applicable other Relay Combination Patent.  Notwithstanding the foregoing, Relay will promptly inform Licensee’s outside patent counsel of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing or declaration of, any interference, derivation proceeding, post-grant proceeding, opposition, post-grant proceeding or reexamination relating to the applicable Generic Relay Combination Patent or applicable other Relay Combination Patent.  Relay will consult with Licensee’s outside patent counsel and Relay will consider in good faith all comments, requests and suggestions provided by Licensee’s outside patent counsel. Licensee will cause its outside counsel to not share with Licensee the foregoing information provided by Relay to Licensee’s outside patent counsel under this Section (d), except if Licensee exercises its back-up rights as provided below. If Relay intends to allow a Generic Relay Combination Patent or another Relay Combination Patent [***] with compounds or products Directed to the Collaboration Target to lapse or become abandoned, then Relay will provide reasonable prior written notice to Licensee of such intention (which notice will, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Patent in such country), and (i) in the case of Generic Relay Combination Patents, Licensee will thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof, at Licensee’s cost and expense with counsel of Licensee’s choice and (ii) in the case of  Relay Combination Patents other than Generic Relay Combination Patents [***] with compounds or products Directed to the Collaboration Target, to the extent it is possible, Licensee may file a continuing applications [***], which application would then constitute a Generic Relay Combination Patent for all purposes under this Agreement, except that with respect to Prosecution and Maintenance, Licensee will have the sole right (but not the obligation) to Prosecute and Maintain such Generic Relay Combination Patent at Licensee’s cost and expense with counsel of Licensee’s choice.

12.8.2Cooperation.    Each Party will provide the other Party all reasonable assistance and cooperation in the Prosecution and Maintenance efforts with respect to any Relay Patent or Joint Collaboration Patent, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution  and taking all actions necessary to correct any error or mistake in inventorship. When a Party assumes the responsibilities for the Prosecution and Maintenance of a Patent under Section 12.8.1, the other Party will promptly transfer to such Party the patent prosecution files for such Patent and provide reasonable assistance in the transfer of the prosecution responsibilities. The Party assuming such Prosecution and Maintenance responsibilities will have the right to engage its own counsel to do so.

12.8.3CREATE Act/AIA.  It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) or the Leahy-Smith America Invents Act of 2011, 35 U.S.C. 100(h) and 102(c)(1)(3) (the “AIA”).    In the event that a Party intends to overcome a rejection of a claimed invention within the Relay Patents or Joint Collaboration Patents under this Agreement pursuant to the provisions of 35 USC § 102(c) or 35 USC § 103(c), such Party shall first obtain the prior written consent of the other Party.  Following receipt of such written consent, such Party shall limit any amendment to the specification or statement to the patent office with respect to this Agreement to that which is strictly required by 35 USC § 102(c) or 35 USC § 103(c) and the rules and regulations promulgated thereunder and which is consistent with the terms and conditions of this Agreement.  If the Parties agree that, in order to overcome a rejection of a claimed invention within the Relay Patents or Joint Collaboration Patents pursuant to the provisions of the CREATE Act or AIA, the filing of a terminal disclaimer is required or advisable, the Parties shall first agree on terms and conditions under which the patent application subject to such terminal disclaimer and the patent or application over which such application is disclaimed shall be jointly enforced, if and to the extent that the Parties have not previously agreed to such terms and conditions. To the extent applicable or necessary, Relay shall use Commercially Reasonable Efforts to obtain the prompt cooperation of DESRES in effectuating the objectives of this Section 12.8.3.

12.9Enforcement

of Relay Patents and Joint Collaboration Patents.

12.9.1Notice.  If either Party learns of any actual or suspected infringement of any Relay Patent or Joint Collaboration Patent in the Field, in each case, such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such infringement, and following such notification, the Parties will confer.

12.9.2Enforcement

(a)Infringement.

(i)Licensee will have the first right (but not the obligation) in its discretion to enforce any Patent within the Relay Patents or Joint Collaboration Patents against any infringement in the Field, including without limitation Competitive Infringement (which may include settlement or otherwise seeking to secure the abatement of such infringement) by counsel of its choice, in its own name, including the right to control the defense of any challenges to any such Relay Patent or Joint Collaboration Patent as a counterclaim in such infringement proceeding as well as the defense of declaratory judgment actions.  Relay shall reasonably cooperate with Licensee in any infringement action pursuant to this Section 12.9.  If Licensee finds it necessary or desirable for Relay to join Licensee as a party to any such claim, suit, or proceeding with respect to any such infringement, the Parties will cooperate to execute all papers and perform such acts as will be reasonably required for Relay to join such claim, suit, or proceeding.

(ii)If Licensee notifies Relay that Licensee declines to enforce any of the Relay Patents or Joint Collaboration Patents against any infringement in the Field or fails to commence an enforcement action with respect to any infringement of any of the Relay Patents or Joint Collaboration Patents under Section 12.9.2(a)(i) within [***] following delivery of notice pursuant to Section 12.9.1, Relay will thereupon have the right (but not the obligation) to enforce applicable Relay Patents or Joint Collaboration Patents against such infringement, at its own cost and expense (which may include settlement or otherwise seeking to secure the abatement of such infringement), by counsel of its choice, in its own name, including the right to control the defense of any challenges to any such Relay Patent or Joint Collaboration Patent as a counterclaim in such infringement proceeding as well as the defense of declaratory judgment actions, in each case after prior written notice to Licensee.  For the avoidance of doubt, Relay shall have no right to take over enforcement of any Relay Patent or Joint Collaboration Patent against an infringement pursuant to this subclause (a)(ii) if Licensee is enforcing [***] Relay Patent or Joint Collaboration Patent or other Patent in the Licensee IP against such infringement.  Relay shall further have no right to take over enforcement of any Relay Patent or Joint Collaboration Patent against an infringement pursuant to this subclause (a)(ii) if  such infringement is a deemed infringement as a result of the filing of an ANDA by a Third Party with respect to a Licensed Product in the Field in the Territory with the Licensed Product as the reference product by any such Third Party.  Licensee shall reasonably cooperate with Relay in any infringement action pursuant to this Section 12.9.2(a)(ii).  If Relay finds it necessary or desirable for Licensee to join Relay as a party to any such claim, suit, or proceeding with respect to any such infringement, the Parties will cooperate to execute all papers and perform such acts as will be reasonably required for Licensee to join such claim, suit, or proceeding.  During any such claim, suit, or proceeding with respect to any infringement of any 1971 Patent or Relay Combination Patent, Relay will keep Licensee regularly informed of the status and progress of such enforcement efforts and will reasonably consult with Licensee, including using reasonable efforts to take Licensee’s comments into good faith consideration with respect to such infringement or the claim construction of any infringement claim in any such Patent.

(iii)Notwithstanding anything herein the contrary, Licensee’s rights under this Section 12.9 with respect to Relay Combination Patents are limited to Generic Relay Combination Patents and Licensee has no rights under this Section 12.9 with respect to other Relay Combination Patents.

12.9.3Cooperation.  The Party not controlling any infringement action pursuant to Section 12.9.2(a) will reasonably cooperate with the controlling Party. A settlement or consent judgment or other voluntary final disposition of a suit with respect to any Relay Patents or Joint Collaboration Patent under Section 12.9.2(a) may be entered into without the consent of the non-controlling Party; provided, however, that any such settlement, consent judgment or other disposition of any action or proceeding by the controlling Party under Section 12.9.2(a) will not, without the prior written consent of the non-controlling Party (a) impose any liability or obligation on the non-controlling Party or any of its Affiliates or (b) conflict with or reduce the scope of the subject matter claimed in the applicable Relay Patent or Joint Collaboration Patent.

12.9.4Costs and Recoveries.

(a)The Party enforcing any Patent under this Section 12.9 (the “Enforcing Party”) will pay all costs and expenses incurred in connection with any action, suit or proceeding brought under Section 12.9.2(a).

(b)To the extent the enforcement of a Patent against any infringement pursuant to this Section 12.9 involves a Shared Product in the Profit Share Territory, then all costs and recoveries incurred or obtained pursuant to this Section 12.9.4 will be deemed to be Other Shared Expenses and included in the calculation of Net Profits and Net Losses in accordance with the Sharing Percentages pursuant to Section 11.3.1.

(c)Except as set forth in Section 12.9.4(b), all damages or other monetary awards recovered in any action, suit or proceeding brought under Section 12.9.2(a) to the extent related to any Relay Patent or Joint Collaboration Patent will be shared as follows:

(i)the amount of such recovery actually received will first be applied to Out-of-Pocket Costs incurred by each Party in connection with such action (including, for this purpose, a reasonable allocation of expenses of internal counsel); and

(ii)any remaining proceeds constituting direct or actual damages for acts of infringement will be paid to, or retained by, the Enforcing Party; provided that, if the Enforcing Party is Licensee, such amounts will be included in Net Sales for the Calendar Quarter in which such amounts are received by Licensee; and

(iii)any remaining proceeds constituting punitive or treble damages will be allocated between the Parties as follows: [***].

(d)Relay will retain all recoveries obtained by Relay with respect to Relay Combination Patents that are not Generic Relay Combination Patents.

12.10Invalidity or Unenforceability Defenses or Actions.

12.10.1  Notice.  During the Term of this Agreement, each Party will promptly notify the other Party in writing of any written assertion of invalidity or unenforceability of any Relay Patents or Joint Collaboration Patents by a Third Party, including any inter partes review, re-examinations, post-grant proceedings or other similar proceedings with respect to any Relay Patent or Joint Collaboration Patent, in each case, of which such Party becomes aware.

12.10.2  Defense.

(a)During the Term of this Agreement, Licensee will have the first right (but not the obligation) to defend and control the defense of the validity and enforceability of any Relay Patent or Joint Collaboration Patent (other than Relay Combination Patents), at its own cost and expense, subject to the remainder of this Section 12.10.2.  With respect to any such action involving the validity or enforceability of any such Relay Patent or Joint Collaboration Patent, if Licensee finds it necessary or desirable for Relay to join Licensee as a party to any such action, Relay will, at Licensee’s request and expense, join Licensee as a party to such suit; provided that, Relay will pay for counsel of its choosing if Relay chooses not to participate with Licensee’s counsel; provided further that Licensee will retain control of the defense in such claim, suit, or proceeding.  With respect to 1971 Patents, Licensee will initially pay its costs and expense and all liabilities, damages, recoveries or settlement payments with respect to the defense of the relevant 1971 Patent and the Parties will thereafter will share any Licensee costs and expenses and liabilities, damages, recoveries, or settlement payments arising out of Licensee’s defense of such 1971 Patent (i) as an Other Shared Expense to the extent the defense of such 1971 Patent involved a Shared Product in the Profit Share Territory and included in the calculation of Net Profits and Net Losses in accordance with the Sharing Percentages pursuant to Section 11.13.1 and (ii) Licensee may deduct [***] of the remaining costs, expenses, liabilities, damages, recoveries, or settlement payments paid by Licensee pursuant to this Section 12.10.2 from the subsequent payments due from Licensee to Relay in accordance with Section 11.5.1, 11.5.2, 11.5.4, 11.5.5, 11.6.1 or 11.6.2 in accordance with Section 11.6.4(g).

(b)If Licensee notifies Relay that Licensee declines to defend and control the defense of any such action with respect to any Relay Patent or Joint Collaboration Patent under Section 12.10.2 or fails to commence defending any such action Section (a) within [***] following delivery of notice pursuant to Section 12.10.1, Relay will thereupon have the right (but not the obligation) to assume control of such defense, at its own cost and expense (which may include settlement), by counsel of its choice after prior written notice to Licensee.

(c)During the Term of this Agreement, Relay will have the first right (but not the obligation) to defend and control the defense of the validity and enforceability of any Relay Combination Patent.  With respect to any such action involving the validity or enforceability of any such Relay Combination Patent, if Relay finds it necessary or desirable for Licensee to join Relay as a party to any such action, Licensee will, at Relay’s request and expense, join Relay as a party to such suit and participate with its own counsel at its own cost and expense; provided that Licensee will pay for counsel of its choosing if Licensee chooses not to participate with Relay’s counsel; provided further that Relay will retain control of the defense in such claim, suit, or proceeding.

(d)If Relay notifies Licensee that Relay declines to defend and control the defense of any such action with respect to any Generic Relay Combination Patent under Section 12.10.2(c) within [***] following delivery of notice pursuant to Section 12.10.1, Licensee will thereupon have the right (but not the obligation) to assume control of such defense, at its own cost and expense (which may include settlement), by counsel of its choice after prior written notice to Licensee.

12.10.3  Cooperation.  Each Party will assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 12.10, including by being joined as a party plaintiff in such action or proceeding, as applicable, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours.  In connection with any such defense or claim or counterclaim, the controlling Party will consider in good faith any comments from the other Party and will keep the other Party reasonably informed of any material developments, and will provide copies of all documents filed, in connection with such defense, claim, or counterclaim.  During the Term of this Agreement, in connection with the activities set forth in this Section 12.10, each Party will consult with the other as to the strategy for the defense of any Relay Patent or Joint

Collaboration Patent, as applicable; provided that Licensee will have no such consultation right with respect to Relay Combination Patents that are not Generic Relay Combination Patents.

12.11Defense of Claims Brought by Third Parties

.

12.11.1 Notice.  If a Party becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of any Licensed Candidate or Licensed Product (including any Licensee Combination or Relay Pipeline Combination) under this Agreement infringes the intellectual property rights of any Third Party (a “Third Party Action”), such Party will promptly notify the other Party.

12.11.2 Defense.  If a Third Party Action is commenced against either Party, its Affiliates or its Sublicensees then the Party (or its Affiliate or Sublicensee, as applicable) who is named as the defendant shall have the right (but not the obligation) to defend such Third Party Action at its own expense using counsel of its choice.  Notwithstanding the foregoing, if a Third Party Action is commenced against both  Relay (or any of its Affiliates or Sublicensees), on the one hand, and Licensee (or any of its Affiliates or Sublicensees), on the other hand (a “Joint Third Party Action”), then Licensee will have the right (but not the obligation) to conduct and control defense of the Joint Third Party Action and to compromise or settle the same. Subject to Licensee’s right to conduct and control such defense, Relay will be entitled to be represented by independent counsel of its choice at its own expense. If Licensee declines or fails to assert its intention to conduct and control the defense of such Joint Third Party Action within [***] following receipt of notice under Section 12.11.1, then Relay (or its Affiliates or Sublicensees) will have the right (but not the obligation) to defend itself in such Third Party Action with counsel of its choice.  The Parties will reasonably cooperate with each other in all Third Party Actions.

12.11.3 Costs of a Third Party Action.  Subject to the remainder of this Section 12.11.3, the controlling Party will pay all costs and expenses of defending such Third Party Actions and all liabilities, damages, recoveries or settlement payments associated with such Third Party Action (other than, in the case of a Joint Third Party Action controlled by Licensee as provided in Section 12.11.2, the costs and expenses of Relay if Relay elects to be represented by independent counsel of its choice in such Joint Third Party Action).  Notwithstanding the foregoing, with respect to a Third Party Action that alleges the manufacture, use or sale of the Lead Candidate or a Lead Product (including any Licensee Combination or Relay Pipeline Combination including the Lead Candidate or a Lead Product) infringes a Patent Controlled by such Third Party (a “Third Party Lead Product Action”), (a) to the extent the Third Party Lead Product Action involves a Shared Product in the Profit Share Territory, then the controlling Party’s costs and expenses and liabilities, damages, recoveries or settlement payments for such Third Party Lead Product Action will be deemed to be Other Shared Expenses and included in the calculation of Net Profits and Net Losses in accordance with the Sharing Percentages pursuant to Section 11.3.1; and (b) Licensee may deduct [***] of the remaining costs and expenses and liabilities, damages, recoveries or settlement payments paid by Licensee under this Section 12.11.3 from any subsequent payments due from Licensee to Relay in accordance with Section 11.5.1, 11.5.2, 11.5.4, 11.5.5, 11.6.1 or 11.6.2 in accordance with Section 11.6.4(g).  In addition, with respect to a Third Party Action that alleges the Research, Development, Manufacture or Commercialization of a Licensed Candidate or Licensed Product (including any Licensee Combination or Relay Pipeline Combination including a Licensed Candidate or Licensed Product), infringes Prior Agreement Third Party IP,

Relay shall be solely responsible for the costs and expenses and any liabilities, damages, recoveries or settlement payments for such Third Party Action and will promptly reimburse Licensee for any of the foregoing incurred by Licensee.

12.11.4 No Settlement Without Consent.  Neither Party will settle or otherwise compromise any Third Party Action by admitting that any Patent within the Relay Patents or Joint Collaboration Patents is invalid or unenforceable without the other Party’s prior written consent; provided that Relay may make such admissions with respect to Relay Combination Patents that are not Generic Relay Combination Patents.  Without limiting the foregoing, in the event that Relay is the controlling Party, Relay may not, without the prior written consent of Licensee, (a) settle or otherwise compromise a Third Party Action which would require the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the rights or licenses granted to Licensee under this Agreement or otherwise adversely affect the interest of Licensee in any respect and (b) enter into any license with such Third Party in connection with any such settlement unless any license or rights granted to Relay are fully sublicensable to Licensee in accordance with the terms of this Agreement.

12.12Common Interest Disclosures.  The Parties have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the activities under this Agreement or Licensed Candidates or Licensed Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the conduct of the activities under this Agreement or Licensed Candidates or Licensed Products. Accordingly, any information or opinions disclosed pursuant to this Agreement by one Party to each other regarding intellectual property or technology owned by Third Parties will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of this Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party. Notwithstanding the foregoing, neither Party’s attorney represents the other Party.

12.13Patent Term Extension

.  Relay will reasonably cooperate with Licensee, upon Licensee’s reasonable request, in obtaining at Licensee’s expense patent term extension or supplemental protection certificates and the like with respect to any Patents within the Relay Patents or Joint Collaboration Patents that claim a Licensed Product, in each country and region where it is possible to do so.  Licensee will make the election in accordance with the preceding sentence and Relay agrees to abide by such election; provided that in no event may Licensee make any such election with respect to a Relay Combination Patent that is not a Generic Relay Combination Patent.

Article 13.
confidentiality

13.1Nondisclosure

.  Except to the extent expressly authorized by this Agreement or otherwise agreed by the Parties in writing, each Party agrees that a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary or confidential information of similar kind and nature, but in no event less than a reasonable degree of care, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 13, and (c) not use, directly or indirectly, such Confidential Information for any purpose except to exercise its rights or perform its obligations as permitted by this Agreement (it being understood that this clause (c) will not create or imply any rights or licenses to a Party that are not expressly granted under this Agreement).  The obligations of confidentiality, non-disclosure and non-use under this Section 13.1 will be in full force and effect during the Term and for a period of [***] thereafter.  The Receiving Party will, at the Receiving Party’s election, return all copies of or destroy (and certify such destruction in writing) the Confidential Information of the Disclosing Party disclosed or transferred to it by the other Party pursuant to this Agreement, within [***] of the termination of this Agreement; provided, however, that a Party may retain one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof; provided, further, that such retained copy will remain subject to the terms of confidentiality and non-use set forth herein.  Further, upon the termination of this Agreement, the Development Know-How and Materials, the Manufacturing Know-How and Materials, the Relay Phase Ia Trial Data and the Regulatory Materials, in each case as transferred to Licensee hereunder, shall be the Confidential Information of Relay only and without regard to Section 13.2(a).

13.2Exceptions

.  The obligations in Section 13.1 will not apply with respect to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can show by competent written proof:

(a)was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(b)is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(c)is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party or its Affiliates of its obligations hereunder;

(d)is published by a Party in accordance with Section 13.6 without any breach by such Party of its obligations hereunder; or

(e)is independently developed by or for the Receiving Party or its Affiliates without reference to, use of or reliance upon the Disclosing Party’s Confidential Information.

The exceptions set forth in the foregoing clauses (a) and (e) will not apply to Joint Collaboration IP.

Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.  In addition, Confidential Information will not be deemed to be within the exceptions set forth above merely because such information is embraced by more general information in the public domain or in the possession of the Receiving Party.

13.3Authorized Disclosure

.

13.3.1Disclosure.  Notwithstanding Section 13.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:

(a)subject to Section 13.5, to comply with Applicable Law (including the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange, any other similar regulatory agencies in a country other than the United States or of any stock exchange or other securities trading institution (for purposes of this Section 13.3.1(a), each an “Exchange”) or any tax authority), if such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation);

(b)to a Governmental Authority or Regulatory Authority, provided that reasonable steps are taken to ensure confidential treatment of such Confidential Information (if available);

(c)to prosecute or defend litigation as contemplated by this Agreement;

(d)to any licensor under any Third Party agreement under which a Party receives a (sub)license, to the extent required provided that each such licensor is bound by written confidentiality obligations no less restrictive than those set forth in this Article 13;

(e)to any (i) of its officers, directors, employees, agents or Affiliates solely on a “need to know basis” in the course of conducting activities in accordance with this Agreement in order to carry out its responsibilities or exercise its rights under this Agreement or (ii) bona fide actual or prospective acquirers, underwriters, investors, lenders or other financing sources or permitted Third Party Subcontractors, licensees or Sublicensees, and to employees, officers, directors, agents, consultants and advisers of any such Third Party set forth in clause (ii), in each case on a “need to know basis”, provided that each such disclosee set forth in (i) or (ii) is bound by written confidentiality obligations and non-use obligations no less restrictive than those set forth in this Article 13 (with a duration of confidentiality and non-use obligations as is customary in such agreements); provided that with respect to disclosures by a Party to a potential licensee or Sublicensee pursuant to the foregoing clause (ii), such Party (A) will require that all such disclosure by such Party of the other Party’s Confidential Information containing chemical structures, CMC information, patent prosecution matters, financial information, clinical trial strategy or design, or assay protocols prior to execution of a definitive license or sublicense agreement with such licensee or Sublicensee be made only to Third Party subject matter experts who may advise such potential licensee or Sublicensee and (B) may only disclose the structure of the Lead Candidate following execution of a definitive agreement with such licensee or Sublicensee; or

(f)disclosure, solely on a “need to know basis” to its advisors (including attorneys and accountants); provided that, prior to any such disclosure, each disclosee must be bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Article 13 (provided, however, that in the case of legal advisors, no written agreement will be required), which for the avoidance of doubt, will not permit use of such Confidential Information for any purpose except those permitted by this Agreement (with a duration of confidentiality and non-use obligations as is customary in such agreements).

13.3.2Terms of Disclosure.  If and whenever any Confidential Information is disclosed in accordance with this Section 13.3, such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).  Where reasonably possible and subject to Section 13.5, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make any disclosures pursuant to Section 13.3.1(a) sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the Receiving Party will provide reasonable assistance to the Disclosing Party with respect thereto; provided that, in such event, the Receiving Party will use reasonable measures to ensure confidential treatment of such information and will only disclose such Confidential Information of the Disclosing Party as is necessary for the purposes of Section 13.3.1(a), as applicable; provided, further, that if either Party concludes that a copy of this Agreement must be filed with an Exchange, then such Party will seek confidential treatment for portions of this Agreement from such Exchange will, a reasonable time prior to any such filing, provide the other Party with a copy of such Agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions within [***], and will take such Party’s reasonable comments into consideration before filing such agreement and use Commercially Reasonable Efforts to have terms identified by such other Party afforded confidential treatment by the applicable Exchange and shall thereafter provide reasonable advance notice ([***]) and opportunity for comment on any subsequent changes to such filing including opportunity to participate in any meetings with the Exchange related thereto; provided, further, that notwithstanding the foregoing, no such notice will be required for any disclosure made in connection with any submission by either Party or any of its Affiliates to any tax authority. In filing the Agreement with an Exchange Relay shall, whether or not requested by Licensee, (i) redact all Exhibits and any references to scientific Confidential Information of Licensee, and (ii) with respect to any financial terms, to the extent not allowed to redact, request confidential treatment for such financial terms, including the basis for the royalties under Section 11.10.

13.4Terms of this Agreement

.  The Parties agree that this Agreement and all of the respective terms hereof will be deemed to be Confidential Information of both Relay and Licensee with each Party treated as the Receiving Party, and each Party agrees not to disclose any of them without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed, except that each Party may disclose any of them in accordance with the provisions of Section 13.3.1(a), 13.3.1(c), 13.3.1(e)(i), 13.3.1(f), 13.3.2 and 13.5.1.

13.5Publicity

.  Notwithstanding Section 13.3

13.5.1The Parties will jointly issue a press release, in the form attached hereto as Schedule 13.5, regarding the signing of this Agreement on a date to be determined by the Parties following the Effective Date.

13.5.2Except as set forth herein, Relay may not make any press release or public announcements regarding this Agreement or any matter covered by this Agreement, including the Development, Manufacture or Commercialization of Licensed Candidates or Licensed Products, without the prior written consent of Licensee. Except as set forth herein, Licensee may not make any press release or public announcements regarding this Agreement or the Development of Shared Products during the Opt-In Term or the Commercialization of Relay Pipeline Combinations without the prior written consent of Relay.  In the event that a Party (the “Publishing Party”) reasonably believes it is required to issue a press release or make another public announcement to comply with Applicable Law, the Publishing Party may only issue such press release or other public announcement if the Publishing Party provides the text of such planned disclosure to the other Party (the “Non-Publishing Party”) in no less than [***] prior to disclosure, and incorporates all reasonable comments of the regarding such disclosure.

13.5.3For the avoidance of doubt, this Section 13.5 does not apply to press releases and public announcements by [***].

13.6Publications

.Notwithstanding the other provisions of this Article 13, both Parties recognize that the publication or disclosure of papers, presentations, abstracts or any other written or oral presentations regarding results of and other information regarding the Development, Manufacture or Commercialization activities under this Agreement may be beneficial to both Parties, and the Parties agree that the JDT will develop a publication strategy in accordance with Section 10.2.2(d) in pursuance thereof; provided that such publications or presentations are subject to reasonable controls to protect Confidential Information, the patentability of inventions and other commercial considerations.  Accordingly, except for disclosures permitted in accordance with the other provisions of this Article 13, the following shall apply with respect to papers, posters, publications, presentations and any other public disclosures regarding the Development, Manufacture or Commercialization activities under this Agreement proposed for disclosure by either Party (each, and collectively, as used in this Section 13.6 “Publications”):

13.6.1With respect to any Publications proposed for disclosure by Licensee, except as provided in Section 13.6.2, Licensee shall be free to make, publish and disclose such Publications at its discretion.  With respect to any such Publication that discloses Licensee’s use of the Licensed Candidates or Licensed Products, including the results of any Clinical Trials with respect thereto, Licensee shall (i) acknowledge Relay in such Publication and (ii) provide a courtesy copy of the draft Publication prior to its public disclosure.

13.6.2With respect to any Publication proposed for disclosure by Licensee which (a) includes Confidential Information of Relay other than the Development Know-How and Materials, the Manufacturing Know-How and Materials, the Relay Phase Ia Trial Data and the Regulatory Materials transferred to Licensee hereunder, (b) that relates to a Relay Pipeline Combination or (c) that is proposed prior to launch of a Shared Product during the Opt-In Term and relates to such Shared Product, Licensee will deliver to Relay a copy of the proposed Publication at least [***] prior to submission for publication or presentation.  Relay shall review such submitted materials and respond to Licensee as soon as reasonably practicable, but in any case within [***] of receipt thereof.  Relay will have the right to (i) propose modifications to the publication or presentation for patent reasons or trade secret reasons or to remove Confidential Information of the Relay or its Affiliates or Sublicensees, and Licensee will remove all Confidential Information of Relay or its Affiliates or Sublicensees if requested by Relay and otherwise use good faith efforts to reflect Relay’s reasonable comments, or (ii) request a reasonable delay in publication or presentation in order to protect patentable information.  If Relay requests a delay to enable Relay to file patent applications protecting Relay’s right in such information, then Licensee will delay such submission or presentation for a period of [***] (or such shorter period as may be mutually agreed by the Parties).

13.6.3With respect to any Publication proposed for disclosure by Relay (or its Affiliates or Sublicensees or Third Party Subcontractors or any other Third Party under Existing Third Party Agreements or future agreements as permitted in accordance with Section 9.1.3, including any investigators or academic or non-profit collaborators) which (a) includes Confidential Information of Licensee or (b) relates to a Licensed Candidate or Licensed Product (including any Relay Phase Ia Trial Data), Relay will deliver to Licensee a copy of the proposed Publication at least [***] prior to submission for publication or presentation.   Licensee shall review such submitted materials and respond to Licensee as soon as reasonably practicable, but in any case within [***] of receipt thereof.  Licensee will have the right to (i) propose modifications to the publication or presentation for patent reasons or trade secret reasons or to remove Confidential Information of the Licensee or its Affiliates or Sublicensees, and Relay will remove all Confidential Information of Licensee if requested by Licensee and otherwise use good faith efforts to reflect Licensee’s reasonable comments, or (ii) request a reasonable delay in publication or presentation in order to protect patentable information.  If Licensee requests a delay to enable Licensee to file patent applications protecting Licensee ’s right in such information, then Relay will delay such submission or presentation for a period of [***].

13.6.4Notwithstanding the foregoing in Section 13.6.3 above, (a) with respect to any Publication that relates to the Relay Phase Ia Trial Data or any other data (clinical and pre-clinical) regarding a Licensed Candidate or Licensed Product, but not for any proposed Publication that relates solely to a Relay Pipeline Combination, in the event that Licensee in its reasonable and good faith belief determines that any foregoing Publication may negatively impact the Development or Commercialization of any Licensed Candidate or Licensed Product, Licensee shall notify Relay of such belief and the Parties shall discuss and negotiate in good faith for an alternative solution, and Relay acknowledges and agrees that Licensee may require Relay to delay the disclosure of any such Publication or may require Relay not to publish such Publication indefinitely and (b) with respect to any Publication that discloses Relay’s use of the Licensed Candidates or Licensed Products only in a Relay Pipeline Combination that is not subject to the foregoing subclause (a), Relay shall provide a courtesy copy of the draft Publication prior to its public disclosure.

13.6.5With respect to any proposed Publications by investigators or academic or non-profit collaborators or any other  Third Party in accordance with Section 13.6.3 above, such materials will be subject to review under this Section 13.6, and as between the Parties, it shall be Relay’s sole responsibility to ensure its compliance under this Agreement, as well as its compliance under any other agreement it entered into with any Third Party.

13.7Use of Names

. Except as expressly provided herein, neither Party will mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 13.7 will not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law.

13.8Safeguards.  If Relay is conducting Development activities for a Relay Pipeline Combination, and Licensee is conducting Development activities for a [***] Combination that includes a compound or product that is Directed to the same target as the Relay Pipeline Compound included in such Relay Pipeline Combination ([***])  (such Licensee Combination Development activities and such Relay Pipeline Combination Development activities, a “Competing Program” of the Party conducting such activities), then each Party will establish reasonable protections and safeguards to protect against the other Party’s Confidential Information regarding such other Party’s Confidential Information of the Competing Program [***].

Article 14.
REPRESENTATIONS AND WARRANTIES

14.1Representations and Warranties of Both Parties

.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

(a)such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement, and to carry out the provisions hereof;

(b)such Party has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c)this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(d)the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law of any Governmental Authority having jurisdiction over such Party;

(e)no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for the consummation of the transactions contemplated by this Agreement or for the performance by it of its obligations under this Agreement (including, in the case of Relay, the grant of the rights to Licensee hereunder), except for any filing required under Antitrust Laws;

(f)that no consideration received by such Party under this Agreement is intended by such Party to be a prohibited payment for the recommending or arranging for the referral of business or ordering of products or services, nor is any such consideration intended by such Party to induce illegal referrals of business under Applicable Law; and

(g)it has obtained all necessary authorizations, consents and approvals of any other Person that is required to be obtained by it as of the Effective Date in connection with, the transaction contemplated by this Agreement (including, in the case of Relay, the grant of the rights to Licensee hereunder).

14.2Representations and Warranties of Relay

.  Relay hereby represents and warrants to Licensee, as of the Effective Date, that:

(a)Schedule 14.2(a) contains a complete and accurate list of all Patents Controlled by Relay or its Affiliates that are necessary or reasonably useful to Research, Develop, Manufacture or Commercialize any compound that is Directed to the Collaboration Target.  Except for the Patents set forth on Schedule 14.2(a), Relay and its Affiliates do not Control any Patent that is necessary or reasonably useful to Research, Develop, Manufacture or Commercialize any compound that is Directed to the Collaboration Target;

(b)all issued Patents set forth on Schedule 14.2(a) (i) are in full force and effect, (ii) have been Prosecuted and Maintained in good faith, and (iii) exist and, to the Knowledge of Relay, are not invalid or unenforceable, in whole or in part;

(c)all current and former officers, employees, contractors, consultants and sublicensees of Relay who are inventors of or have otherwise contributed in a material manner to the creation or development of any Relay Patents or Relay Know-How have executed and delivered to Relay or such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to Relay of any such Relay Patents or Relay Know-How, and with respect to any such Relay Patents (i) all inventors of such Relay Patents are correctly identified, (ii) they have been timely and duly filed in such a manner as to perfect title and preserve priority entitlement, including by virtue of assignment documents associated with each priority filing, (iii) all filing and renewal fees payable with respect thereto have been timely paid, and (iv), to the Knowledge of Relay, no current officer, employee, agent, or consultant of Relay or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Relay or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Relay;

(d)except as set forth on Schedule 14.2(d), all Relay Patents that claim the Lead Candidate are exclusively owned by Relay or its Affiliates;

(e)The Relay IND and all Know-How contained or incorporated by reference therein and all Relay Phase Ia Trial Data is exclusively owned by Relay or its Affiliates;

(f)Relay’s interest in the Relay Patents and Relay Know-How is free and clear of all liens, claims, security interests or other encumbrances of any kind that would interfere, or the exercise of which would interfere, with Licensee exercising any of the licenses or rights granted to it hereunder;

(g)Schedule 14.2(g) contains a complete and accurate list of all agreements with a Third Party pursuant to which Relay Controls any Relay Patents that claim the Lead Candidate or Relay Know-How that relates to the Lead Candidate Controlled as of the Effective Date and Licensee has been provided with complete and accurate copies of each such agreement (in redacted form to the extent necessary to comply with confidentiality restrictions);

(h)(i) to the Knowledge of Relay, each Existing Third Party Agreement is in full force and effect and is valid and enforceable in accordance with its terms, (ii) no written notice of default or termination has been received or given by Relay under any Existing Third Party Agreement, and (iii) to the Knowledge of Relay, no event has occurred or circumstance exists that (with or without notice or lapse of time) that would give a party the right to declare a default or terminate any Existing Third Party Agreement;

(i)no claim has been issued and served against Relay or any of its Affiliates that alleges that any Relay Patent is invalid or unenforceable;

(j)Except as set forth on Schedule 14.2(j), Relay is not subject to any payment obligations to Third Parties as a result of the execution or performance of this Agreement in order to maintain any rights of Relay with respect to any Relay Patents or Relay Know-How in the Field licensed hereunder or any other Patent or Know-How that would be included as Relay Patents or Relay Know-How in the Field licensed hereunder but for non-compliance with such payment obligations;

(k)Except as set forth on Schedule 14.2(k), Relay has not granted any right or license to any Third Party under the Relay Patents or Relay Know-How for any Licensed Candidate in the Field that would conflict with or limit the scope of any of the rights or licenses granted to Licensee hereunder;

(l)No funding provided by a Governmental Authority was used in activities related to the Research, Development or Manufacture of the Lead Candidate that resulted in any grant to such Governmental Authority of ownership in, or license under, any Relay Patents or any Relay Know-How that is incorporated in any Relay Patents;

(m)Relay and, to the Knowledge of Relay, its former and current employees, consultants, and agents have complied with all Applicable Laws in the development or creation of the Relay Patents and Relay Know-How, including any duties of candor to applicable patent offices, in connection with the filing, Prosecution and Maintenance of the Relay Patents, including conducting due inquiry to determine the correct inventorship of the inventors listed in the 1971 Patents;

(n)Relay has not received any written notice of any claim that any Patent or Know-How owned or controlled by a Third Party would be infringed or misappropriated by the Research, Development, Manufacture, or Commercialization of any Licensed Candidate or Licensed Product in the Field;

(o) Relay owns all right, title and interest in and to the Lead Candidate;

(p)Except as set forth on Schedule 14.2(p), to the Knowledge of Relay, the Research, Development, Manufacture, and Commercialization of any Licensed Candidate or Licensed Product in the Field as contemplated hereunder does not violate, infringe, misappropriate or otherwise conflict or interfere with any Patent or any potential Patent claim based on disclosures in any Patent or any other intellectual property or proprietary right of any Person;

(q)The [***] (“DSUR”) that Relay has disclosed to Licensee prior to the Effective Date sets forth a true and complete list of all information in Relay’s Control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to the Lead Candidate or Phase Ia Product that would be required to be included in a DSUR with respect to the Phase Ia Clinical Trial if a DSUR were to be submitted to the FDA on the Effective Date;

(r)there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings or governmental investigations pending or, to the Knowledge of Relay, threatened against Relay or any of its Affiliates which would be reasonably expected to adversely affect or restrict the ability of Relay to consummate or perform the transactions contemplated under this Agreement;

(s)Phase Ia Product, including the Inventory transferred to Licensee by Relay pursuant to the Technology Transfer, has been manufactured (including the facilities and equipment used in its manufacture), stored, and handled in material compliance with, and conform to, then-current specifications, cGMPs (if applicable) and other Applicable Laws.  Title to Inventory shall pass to Licensee free and clear of any liens or encumbrances.  Neither Relay, any of its Affiliates, nor, to the Knowledge of Relay, their respective CMOs has received: (i) any FDA Form 483 Notice of Observation, or similar notice from any Governmental Authority, relating to the Phase Ia Product or the facilities in which the Phase Ia Product are manufactured; (ii) any FDA Notices of Adverse Findings, or similar notice from any Governmental Authority, with respect to the Phase Ia Product; or (iii) any “warning letters,” or “untitled letters,” or other similar Governmental Authority notice of inspectional observations or deficiencies or other material written correspondence from any other Regulatory Authority concerning the Phase Ia Product or, to the Knowledge of Relay, the facilities in which the Phase Ia Product is manufactured;

(t)the Relay Phase Ia Trial and all other preclinical and clinical studies conducted by Relay and its Affiliates for the Lead Candidate and the Phase Ia Product have been conducted in accordance with all applicable Regulatory Materials and all Applicable Laws, including as applicable GCP, GLP, GMP, “Informed Consent” and “Institutional Review Board”

regulations, patient privacy and security regulations and all applicable requirements relating to the protection of human subjects for its Clinical Trials as required by the FDA or their equivalents in the country in which the clinical study is conducted. Relay and its Affiliates are, and at all times have been, in compliance with all adverse event reporting requirements applicable to the Phase Ia Product.  Neither Relay nor any of its Affiliates have received any written notice for any Regulatory Authority relating to any violation of any Regulatory Materials or Applicable Laws in conducting any such preclinical or clinical studies.  Neither Relay, any of its Affiliates, nor any of their respective officers or employees or, to the Knowledge of Relay, agents have made an untrue statement of material fact to any Regulatory Authority (whether in a submission to such Regulatory Authority or otherwise) or failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Lead Candidate or the Phase Ia Product; and

(u)neither Relay nor any of its Affiliates has knowingly withheld any material information in its possession from Licensee in response to Licensee’s reasonable inquiries in connection with its due diligence relating to Licensed Candidates or Licensed Products, this Agreement and the underlying transaction, and to the Knowledge of Relay, the information that Relay and its Affiliates have provided to Licensee is up-to-date and accurate in all material respects.

14.3Representations and Warranties of Licensee

.  Licensee hereby represents and warrants to Relay, as of the Effective Date:

14.3.1[***]

14.3.2there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings or governmental investigations pending or, to the Knowledge of Licensee, threatened against Licensee or any of its Affiliates which would be reasonably expected to adversely affect or restrict the ability of Licensee to consummate or perform the transactions contemplated under this Agreement.

14.4Acknowledgement.  Licensee hereby acknowledges that the transfer of certain technical data, computer software, laboratory prototypes or other commodities as contemplated under this Agreement (including in connection with the Development, Manufacture or Commercialization of Licensed Candidates or Licensed Products) may be subject to Applicable Laws controlling their export, some of which prohibit or require a license for the export of certain types of technical data, to certain specified countries and that Relay does not represent that a license will not be required in connection with such transfer under this Agreement, nor that if required, it will be issued.

14.5Disclaimer

.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, OR MATERIALS, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENTS, TITLE, QUALITY, COMPLETENESS, ACCURACY, MERCHANTABILITY, FITNESS FOR A

PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.  Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, each Party disclaims any warranties with regards to: (a) the success of any LICENSED CANDIDATES OR Licensed ProductS; or (b) the safety or usefulness for any purpose of the LICENSED CANDIDATES, or LICENSED PRODUCTS.

Article 15.
INDEMNIFICATION; INSURANCE

15.1General Indemnification by Licensee

.  Licensee will indemnify, defend and hold harmless Relay, its Affiliates, and its and their respective directors, officers, employees, agents, [***], Relay Sublicensees, Third Party Subcontractors, successors and assigns, from and against any and all Losses to the extent arising out of or attributable to any Third Party Claim based upon:

(a)any material breach by Licensee of any of its representations, warranties, covenants, agreements or obligations under this Agreement; or

(b)any Research, Development, Manufacturing or Commercialization of a Licensed Candidate or Licensed Product (including as part of [***] Combinations or [***] Other Combinations) by or on behalf of Licensee or any of its Affiliates or any Licensee Sublicensees;

provided, however, in each case ((a) through (b)), that such indemnity will not apply to the extent that (i) Relay has an indemnification obligation pursuant to Section 15.2 for such Losses or (ii) such Losses arise out of the negligence, gross negligence or willful misconduct of Relay or its Affiliates or Relay Sublicensees or its or their respective directors, officers, employees or agents, including any of its Third Party Subcontractors [***], in connection with this Agreement.

15.2General Indemnification by Relay

.  Relay will indemnify, defend and hold harmless Licensee, its Affiliates and its and their respective directors, officers, employees, agents, Licensee Sublicensees, Third Party Subcontractors, successors and assigns, from and against any and all Losses to the extent arising out of or attributable to any Third Party Claim based upon:

(a)any material breach by Relay of any of its representations, warranties, covenants, agreements or obligations under this Agreement; or

(b)any Research, Development, Manufacturing or Commercialization of a Licensed Candidate or Licensed Product (including as part of Relay Pipeline Combinations) by or on behalf of Relay or any of its Affiliates.

provided, however, in each case ((a) through (b)), that such indemnity will not apply to the extent that (i) Licensee has an indemnification obligation pursuant to Section 15.1 for such Losses or (ii) such Losses arise out of the negligence, gross negligence or willful misconduct  of Licensee, its Affiliates or Licensee Sublicensees or its or their respective directors, officers, employees or agents, including any of its Third Party Subcontractors, in connection with this Agreement.

15.3Indemnification Procedure.

15.3.1Notice of Claim.  All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees, agents, Sublicensees and Third Party Subcontractors will be made solely by such Party to this Agreement (the “Indemnified Party”).  The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) written notice (an “Indemnification Claim Notice”) of any Losses or learning of the Third Party Claim upon which such Indemnified Party intends to base a request for indemnification under Section 15.1 or Section 15.2, as applicable, promptly after receipt by such Indemnified Party of actual notice of the Third Party Claim.  A delay or failure to provide such notice will not affect the indemnification provided under Section 15.1 or Section 15.2, as applicable, except to the extent the Indemnifying Party has been actually prejudiced as a result of such delay or failure.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

15.3.2Control of Defense.  Subject to Sections 12.10 and 12.11, at its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the Indemnifying Party will not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  Should the Indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 15.3.3, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the Indemnifying Party.  In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party will reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of the Third Party Claim.

15.3.3Right to Participate in Defense.  Without limiting Section 15.3.2, any Indemnified Party will be entitled to participate in, but not control (unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 15.3.2), the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own cost and expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 15.3.2 (in which case the Indemnified Party will control the defense), or (c) the interests of the indemnitee and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

15.3.4Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim that are subject to indemnification by the Indemnifying Party under this Article 15, and (a) that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, (b) which includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim and (c) as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 15.3.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed).  If the Indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that the Indemnified Party will not settle any Third Party Claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed.

15.3.5Cooperation.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each indemnitee to, reasonably cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that the Indemnified Party will be given the opportunity to redact any Confidential Information not relevant to the Third Party Claim; provided, further, that the Indemnifying Party will keep confidential any Confidential Information disclosed or made available during such visits.  The Indemnifying Party will reimburse the Indemnified Party for all its reasonable Out-of-Pocket Costs in connection therewith.

15.4Insurance

15.4.1.  During the Term and for a period of [***] after the expiration or termination of this Agreement (provided that the time periods set forth in Section 15.4.1(a) or 15.4.1(b) will control in the event of a conflict with the foregoing), each Party will have and maintain in full force and effect, at its own expense, insurance coverage to include: [***].

15.4.2All insurance maintained pursuant to this Section 15.4 will be underwritten by companies with an AM best rating of at least A-VII.  Each Party will provide the other Party with written evidence of such insurance upon request.  Each Party will provide the other Party written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance. Each Party shall name the other Party as additional insured under its commercial general liability and products liability insurance policies.

15.4.3Notwithstanding the foregoing, Licensee may satisfy the insurance requirements of this Section 15.4 through a program of self-insurance.  The minimum amounts of insurance coverage required under this Section 15.4 will not be construed to create a limit of liability with respect to indemnification under Section 15.1.

15.5LIMITATION OF LIABILITY

.  EXCEPT IN THE EVENT OF (A) A PARTY’S BREACH OF ITS OBLIGATIONS UNDER Article 9, (B) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (C) A BREACH BY A PARTY OF ITS OBLIGATIONS UNDER ARTICLE 12 OR ARTICLE 13, OR (D) ANY DAMAGES REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 15, NEITHER RELAY NOR LICENSEE, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

Article 16.
TERM AND TERMINATION

16.1Term

.  Except as set forth in Article 17, this Agreement will become effective on the Effective Date and, unless earlier terminated in accordance with this Article 16, will remain in effect (a) on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the Royalty Term for such Licensed Product in such country; provided that the term of this Agreement for any Shared Product will expire on the date on which Licensee is no longer Commercializing such Shared Product in the Profit Share Territory and (b) for any [***] until the expiration of the [***] (the “Term”).  Following expiration of the Royalty Term for any Licensed Product in a given country or the [***], no further royalties will be payable in respect of sales of such Licensed Product in such country or the [***], as applicable, and, thereafter the license granted to Licensee under Section 12.1.1 with respect to such Licensed Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free. Upon expiration of the Royalty Term for all Licensed Products in all countries in the Territory (or the Royalty Territory if Opt-In Term is continuing), all licenses granted to Licensee under Section 12.1.1 will automatically become fully paid-up, perpetual, irrevocable and royalty-free in the Territory or the Royalty Territory, as applicable.

16.2Termination for Convenience

.  At any time during the Term, Licensee may terminate this Agreement in its entirety immediately following [***] written notice to Relay.

16.3Termination for Breach

.  This Agreement may be terminated by either Party for the material breach by the other Party of its obligations under this Agreement; provided that the breaching Party has not cured such breach within [***] after the date of written notice to the breaching Party of such breach (the “Cure Period”), which notice will describe such breach in reasonable detail and will state the non-breaching Party’s intention to terminate this Agreement pursuant to this Section 16.3; provided, however, if such breach is not capable of being cured within such Cure Period, the Cure Period shall be extended for such amount of time that the Parties agree to in writing is reasonably necessary to cure such breach, so long as the breaching Party is using diligent efforts to do so; provided further than in all cases in which the breach is a failure to pay any amount due hereunder, the Cure Period will be limited [***].  Any such termination of this Agreement under this Section 16.3 will become effective at the end of the Cure Period, unless the breaching Party has cured such material breach prior to the expiration of such Cure Period.  Any Dispute as to whether a notice of termination pursuant to this Section 16.3 is proper, or whether a breach has occurred, is material or has been cured, shall be resolved under Section 18.9.  In such event, if the allegedly breaching Party is found to be in material breach, the remaining Cure Period (meaning, any portion of the Cure Period that did not elapse between the notice of breach and the notification of a Dispute with respect thereto) will be counted from the date of resolution of such Dispute.  If Relay has the right to terminate this Agreement due to a material breach by Licensee, and if such breach relates solely to a given Lead Candidate or Lead Product or solely to a Back-Up Compound or Back-Up Product, then Relay may only terminate this Agreement with respect to all Lead Candidates and Lead Products or all Back-Up Compounds and Back-Up Products, respectively. In the event a Sublicensee or Third Party Subcontractor of a Party breaches its sublicense agreement or subcontractor agreement with such Party, as applicable, such that the sublicensing or subcontracting Party would be in breach of this Agreement, and such Sublicensee or Third Party Subcontractor is unable or unwilling to cure such breach, then without limiting any other right of the non-breaching Party to pursue any and all remedies against the sublicensing or subcontracting Party or its Sublicensee or Third Party Subcontractor, the non-breaching Party may not exercise its right to terminate this Agreement pursuant to this Section 16.3 if the sublicensing or subcontracting Party terminates the applicable sublicense agreement or subcontracting agreement with the breaching Sublicensee or Third Party Subcontractor.

16.4Termination for Bankruptcy

.  If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof, the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party; provided that, in connection therewith, the provisions of Section 12.5 will apply.

16.5Termination for Patent Challenge.  Relay may terminate this Agreement upon written notice to Licensee if Licensee or any of its Affiliates or any Licensee Sublicensee directly or indirectly challenges in a legal or administrative proceeding the patentability, enforceability or validity of any Patent within the Relay Patents (each, a “Patent Challenge”); provided, however, that Relay shall first notify Licensee in writing that it believes Licensee or any of its Affiliates or any Licensee Sublicensee has initiated a Patent Challenge and shall give Licensee no less than [***] to withdraw, or have its Affiliate or Licensee Sublicensee withdraw, such Patent Challenge (or in the case of a Licensee Sublicensee, for Licensee to terminate the applicable sublicense of such Licensee Sublicensee if such Licensee Sublicensee is unwilling to withdraw the Patent Challenge).  In any event, (a) this Section 16.5 will not apply to any such Patent Challenge that is first made by Licensee or any of its Affiliates or Licensee Sublicensees in defense of a claim of patent infringement brought by Relay, (b) with respect to any Third Party that becomes an Affiliate of Licensee during the Term as a result of a Change of Control of Licensee or acquisition of such Third Party by Licensee, this Section 16.5 will not apply to any Patent Challenge involving such Third Party if such Patent Challenge was initiated before the signing of the definitive document(s) whereby such Third Party becomes such an Affiliate and such Third Party promptly terminates the Patent Challenge within [***] after the closing of the applicable Change of Control.

16.6Termination for Cessation.  Relay may, at its election, terminate this Agreement upon [***] prior written notice to Licensee in the event that Licensee, its Affiliates and Licensee Sublicensees have not conducted any Research, Development, Manufacturing or Commercialization activities with respect to any Licensed Candidate or Licensed Product for a continuous period of [***]; provided that (a) if such cessation is a result of a Third Party Action, safety concern, force majeure, injunction or other operation of law, any action by any Regulatory Authority that prevents, limits or otherwise adversely affects any such Research, Development, or Commercialization activity, including for safety or Manufacturing issues, or any material breach by Relay or any of its Affiliates of its obligations under this Agreement or under the SAE Management Plan, the Quality Agreement, the Pharmacovigilance Agreement, the Supply Agreement or any Coordinated Promotion Agreement, such [***] period will be extended for each day any of the foregoing listed in this clause (a) caused such cessation and (b) if such cessation of activity is due to a Manufacturing issue other than as described in clause (a) and Licensee is using Commercially Reasonable Efforts to seek to remedy such issue, such [***] period will be extended for a reasonable period of time as is reasonably necessary to resolve the Manufacturing issue.

16.7Termination for Failure to Obtain Merger Control

.  Each of Relay and Licensee will have the right to terminate this Agreement on a country-by-country basis (with respect to any affected country), effective immediately upon written notice to the other Party, in the event that (a) a Governmental Authority obtains a preliminary injunction under any applicable Antitrust Law to enjoin the transactions contemplated by this Agreement or (b) the Parties have not secured the clearance, approval, expiration, or termination of all applicable merger control waiting periods under applicable Antitrust Law on or prior to [***] after the effective date of all applicable Merger Control Filings in such country.

16.8Effects of Termination

.

16.8.1Generally.  Upon termination of this Agreement in its entirety pursuant to this Article 16:

(a) the Parties’ rights, licenses and obligations under this Agreement will terminate and neither Party will have any further rights or obligations under this Agreement from and after the effective date of termination (“Termination Date”), except as set forth in this Section 16.8 or Section 16.11;

(b)Licensee and its Affiliates and Sublicensees may complete and sell any work-in-progress, committed supply or inventory of the applicable Licensed Products that exist as of the Termination Date, provided that Licensee pays Relay the applicable royalty or other amounts due on such sales of Licensed Products in accordance with the terms and conditions of this Agreement;

(c)any Compulsory Sublicense shall remain in full force and effect to the extent required by Applicable Law, and

(d)any existing, permitted sublicense granted by Licensee to a Licensee Sublicensee hereunder (and any further sublicenses thereunder) shall, upon the written request of Licensee, remain in full force and effect, provided that (i) such Licensee Sublicensee is not then in breach of its sublicense agreement (and, in the case of termination by Relay for breach by Licensee pursuant to Section 16.3, that such Licensee Sublicensee and any further Sublicensees did not cause the breach that gave rise to the termination by Relay); and (ii) and such Licensee Sublicensee agrees to be bound to Relay under the terms and conditions of such sublicense agreement.

16.8.2Termination by Relay Pursuant to Section 16.3, Section 16.4, Section 16.5, Section 16.5 or Termination by Licensee Pursuant to Section 16.2.  In the event of termination of this Agreement by Relay pursuant to Section 16.3, Section 16.4, Section 16.5 or Section 16.5 or by Licensee pursuant to Section 16.2, in each case, effective upon the Termination Date:

(a)except as set forth in Section 16.11, all rights and licenses granted by Relay to Licensee herein with respect to the Licensed Candidates, Licensed Products and Relay IP will terminate;

(b)if Licensee or any of its Affiliates or Licensee Sublicensees have any ongoing Development or Commercialization activities at termination or expiration of this Agreement with respect to a Relay Pipeline Combination Eligible Licensed Product and at such time Relay or any of its Affiliates or any Relay Sublicensee has ongoing Development or Commercialization activities with respect to the Combination Use of such Relay Pipeline Combination Eligible Licensed Product in a Relay Pipeline Combination (such Relay Pipeline Combination Eligible Licensed Product a “Terminated Relay Pipeline Combination Eligible Licensed Product”), then Relay may notify Licensee in writing that it (through itself, an Affiliate or a Relay Sublicensee) wishes to continue Development or Commercialization activities with respect to such Terminated Relay Pipeline Combination Eligible Licensed Product.  If Relay delivers such notice to Licensee within [***] after the Termination Date, then Licensee and Relay shall meet and negotiate in good faith the appropriate license, financial and other terms and conditions for Relay to receive (i) a transition of ongoing Development or Commercialization activities with respect to such Terminated Relay Pipeline Combination Eligible Licensed Product to Relay, which transition may include a transfer of Regulatory Materials, assignment of clinical trial agreements, transfer of biological materials, transitional distributor or supply arrangement, or a transfer or assignment of certain trademarks, as applicable, or (ii) a non-exclusive, sublicensable (through multiple tiers, subject to the provisions of Section 12.2 (mutatis mutandis)), non-transferable (except as set forth in Section 18.3 (mutatis mutandis)), worldwide, royalty-bearing license under Licensee IP and other Patents or Know-How Controlled by Licensee and then used by or on behalf of Licensee or its Affiliate in connection with the Development or Commercialization of a Terminated Relay Pipeline Combination Eligible Licensed Product, in each case, to Research, Develop, Manufacture or Commercialize the Terminated Relay Pipeline Combination Eligible Licensed Product solely for Combination Use in the applicable Relay Pipeline Combination (including any improvements, modifications, or enhancements to any such product or combination) (the license, financial and other terms and conditions described in this sentence, the “Terminated Relay Pipeline Combination Eligible Licensed Product Terms”); and

(c)if Licensee or any of its Affiliates or Licensee Sublicensees have any ongoing Development or Commercialization activities at termination or expiration of this Agreement with respect to a Licensed Candidate or Licensed Product other than a Terminated Relay Pipeline Combination Eligible Licensed Product (such Licensed Candidate or Licensed Product, a “Terminated Other Licensed Product”), then Relay may notify Licensee in writing that it (through itself, an Affiliate or a Relay Sublicensee) wishes to continue Development or Commercialization with respect to such Licensed Candidate or Licensed Product and to receive a transition of ongoing Development or Commercialization activities with respect to such Licensed Candidate or Licensed Product, which transition may include a transfer of Regulatory Materials, assignment of clinical trial agreements, transfer of biological materials, transitional distributor or supply arrangement, transfer or assignment of certain Trademarks, or a non-exclusive, royalty-bearing license under Licensee IP and other Patents or Know-How then used by or on behalf of Licensee or its Affiliate in connection with the Development or Commercialization of a Licensed Candidate or Licensed Product, in each case, as applicable and mutually agreed, to Research, Develop, Manufacture, or Commercialize such Licensed Candidate or a Licensed Product (including any improvements, modifications, or enhancements to any such candidate or product). If Relay delivers such notice to Licensee within [***] after the Termination Date, then Licensee and Relay shall meet and negotiate in good faith for the appropriate license,  financial and other terms and conditions for Relay to receive (i) a transition of ongoing Development or Commercialization activities with respect to such Licensed Candidate or Licensed Product to Relay, which transition may include a transfer of Regulatory Materials, assignment of clinical trial agreements, transfer of biological materials, transitional distributor or supply arrangement, or a transfer or assignment of certain Trademarks, as applicable, or (ii) a non-exclusive, sublicensable (through multiple tiers, subject to the provisions of Section 12.2 (mutatis mutandis)), non-transferable (except as set forth in Section 18.3 (mutatis mutandis)), worldwide, royalty-bearing license under Licensee IP and other Patents or Know-How then used by or on behalf of Licensee or its Affiliate in connection with the Development or Commercialization of the Terminated Other Licensed Product, in each case, to Research, Develop, Manufacture or Commercialize such Licensed Candidate or Licensed Product (and all improvements, modifications and enhancements to such candidates and products). Notwithstanding the foregoing, neither Party shall be obligated to enter into an agreement for any such transition or license if the Parties are unable in good faith to agree on mutually acceptable terms and conditions.

16.8.3Termination Pursuant to Section 16.7.  In the event of termination of this Agreement with respect to a particular country pursuant to Section 16.7, then, notwithstanding any provision in this Agreement to the contrary, neither Party will have any obligation to the other Party with respect to the subject matter of this Agreement with respect to the terminated country; provided that Article 13 will survive.

16.9Discontinuation by Licensee of Development/Commercialization of a Relay Pipeline Combination Eligible Licensed Product included in a Relay Pipeline Combination.

16.9.1If during the Term, Licensee or its Affiliates makes a decision through a governance committee ([***] or their respective equivalent if such committees do not exist in the future), to permanently cease all Development and Commercialization activities and Manufacturing activities with respect to a Relay Pipeline Combination Eligible Licensed Product, and at such time Relay has ongoing Development or Commercialization activities with respect to the Combination Use of such Relay Pipeline Combination Eligible Licensed Product then Licensee will notify Relay in writing of such cessation and the date of such decision (a “Relay Pipeline Combination Eligible Licensed Product Discontinuation Notice”).  In the event that (a) Licensee sends Relay a Relay Pipeline Combination Eligible Licensed Product Discontinuation Notice with respect to a Relay Pipeline Combination Eligible Licensed Product and at such time Relay or any of its Affiliates or any Relay Sublicensee has ongoing Development or Commercialization activities with respect to the Combination Use of such Relay Pipeline Combination Eligible Licensed Product in a Relay Pipeline Combination or (b) a Relay Pipeline Combination Eligible Licensed Product Cessation occurs with respect to a Relay Pipeline Combination Eligible Licensed Product, and at such time Relay or any of its Affiliates or any Relay Sublicensee has ongoing Development or Commercialization activities with respect to the Combination Use of such Relay Pipeline Combination Eligible Licensed Product in a Relay Pipeline Combination (such Relay Pipeline Combination Eligible Licensed Product in the case of (a) or (b), a “Discontinued Relay Pipeline Combination Eligible Licensed Product”), then, in each case ((a) and (b)), Relay may notify Licensee in writing that it (through itself, an Affiliate or a Relay Sublicensee) wishes to continue Development or Commercialization activities with respect to such Discontinued Relay Pipeline Combination Eligible Licensed Product.  A “Relay Pipeline Combination Eligible Licensed Product Cessation” means that Licensee, its Affiliates and Licensee Sublicensees have not conducted any Research, Development, Manufacturing or Commercialization activities with respect to such Relay Pipeline Combination Eligible Licensed Product for a continuous period of [***]; provided that (i) if such cessation is a result of a Third Party Action, safety concern, force majeure, injunction or other operation of law, any action by any Regulatory Authority that prevents, limits or otherwise adversely affects any such Research, Development, Manufacturing, or Commercialization activity, including for safety or Manufacturing issues, or any material breach by Relay or any of its Affiliates of its obligations under this Agreement or the SAE Management Plan, the Quality Agreement, the Pharmacovigilance Agreement, the Supply Agreement or any Coordinated Promotion Agreement, such [***] period will be extended for each day any of the foregoing listed in this clause (i) caused such cessation and (ii) if such cessation of activity is due to a Manufacturing issue other than as described in clause (i) and Licensee is using Commercially Reasonable Efforts to seek to remedy such issue, such [***] period will be extended for a reasonable period of time as is reasonably necessary to resolve the Manufacturing issue.

16.9.2If Relay delivers such written notice under Section 16.9.1 to Licensee within [***] after receipt of the Relay Pipeline Combination Eligible Licensed Product Discontinuation Notice or Relay becoming aware of the occurrence of the Relay Pipeline Combination Eligible Licensed Product Cessation, as applicable, Licensee and Relay shall meet and negotiate in good faith the appropriate license, financial and other terms and conditions for Relay to receive (a) a transition of ongoing Development or Commercialization activities with respect to such Discontinued Relay Pipeline Combination Eligible Licensed Product to Relay, [***], or (b) a non-exclusive, sublicensable (through multiple tiers, subject to the provisions of Section 12.2 (mutatis mutandis)), non-transferable (except as set forth in Section 18.3 (mutatis mutandis)), worldwide, royalty-bearing license under the Relay IP and Licensee IP and other Patents or Know-How then used by or on behalf of Licensee or its Affiliate in connection with the Development, Manufacture or Commercialization of the Discontinued Relay Pipeline Combination Eligible Licensed Product, in each case, to Research, Develop, Manufacture or Commercialize such Discontinued Relay Pipeline Combination Eligible Licensed Product for Combination Use in Relay Pipeline Combinations (the license, financial and other terms and conditions described in this sentence, the “Discontinued Relay Pipeline Combination Eligible Licensed Product Terms”).  For clarity, the licenses under this Section shall not include any licenses that Licensee has with a Third Party under which Licensee or its Affiliates would incur financial obligations to such Third Party (unless Relay agrees to bear such financial obligations) or for which such grant would be prohibited or unduly burdensome to Licensee (unless the Parties are able to negotiate a mutually acceptable solution to address such burden on Licensee). In negotiating the Discontinued Relay Pipeline Combination Eligible Licensed Product Terms, the Parties shall take into account the value of the applicable Licensee IP and contribution made by Licensee to the Development and Commercialization of the Discontinued Relay Pipeline Combination Eligible Licensed Product.

16.9.3If the Relay Pipeline Combination that includes the Discontinued Relay Pipeline Combination Eligible Licensed Product is in Development at the time of Relay’s timely delivery of written notice of desire to continue Development or Commercialization activities with respect to such Discontinued Relay Pipeline Combination Eligible Licensed Product under Section 16.9.1, then from such date until agreement by the Parties to Discontinued Relay Pipeline Combination Eligible Licensed Product Terms or final resolution of baseball-style binding arbitration with respect to such Discontinued Relay Pipeline Combination Eligible Licensed Product Terms pursuant to Section 16.10 (the “Transition Period”) Licensee will continue to Manufacture and supply the clinical supply of such Discontinued Relay Pipeline Combination Eligible Licensed Product to Relay pursuant to the Supply Agreement, or if Licensee fails to do so Relay shall have the remedies set forth in the Supply Agreement.   If Commercialization activities have commenced with respect to the Relay Pipeline Combination that includes the Discontinued Relay Pipeline Combination Eligible Licensed Product at the time of Relay’s timely delivery of written notice of desire to continue Development or Commercialization activities with respect to such Discontinued Relay Pipeline Combination Eligible Licensed Product under Section 16.9.1, then during the Transition Period Licensee will have the option to continue to Manufacture and book sales for the commercial supply of such Discontinued Relay Pipeline Combination Eligible Licensed Product and to continue to conduct coordinated promotional activities with respect thereto in accordance with the applicable Coordinated Promotion Agreement.    If Licensee notifies Relay that it will not continue to Manufacture and book sales for the commercial supply of such Discontinued Relay Pipeline Combination Eligible Licensed Product and to continue to conduct coordinated promotional activities with respect thereto in accordance with the applicable Coordinated Promotion Agreement, or if Licensee materially fails to do so, Licensee hereby grants to Relay and its Affiliates, solely for the Transition Period, a non-exclusive, sublicensable (through multiple tiers), non-transferrable (except as set forth in Section 18.3), royalty-free license under the Relay IP and the Licensee IP to Manufacture and Commercialize the Discontinued Relay Pipeline Combination Eligible Licensed Products in the Field in the Territory, at its sole cost and expense; provided that such license is exercisable beginning on such notice from Licensee or Licensee’s material failure to Manufacture and book sales for the commercial supply of such Discontinued Relay Pipeline Combination Eligible Licensed Product and to continue to conduct coordinated promotional activities with respect thereto in accordance with the applicable Coordinated Promotion Agreement.

16.10Baseball Arbitration.  If the Parties are unable to agree on (a) terms and conditions for a Supply Agreement pursuant to Section 7.2.4 (“Supply Agreement Terms”) within one hundred and [***] after the Effective Date, (b) Terminated Relay Pipeline Combination Eligible Licensed Product Terms within [***] following timely notice from Relay pursuant to Section 16.8.2(b) indicating that Relay wants to negotiate the Terminated Relay Pipeline Combination Eligible Licensed Product Terms, or (c) Discontinued Relay Pipeline Combination Eligible Licensed Product Terms within [***] following timely notice from Relay pursuant to Section 16.9.2 indicating that Relay wants to negotiate the Discontinued Relay Pipeline Combination Eligible Licensed Product Terms (each such period in (a), (b) or (c), the applicable “Negotiation Period”), then such Dispute will be subject to final resolution by baseball-style binding arbitration in accordance with the following procedures:

16.10.1Relay shall notify Licensee of its decision to initiate the arbitration pursuant to this Section 16.10 through written notice to Licensee within [***] following expiration of the applicable Negotiation Period.

16.10.2Within [***] following Licensee’s receipt of such notice, each Party shall appoint one Expert, and the two Experts so selected shall appoint a third Expert within [***] of their nomination, and such final Expert shall act as the chair of the three Expert panel.

16.10.3Within [***] after the appointment of the final Expert, such Expert shall set a date for the arbitration, which date shall be no more than [***] after the date Relay notified Licensee of its decision to initiate the arbitration under Section 16.10.1.

16.10.4The arbitration shall be “baseball-style” arbitration; accordingly, at least [***] prior to the arbitration, each Party shall provide the Experts and the other Party with the Terminated Relay Pipeline Combination Eligible Licensed Product Terms, Discontinued Relay Pipeline Combination Eligible Licensed Product Terms or Supply Agreement Terms, as applicable, proposed by it (its “Proposed Terms”).

16.10.5In addition, at least [***] in advance of the arbitration, each Party may submit to the Experts and the other Party a revised version of its Proposed Terms (together with a redline showing the changes from the prior draft of its Proposed Terms). The Parties’ briefs may include or attach relevant exhibits in the form of documentary evidence, any other material voluntarily disclosed to the submitting Party in advance, or publicly available information. Neither Party may have any other communications (either written or oral) with the Experts other than for the sole purpose of engaging the Experts or as expressly permitted in this Section 16.10.

16.10.6The arbitration shall consist of [***] hearing of no longer than eight (8) hours, such time to be split equally between the Parties, in the form of presentations by counsel or employees and officers of the Parties. No live witnesses shall be permitted.

16.10.7No later than [***] following the arbitration, the Experts shall issue their written decision. The Experts shall select one Party’s revised Proposed Terms as their decision and shall not have the authority to render any substantive decision other than to select the Proposed Terms submitted by either Licensee or Relay. The Experts shall have no discretion or authority with respect to modifying the positions of the Parties. The Experts’ decision shall by a majority vote of the Experts and such decision shall be final and binding on the Parties and the written agreement selected by the Experts shall constitute a binding agreement between the Parties that may be enforced in accordance with its terms. Each Party shall bear its own costs and expenses in connection with such arbitration and shall share equally the fees and expenses of the Experts.  Within [***] following the decision of the Experts, the Parties will execute the winning Proposed Terms.

16.10.8The violation of one of the time limits specified in this Section 16.10 by the Experts shall not affect the Experts’ competence to decide on the subject matter and shall not affect the final and binding decision rendered by the Experts, unless otherwise agreed by the Parties.

16.10.9The “baseball-style” arbitration in this Section 16.10 shall be the exclusive remedy of either Party if the Parties cannot agree on the Terminated Relay Pipeline Combination Eligible Licensed Product Terms, Discontinued Relay Pipeline Combination Eligible Licensed Product Terms or Supply Agreement Terms, as applicable

16.11Surviving Provisions.

16.11.1 Accrued Rights; Remedies.  Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such termination or expiration, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder, each of which will survive termination or expiration of this Agreement, including any payments that are payable prior to the effective date of termination.  Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 16 are in addition to any other relief and remedies available to either Party under this Agreement and at law or in equity.

16.11.2 Survival.  Without limiting the provisions of Section 16.11.1, the rights and obligations of the Parties set forth in the following Sections and Articles of this Agreement will survive the expiration or termination of this Agreement, for the time period specified therein and, if no such time period is specified, indefinitely: Sections 11.13.5, 11.15, 12.1.2 (solely to the extent set forth therein), 12.4, 12.7, 12.8 (with respect to Joint Collaboration Patents), 12.9 (with respect to Joint Collaboration Patents), 12.10 (with respect to Joint Collaboration Patents), Article 11 (Financial Terms) (with respect to amounts earned but not paid), Article 13 (Confidentiality) (other than Section 13.8), Article 14 (Representations and Warranties; Covenants), Article 15 (Indemnification; Insurance), Article 16 (Term and Termination), and Article 18 (Miscellaneous).

Article 17.
EFFECTIVE DATE; ANTITRUST AND COMPETITION LAW COMPLIANCE

17.1Effective Date

.  Notwithstanding anything to the contrary contained herein, none of the terms and conditions contained in this Agreement (including the obligation for Licensee to make any payments hereunder) will be effective until the HSR Clearance Date or clearance, approval, or expiration or termination of the waiting period under any other applicable Antitrust Law (the later of such date or the Execution Date, the “Effective Date”).   The Parties acknowledge

that the HSR waiting period for this Agreement expired November 25, 2020 with no requests from the FTC.

17.2Antitrust and Competition Law Compliance

.

17.2.1Efforts.  Each of Relay and Licensee will use its good faith efforts to eliminate any concern on the part of any Governmental Authority regarding the legality of this Agreement under any Antitrust Law, including, promptly taking all steps to secure government antitrust clearance, subject to Section 16.7, including cooperating in good faith with any government investigation including the prompt production of documents and information demanded by any request for documents and of witnesses if requested.  Notwithstanding the foregoing, this Article 17 and the term “good faith efforts” do not require that either Party (a) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of Relay, Licensee or their respective Affiliates, (b) agree to any restrictions on the businesses of Relay, Licensee or their respective Affiliates, or (c) pay any amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying the transactions contemplated by this Agreement.

17.2.2Merger Control Filings.  At the written request of Licensee, each of Relay and Licensee, as appropriate, will, within [***] after receipt of Licensee’s written request under this Article 17 (or such later time as may be agreed to in writing by the Parties), file any Merger Control Filing required under any other applicable Antitrust Law in the reasonable opinion of Licensee with respect to the transactions contemplated by this Agreement.  The Parties will cooperate with one another to the extent necessary in the preparation of any such Merger Control Filing.  Each Party will pay: [***].

17.2.3Termination for Failure to Obtain Merger Control Clearance.  Each of Relay and Licensee will have the right to terminate this Agreement in accordance with Section 16.7.

17.2.4Information Exchange.  Each of Relay and Licensee will, in connection with any Merger Control Filing, (a) reasonably cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) keep the other Party or its counsel informed of any communication (and if in writing, provide a copy to the other Party or its counsel) received by such Party from, or given by such Party any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by this Agreement; (c) consult with each other in advance of any meeting or conference with such Governmental Authority or, in connection with any proceeding by a private party, with such private party, and to the extent permitted by the Governmental Authority or such private party, give the Parties or their counsel the opportunity to attend and participate in such meetings and conferences; and (d) permit the other Party or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by any Governmental Authority, or, in connection with any proceeding by a private party, to such private party; provided that materials may be redacted to remove references concerning the valuation of the business of either Party.  Relay and Licensee, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other under this Article 17 as “Antitrust Counsel Only Material”.  Such materials and the information contained therein will be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Relay or Licensee, as the case may be) or the applicable Party’s legal counsel.

17.2.5Assistance.  Subject to this Article 17, at the reasonable request of either Party, Relay and Licensee will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated by this Agreement in accordance with applicable Antitrust Laws.

17.3Obligations Prior to Effective Date

.  Subject to Applicable Law, during the period between the Execution Date and the Effective Date:

17.3.1Conduct of Business Prior to Effective Date.  Relay will conduct its business relating to the Licensed Candidates and Licensed Products in, and will not take any action except in, the ordinary course of business and in a manner consistent with past practices. Relay will continue to conduct the Relay Phase Ia Trial in accordance with accepted pharmaceutical industry norms and ethical practices and in accordance with the Relay Phase Ia Plan as disclosed to Licensee prior to the Execution Date.  Relay will not (and Relay will ensure that its Affiliates do not) take any action that would conflict with any or limit the scope of any rights or licenses granted to Licensee hereunder, including that it will not (a) assign, transfer, convey, encumber (including any liens or charges) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including any liens or charges) or dispose of, any Relay IP related to the Licensed Candidates or Licensed Products, or (b) disclose any material information related thereto to any Third Party, in each case ((a) through (b)), if such activity would conflict with any or limit the scope of any rights or licenses granted to Licensee hereunder.  For the avoidance of doubt, an assignment of this Agreement in accordance with Section 18.3 will not be a breach of this Article 17; provided that any such assignment does not, or would not reasonably be expect to, have the effect of delaying, impairing, or impeding, the early termination or expiration of any applicable waiting period under Antitrust Law for the transactions contemplated by this Agreement.

Article 18.
MISCELLANEOUS

18.1Force Majeure

.  Neither Party will be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority (each a “Force Majeure Event”).  The non-performing Party will notify the other Party of such Force Majeure Event within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use Commercially Reasonable Efforts to remedy its inability to perform.

18.2Export Control

.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining such license or other governmental approval from the appropriate agency or other Governmental Authority in accordance with Applicable Law.

18.3Assignment; Change of Control

.

18.3.1Except as provided in this Section 18.3, this Agreement may not be assigned otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party, which consent will not be unreasonably withheld.

18.3.2Licensee may, without consent of Relay, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of Licensee or in its entirety in connection with a Change of Control.  Relay may, without the consent of Licensee, but upon written notice to Licensee, assign this Agreement in whole or in part to an Affiliate of Relay or in its entirety in connection with a Change of Control of Relay, subject to Section 18.3.4.

18.3.3Any attempted assignment not in accordance with this Section 18.3 will be void.  Any permitted assignee will assume all assigned obligations of its assignor under this Agreement.  Except as provided under Section 18.3.4, the terms and conditions of this Agreement will be binding upon, and will inure to the benefit of, the Parties and their respected successors and permitted assigns.  This Agreement is for the sole benefit of the Parties and not for the benefit of any other Person.

18.3.4In the event that there is a Change of Control of Relay, then the following provisions will apply and be in full force and effect:

(a)Relay will provide written notice to Licensee on or prior to such Change of Control becoming effective.

(b) If the Acquirer of Relay is Developing or Commercializing a Competitive Product or any other compound or product that is competitive with a [***] Combination, upon Licensee’s request, Relay will establish reasonable protections and safeguards to protect against Licensee’s Confidential Information regarding Development or Commercialization of Licensed Candidates or Licensed Products (including [***] Combinations) being shared with the personnel of Relay’s Acquirer who are materially participating the Development or Commercialization of such Competitive Product or other competitive compound or product (such protections and safeguards will not extend to personnel at or above supervisory level).

(c)For the avoidance of doubt, upon a Change of Control of Relay:

(i)If Relay’s Opt-In Right has not been previously exercised or expired, Relay’s Opt-In Right shall not survive a Change of Control of Relay and shall expire upon completion of the Change of Control; and

(ii)if Relay’s Opt-In Right has been previously exercised, but Relay’s Opt-Out Right has not been previously exercised or expired, the Opt-Out Right shall expire upon the [***] anniversary of the completion of the Change of Control [***]

In the event of any sale, transfer or license by Relay of all or substantially all of its assets or rights relating to one or more of the Relay Pipeline Compounds that are included in a Relay Pipeline Combination, this Section 18.3.4 shall apply to such sale or transfer in the same manner as a Change of Control to the extent applicable, mutatis mutandis.

18.4Performance by Affiliates

.  Either Party may discharge any obligations and exercise any right hereunder through any of its Affiliates; provided that such Party will cause its Affiliates to comply with the applicable provisions of this Agreement in connection with such performance and the Party will remain fully responsible and obligated for its obligations hereunder.

18.5Severability

.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Applicable Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, the Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

18.6Governing Law

.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

18.7Waiver of Right to Trial by Jury

.  Each party hereto, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY waives its right to trial of any issue by jury IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES.  THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  Each Party hereto (a) certifies that no representative or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action or other proceeding arising out of or relating to this Agreement and the transactions it contemplates, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 18.7.

18.8Equitable Relief

  Each Party acknowledges and agrees that the restrictions set forth in Article 8, Article 12 and Article 13 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party will be authorized and entitled to seek to obtain injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights will be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity to prevent such breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of such Section or Articles of this Agreement in a court of competent jurisdiction.  Both parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) showing irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.  Nothing in this Section 18.8 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

18.9Informal Dispute Resolution

.

18.9.1General.  The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights or obligations hereunder, including the interpretation, alleged breach, enforcement, termination or validity of this Agreement (a “Dispute”).  Matters subject to decision-making pursuant to Section 10.7 or resolution in accordance with Section 16.10 are not subject to this Section 18.9.

18.9.2 Alliance Managers; Escalation to Executive Officers.  In the event of the occurrence of such a Dispute, the Parties shall first refer such Dispute to the Alliance Managers for attempted resolution by such Alliance Managers within [***] after such referral.  If such Dispute is not resolved within such [***] period, either Party may, by written notice to the other, have such Dispute referred to the Executive Officers, who will confer in good faith on the resolution of the issue.  Any final decision mutually agreed to by the Executive Officers will be conclusive and binding on the Parties.

18.9.3Jurisdiction; Equitable Relief.  If the Executive Officers are not able to agree on the resolution of any Dispute within [***] after such Dispute was first referred to them, then, subject to this Section 18.9.3, either Party may initiate arbitration in accordance with Section 18.10 or with respect to any Disputes that involve the validity, infringement or validity of any Patents, such Dispute will be resolved as provided in Section 18.11.  Notwithstanding anything herein to the contrary, nothing in this Section 18.9 will preclude either Party from seeking interim equitable relief concerning a Dispute as provided in Section 18.8 or 18.10.5.

18.9.4 [***]. [***].

18.10Arbitration.

18.10.1  Except as otherwise expressly provided in this Agreement, any Dispute not resolved by the Parties pursuant to Section 18.9 shall be resolved through binding arbitration conducted by the International Chamber of Commerce in accordance with the then prevailing Rules of Arbitration of the International Chamber of Commerce (for purposes of this Section 18.10, the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 18.6.

18.10.2  Each Party shall, within [***] of the initiation of the arbitration, select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third (3rd) arbitrator within [***] of their election.  All three (3) arbitrators shall serve as neutrals and have at least [***] of (a) dispute resolution experience (including judicial experience) and (b) legal or business experience in the biotech or pharmaceutical industry.  If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third (3rd) arbitrator, the necessary appointments shall be made in accordance with the Rules.  Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator.  The arbitration proceedings shall be conducted [***].   The arbitration proceedings and all pleadings and written evidence shall be in the English language.  Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.

18.10.3  Each Party agrees to use reasonable efforts to make all of its current employees reasonably available, if reasonably needed, and agrees that the arbitrators may determine any person as necessary.  The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made.  The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [***] after conclusion of the hearing, unless otherwise agreed by the Parties.  Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement.  Each Party agrees that, notwithstanding any provision of Applicable Law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, damages that are specifically prohibited pursuant to Section 15.5.

18.10.4  The Parties will share equally the fees and expenses of the arbitrators and bear their own attorneys’ fees and associated costs and expenses.

18.10.5  Notwithstanding anything to the contrary in this Section 18.10 or Section 18.9, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in this Section 18.10 or Section 18.9, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under this Section 18.10.  Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.

18.10.6  At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

18.11Subject Matter Exclusions.  Notwithstanding the provisions of Section 18.10, any Dispute not resolved internally by the Parties pursuant to Section 18.9 that involves the validity, infringement or enforceability of a Patent included in a license granted in this Agreement (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants reside and (b) that is issued in any other country (or region) shall be brought before an appropriate regulatory or administrative body or court in that country (or region), and in all cases, the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

18.12Notices

.  Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be deemed given only if delivered by hand or sent by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 18.10 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 18.10.  Such notice will be deemed to have been given as of the date delivered by hand or on the [***] (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  This Section 18.10 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Licensee, to:

[***]

If to Relay, to:

Relay Therapeutics, Inc.

399 Binney Street

2nd Floor

Cambridge, MA 02139

Attention: Chief Executive Officer

with a copy (which will not constitute notice) to:

Goodwin Procter, LLP

100 Northern Avenue

Boston, MA 02210

Attention: Kingsley L. Taft, Ph.D., Esq.

18.13Entire Agreement

.  This Agreement, together with the Schedules expressly contemplated hereby and attached hereto, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect to the subject matter hereof.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any

Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

18.14English Language

.  This Agreement will be written and executed in, and all other communications under or in connection with this Agreement will be in, the English language.  Any translation into any other language will not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version will control.

18.15Amendments and Waivers

.  No modification, amendment or waiver of any provision of, or consent or approval required by, this Agreement will be effective unless it is in writing and signed by an authorized representative of both Parties.  Such modification, amendment, waiver, consent or approval will be effective only in the specific instance and for the purpose for which given.  Neither the failure of either Party to enforce, nor the delay of either Party in enforcing, any condition or part of this Agreement at any time will be construed as a waiver of that condition or part or forfeit any rights to future enforcement thereof.  No action taken pursuant to this Agreement, including any investigation by or on behalf of either Party, will be deemed to constitute a waiver by the Party taking action of compliance by the other Party with any representation, warranty, covenant, agreement or obligation contained herein.

18.16Cumulative Rights

.  Except as expressly provided herein, the various rights under this Agreement will be construed as cumulative, and no one of them is exclusive of any other or exclusive of any rights allowed by Applicable Law.

18.17Benefits of Agreement

.  All of the terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Except as set forth in Article 15, this Agreement is for the sole benefit of the Parties and not for the benefit of any other Person.

18.18Further Assurance

.  Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement.

18.19Relationship of the Parties

.  It is expressly agreed that Licensee, on the one hand, and Relay, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture, or agency.  Neither Licensee, on the one hand, nor Relay, on the other hand, will have the authority to make any statements, representations, or commitments of any kind, or to take any action, which will be binding on the other, without the prior written consent of the other Party to do so.  All Persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party.

18.20Counterparts

.  This Agreement may be executed in two counterparts, and each such counterpart hereof will be deemed to be an original instrument, but both such counterparts together will constitute but one agreement.  Delivery of an executed counterpart of a signature page of this Agreement by email or other electronic transmission will be effective as delivery of a manually executed original counterpart of this Agreement.

18.21Schedules

.  In the event of any inconsistencies between this Agreement and any Schedules or other attachments hereto, the terms of this Agreement will control.

18.22Descriptive Headings

.  Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

18.23Certain Interpretations

.  Except as otherwise expressly provided in this Agreement or as the context otherwise requires, the following rules of interpretation apply to this Agreement:  (a) the singular includes the plural and the plural includes the singular; (b) “or” and “any” are not exclusive, “or” means “and/or” and the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation;” (c) the terms “will” and “shall” will be deemed to have the same meaning; (d) a reference to any contract includes permitted supplements and amendments; (e) a reference to Applicable Law includes any amendment or modification to such Applicable Law; (f) a reference to a Person includes its successors, heirs and permitted assigns; (g) a reference to one gender will include any other gender; (h) a reference in this Agreement to an Article, Section or Schedule is to the referenced Article, Section or Schedule of this Agreement, unless expressly specified otherwise; (i) “hereunder,” “hereof,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision; (j) unless otherwise provided herein, any reference to “days” means calendar days; (k) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not necessarily mean simply “if”; (l) the phrase “non-refundable and non-creditable” will in no way limit either Party’s right to pursue or receive damages in connection with any breach of this Agreement; and (m) a list or phrases with an oxford comma shall be read in the same way as a list without an oxford comma.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this COLLABORATION AND LICENSE AGREEMENT to be executed by their respective duly authorized representatives as of the Execution Date.

Genentech, Inc.	Relay Therapeutics, Inc.
By:/s/ Edward Harrington Name: Edward Harrington Title:CFO, Genentech	By:/s/ Sanjiv Patel Name: Sanjiv Patel Title:CEO
F. Hoffmann-La Roche Ltd By:/s/ Stefan Arnold Name: Stefan Arnold Title:Head Legal Pharma	F. Hoffmann-La Roche Ltd By:/s/ Vikas Kabra Name:Vikas Kabra Title:Head Transaction Excellence

Signature Page to Collaboration and License Agreement

Schedule 1.102

Global Development Plan

Global Development Plan

[***]

Schedule 1.102

ACTIVE/106477415.6

Schedule 1.262

Technology Transfer Plan

Exhibit A

[***]

Exhibit B

Know-How and Materials (Manufacture Transfer)

[***]

Schedule 1.262

ACTIVE/106477415.6

Schedule 3.2.3

Transfer of Sponsor Obligations

[***]

Schedule 3.2.3

Schedule 3.3

Relay Phase Ia Plan

[***]

Schedule 3.3

Schedule 3.4.1

Delegation of Authority

[***]

Schedule 3.4.1

Schedule 11.4.1

Example Net Profits and Net Losses Calculations

[***]

Schedule 11.4.1

Schedule 13.5

Press Release

Relay Therapeutics Announces a Worldwide License and Collaboration Agreement

with Genentech for RLY-1971

Collaboration brings together clinical stage SHP2 and KRAS G12C inhibitors

Relay Therapeutics will receive $75 million upfront and is eligible to receive an additional $25 million in near-term payments and $695 million in additional potential milestones,

plus royalties on global net product sales

Relay Therapeutics to host conference call at 8:00 a.m. ET

Cambridge, MA – December 14, 2020 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by leveraging unparalleled insights into protein motion, today announced it has entered into a worldwide license and collaboration agreement with Genentech, a member of the Roche Group, for the development and commercialization of RLY-1971, a potent inhibitor of SHP2. Under the collaboration, Genentech will assume development of RLY-1971 with the potential to expand into multiple combination studies including with Genentech’s investigational inhibitor of KRAS G12C, GDC-6036.

“RLY-1971 has the potential to serve as a backbone for combination therapy across numerous solid tumors and therefore represents an encouraging approach for cancer patients,” said Sanjiv Patel, M.D., president and chief executive officer of Relay Therapeutics. “Roche and Genentech’s global footprint and deep expertise in oncology makes them the perfect partner for us to execute the broad development and commercialization of RLY-1971.”

“Genentech has a longstanding commitment to understanding the underlying biology of KRAS, the most commonly mutated oncogene and an important driver of cancer growth,” said James Sabry, M.D., Ph.D., global head of pharma partnering, Roche. “We are excited to partner with Relay Therapeutics, and we believe that the combination of KRAS G12C and SHP2 inhibitors together represents a promising approach that we hope could become a new treatment option for patients with KRAS G12C mutant tumors.”

Under the terms of the agreement, Relay Therapeutics will receive $75 million in an upfront payment and is eligible to receive $25 million in additional near-term payments. Relay Therapeutics also has the right to opt in to a 50/50 U.S. profit/cost share on RLY-1971. If Relay elects to opt in, then Relay will be eligible to receive 50 percent of profits from U.S. sales and up to $410 million in additional ex-U.S. commercialization and sales-based milestone payments, as well as royalties on ex-U.S. net sales. If Relay Therapeutics elects not to opt in, then Relay will be eligible to receive up to $695 million in additional development, commercialization and sales-based milestones, as well as royalties on global net sales, anticipated to be in the low-to-mid-teens. In the event of regulatory approval of both RLY-1971 and GDC-6036 in combination, Relay Therapeutics is eligible to receive additional royalties. Relay Therapeutics retains the right to combine RLY-1971 with its selective FGFR2 and mutant-selective PI3Kα programs.

Schedule 13.5

With the execution of this collaboration, Relay Therapeutics anticipates it will have cash and investments to sustain its operations through 2024.

Conference Call Information

Relay Therapeutics will host a live webcast today beginning at 8:00 a.m. ET to discuss the collaboration. To access the live call, please dial 1 (833) 540-1168 (domestic) or 1 (929) 517-0359 (international) and refer to conference ID 8792127. A webcast of the conference call will be available under "News and Presentations" in the Investors & Media section of Relay Therapeutics’ website at http://ir.relaytx.com. The archived webcast will be available on Relay Therapeutics’ website approximately two hours after the conference call and will be available for 30 days following the call.

About RLY-1971

RLY-1971 is a potent small molecule inhibitor of Src homology region 2 domain-containing phosphatase-2 (SHP2). SHP2 is a critical signaling node and regulator that promotes cancer cell survival and growth through the RAS pathway, playing a key role in the way cancer cells develop resistance to targeted therapies. Preclinically, RLY-1971 demonstrated significant anti-tumor activity as a monotherapy in cancers with specific alterations as well as in combination with other anti-tumor agents, potentially overcoming or delaying the onset of resistance to those therapies. RLY-1971 is currently being evaluated in a first-in-human trial designed to treat patients with advanced or metastatic solid tumors. To learn more about the first-in-human clinical trial of RLY-1971, please visit here.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicines company transforming the drug discovery process with the goal of bringing life-changing therapies to patients. Built on unparalleled insights into protein motion and how this dynamic behavior relates to protein function, Relay Therapeutics aims to effectively drug protein targets that have previously been intractable, with an initial focus on enhancing small molecule therapeutic discovery in targeted oncology. The Company’s Dynamo platform integrates an array of leading-edge experimental and computational approaches to provide a differentiated understanding of protein structure and motion to drug these targets. For more information, please visit www.relaytx.com or follow us on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the expected strategic benefits of the collaboration; the receipt of upfront and near-term payments and potential milestone and royalty payments under the collaboration; the potential of RLY-1971, including in combination with Genentech’s GDC-6036; the potential therapeutic benefits of inhibiting KRAS G12C and SHP2 in combination; the  Company’s strategy, business plans and focus; and expectations regarding our cash runway. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates, including, but not limited to, RLY-1971 and RLY-4008; the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property.  These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in  Relay Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Relay Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Relay Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Contact:

Pete Rahmer, Head of Investor Relations and Communications

617-322-0715

prahmer@relaytx.com

Media:

Dan Budwick

1AB

973-271-6085

dan@1abmedia.com

Schedule 14.2

Exceptions to Representations and Warranties of Relay

[***]

Schedule 14.2